Filed pursuant to Rule 424(b)(3)

Registration No. 333-286456

PROSPECTUS

Shares

21Shares Dogecoin ETF

The 21Shares Dogecoin ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that are anticipated to be listed on The Nasdaq Stock Market LLC (the “Exchange”). The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of Dogecoin. This means the Sponsor does not speculatively sell Dogecoin at times when its price is high or speculatively acquire Dogecoin at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust’s investment objective is to seek to track the performance of Dogecoin, as measured by the performance of the CF Dogecoin-Dollar US Settlement Price Index (“Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities. The Pricing Benchmark is calculated by CF Benchmarks Ltd. (the “Benchmark Provider”) based on an aggregation of executed trade flow of major Dogecoin trading platforms (“Constituent Exchanges”). The Pricing Benchmark is designed to track the performance of Dogecoin in U.S. dollars. In seeking to achieve its investment objective, the Trust will hold Dogecoin and will value its Shares daily based on the Pricing Benchmark. 21Shares US LLC (the “Sponsor”) is the sponsor of the Trust, Wilmington Trust, N.A. (the “Trustee”) is the trustee of the Trust, and Coinbase Custody Trust Company, LLC (the “Coinbase Custodian”), Anchorage Digital Bank N.A. (the “Anchorage Custodian”) and BitGo Bank & Trust, N.A. (the “BitGo Custodian” and together with the Coinbase Custodian and the Anchorage Custodian, the “Dogecoin Custodians”) are the Dogecoin custodians for the Trust and will hold all of the Trust’s Dogecoin on the Trust’s behalf (the custodial services agreements with each of the Dogecoin Custodians are collectively referred to herein as the “Custodial Services Agreements”). House of Doge Inc., the corporate arm of the Dogecoin Foundation (the “Service Provider”), provides assistance to the Trust and the Sponsor with certain functions and duties related to marketing, including marketing, licensing, strategy and related services.

The Trust is an exchange-traded fund. Barring a liquidation or extraordinary circumstances, the Trust does not intend on purchasing or selling Dogecoin other than in connection with the creation and redemption of Shares. The Sponsor may also sell Dogecoin to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

When the Trust sells or redeems its Shares, Dogecoin will be transferred into or out of the Trust, as applicable, in exchange for blocks of 10,000 Shares (a “Basket”) that are based on the quantity of Dogecoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant and with whom the Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or the Lender as applicable, a “Dogecoin Counterparty”), to (i) purchase the amount of Dogecoin equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting Dogecoin amount in the Trust’s account with the Custodian, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by the Authorized Participant’s designated agent of, Dogecoin to the Trust’s accounts with the Dogecoin Custodians in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust, will direct the Custodian to transfer Dogecoin to a Dogecoin Counterparty, who will sell the Dogecoin to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with an Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of an Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the Dogecoin Custodians, will deliver Dogecoin to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.

The Dogecoin Counterparty is a designated third party with whom the Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the Dogecoin related to an Authorized Participant’s cash creation or redemption orders. The Sponsor performs extensive due diligence as part of its Dogecoin Counterparty selection and onboarding process. As part of this process, the Sponsor assesses Dogecoin Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Sponsor, and (4) their regulatory oversight. The Trust will create Shares by receiving Dogecoin from a Dogecoin Counterparty that is not an Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Dogecoin Counterparty to deliver the Dogecoin. Further, the Dogecoin Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the Dogecoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the Dogecoin to the Trust. The Dogecoin Counterparty is not contractually obligated to participate in cash orders for creations or redemptions.

Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

On December 15, 2025, the Pricing Benchmark was approximately $0.13.

The Sponsor served as the Audit Seed Investor to the Trust. On September 17, 2025, the Sponsor, in its capacity as Audit Seed Investor, subject to conditions, purchased Seed Creation Baskets comprising 2 Shares at a per-Share price of $50.00 as described in “Audit Seed/Initial Seed Creation Investor.” Total proceeds to the Trust from the sale of these Seed Creation Baskets were $100.00. Delivery of the Seed Creation Baskets was made on September 17, 2025. These Seed Creation Baskets were redeemed for cash on October 15, 2025.

21Shares US LLC (in such capacity, the “Initial Seed Creation Investor”) is expected to purchase initial seed creation baskets comprising 60,000 Shares (“Initial Seed Creation Baskets”) at a price of $25.00 per Share. In this capacity the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets are expected to be $1,500,000.00 and are expected to be used by the Trust to purchase Dogecoin at or prior to the listing of the Shares on the Exchange. The Sponsor will transact with a Dogecoin Counterparty to acquire Dogecoin on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor. Any Dogecoin acquired in connection with the Initial Seed Creation Baskets will be held by the Dogecoin Custodians. The actual price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “TDOG”.

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by investment companies registered under the 1940 Act. The Sponsor is not acting in the capacity of an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act, and the Sponsor is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in nor obligations of the Sponsor, the Service Provider or the Trustee. Shareholders in the Trust will not benefit from the protections afforded to investors in Dogecoin futures contracts on regulated futures markets.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD DOGECOIN. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 12.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.

The date of this Prospectus is January 9, 2026

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust, the Sponsor and the Service Provider have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

Until 25 calendar days after the date of this Prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor and the Service Provider have made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s and the Service Provider’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor and the Service Provider anticipate to occur will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s and the Service Provider’s beliefs, estimates and opinions on the date the statements are made, and neither the Trust, the Sponsor nor the Service Provider is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

ii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus.

Overview of the Trust

The 21Shares Dogecoin ETF (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on The Nasdaq Stock Market LLC (the “Exchange”). The Trust’s investment objective is to seek to track the performance of Dogecoin, as measured by the performance of the CF Dogecoin-Dollar US Settlement Price Index (the “Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities. The Pricing Benchmark is calculated by CF Benchmarks Ltd. (the “Benchmark Provider”). The Pricing Benchmark is designed to reflect the performance of Dogecoin in U.S. dollars. The Shares of the Trust are valued daily based on the Pricing Benchmark.

In seeking to achieve its investment objective, the Trust will hold Dogecoin. The Trust is sponsored by 21Shares US LLC (the “Sponsor”), a wholly-owned subsidiary of 21co Holdings Limited (formerly known as Amun Holdings Limited). The ultimate parent company of 21co Holdings Limited is FalconX Holdings Limited (“FalconX”), a leading institutional digital asset prime brokerage.

Dogecoin is a digital asset. Like all digital assets, buying, holding and selling Dogecoin is very different from buying, holding and selling more conventional investments like stocks and bonds. Stocks represent ownership in a company, entitling shareholders to a portion of the company’s profits. Bonds are debt instruments issued by corporations or governments, where the bondholder is a creditor to the issuer that is generally entitled to a stream of income payments. Ownership of stocks and bonds is typically recorded through a centralized system managed by brokers, custodians or clearinghouses. Ownership of Dogecoin does not entitle its holders to any portion of a company’s profits or any stream of income payments. Dogecoin is a digital asset and ownership of it is reflected on a distributed ledger. Additionally, Dogecoin is not offered or sold as a security, and is thus not subject to the protections of the U.S. federal securities laws.

The Sponsor has entered into a support services agreement (the “Support Services Agreement”) with the Service Provider to provide assistance to the Trust and the Sponsor with certain research, data, operational assistance and marketing services for the Trust. The Service Provider’s marketing services include introducing and assisting in meetings with the Service Provider’s existing service providers and relationships for the provision of marketing, distribution and sales services; consulting on marketing efforts; consulting on the development and execution of ongoing sales and marketing strategy; and marketing support.

The Trust does not provide investors with direct exposure to Dogecoin, and an investment in the Trust is not a direct investment in Dogecoin. Rather, the Trust provides investors with the opportunity to indirectly access the market for Dogecoin through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring Dogecoin directly or acquiring it from a Dogecoin spot market.

The Trust will custody its Dogecoin at regulated third-party custodians, Coinbase Custody Trust Company, LLC (the “Coinbase Custodian”), Anchorage Digital Bank N.A. (the “Anchorage Custodian”) and BitGo Bank & Trust, N.A. (the “BitGo Custodian” and together with the Coinbase Custodian and the Anchorage Custodian, the “Dogecoin Custodians”). The custodial services agreements with each of the Dogecoin Custodians are collectively referred to as the “Custodial Services Agreements.” The Coinbase Custodian is chartered as a New York state limited liability trust company, the BitGo Custodian is a federally charted national trust bank and the Anchorage Custodian is chartered as a South Dakota state limited liability trust company and as a federally chartered crypto bank. The Dogecoin Custodians provide custody and trade execution services for digital assets. The Dogecoin Custodians are not Federal Deposit Insurance Corporation (“FDIC”)-insured but carry insurance policies provided by private insurance carriers. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not invest in derivatives. The Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to invest in Dogecoin without purchasing, holding and trading Dogecoin directly.

The amount of Dogecoin represented by the Shares is expected to decline over time because of the transfer of the Trust’s Dogecoin to pay the Sponsor Fee and other liabilities, regardless of whether the trading prices of the Shares rise or fall.

Dogecoin, the Dogecoin Blockchain and the Dogecoin Network

Dogecoin is a digital asset that is created and transmitted through the operations of the peer-to-peer “Dogecoin Network,” a decentralized network of computers that operates on cryptographic protocols. The Dogecoin Network allows people to exchange tokens of value, called Dogecoin or “DOGE.”

Transactions of Dogecoin are processed by a distributed network of computers called “miners.” Miners are rewarded with Dogecoin for their efforts. No single entity owns or operates the Dogecoin Network or manages the Dogecoin Blockchain, a secure digital ledger where all transactions of Dogecoin are recorded; instead, the infrastructure is collectively maintained by a decentralized user base.

Dogecoin can be used to pay for goods and services, including to send a transaction on the Dogecoin Network, or it can be converted to fiat currencies, such as the U.S. dollar. The Dogecoin Network is based on a shared public ledger, the Dogecoin Blockchain, similar to the Bitcoin network. However, the Dogecoin Network differentiates itself from many other digital asset networks in that its stated primary function is as an open-source peer-to-peer digital assets, not a store of value. Dogecoin may be used, among other purposes, for tipping, donations, and online purchases.

Unlike a centralized system, no single entity controls the Dogecoin Network. Instead, a network of independent nodes validates transactions and reaches consensus using the proof-of-work mechanism employed by the Dogecoin Blockchain. This system ensures network security by requiring computational power from miners. The Dogecoin Blockchain was originally created as a fork of the Litecoin Blockchain, but was subsequently refactored to operate from a technical perspective in a manner similar to the Bitcoin Blockchain. Unlike the Bitcoin Blockchain, however, which settles a block of transactions roughly every 10 minutes, the Dogecoin Blockchain settles a block of transactions roughly every 1 minute. This makes the Dogecoin Blockchain suitable for transactions that need faster confirmation times. The Dogecoin Blockchain can also settle more transactions per second (“TPS”) than the Bitcoin Blockchain. Notably, however, significantly less computing power is directed to maintaining the Dogecoin Blockchain as compared to the Bitcoin Blockchain, which may make the Dogecoin Blockchain less secure than the Bitcoin Blockchain.

Transactions on the Dogecoin Blockchain are validated by a decentralized network of miners using a proof-of-work consensus mechanism. These miners compete to solve complex cryptographic puzzles, and the first to solve a puzzle adds a new block to the blockchain. Unlike systems that rely on trusted validators, Dogecoin’s network relies on computational power to ensure that transactions are valid and correctly ordered on the ledger. Miners are entities (which can be individuals, mining pools, or organizations) that dedicate computing resources to secure the network and validate transactions. The integrity and accuracy of the Dogecoin blockchain are maintained by this decentralized process. Each node in the network independently verifies transactions and blocks to ensure they follow the protocol’s rules. The decentralized architecture of Dogecoin eliminates the need for trusted lists, as consensus is achieved through the proof-of-work system, ensuring a trustless and secure network.

Dogecoin was initially developed in 2013 by the software developers Billy Markus and Jackson Palmer, who created the Dogecoin Blockchain and launched the Dogecoin Network as a way of making fun of Bitcoin and other digital assets, which they believed were being taken too seriously. Dogecoin was designed as a “fun and friendly internet currency,” and adopted the image of a Shibu Inu dog as its logo. Despite, or perhaps because of, its satirical origins, Dogecoin gained rapid interest and adoption in online communities, and rapidly became one of the larger digital assets when measured by market capitalization. Users soon began using Dogecoin for certain financial transactions, including tipping, trading, and donations. Dogecoin is often referred to as the first “meme coin,” which refers to digital assets that are inspired by internet memes or trends.

At the time of its launch in 2013, Dogecoin’s blockchain had no pre-mined supply. Instead, new Dogecoins are continuously created as miners validate transactions and secure the network. Dogecoin’s issuance follows an inflationary model, with no fixed supply cap. Initially, the reward for mining a block was randomized, but in 2014 it was fixed at 10,000 Dogecoins per block. This ongoing issuance ensures a consistent supply of Dogecoins to reward miners and maintain network security. Dogecoin’s supply is entirely determined by its blockchain protocol and mining process, without any controlling organization managing reserves or distributing coins.

For more information on Dogecoin and the Dogecoin Blockchain, see “DOGECOIN, DOGECOIN MARKET AND REGULATION OF DOGECOIN” below.

The Trust’s Investment Objective

The Trust’s investment objective is to seek to track the performance of Dogecoin, as measured by the Pricing Benchmark, adjusted for the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust will hold Dogecoin and will value its Shares daily as of 4:00 p.m. ET based on the Pricing Benchmark.

Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the Dogecoin Network, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust generally will not purchase or sell Dogecoin, other than in connection with the creation or redemption of Shares. The Sponsor may also sell Dogecoin to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

When the Trust sells or redeems its Shares, Dogecoin will be transferred into or out of the Trust, as applicable, in exchange for a Basket that is based on the quantity of Dogecoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant and with whom the Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or Lender, as applicable, a “Dogecoin Counterparty”), to (i) purchase the amount of Dogecoin equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting Dogecoin deposit amount in the Trust’s account with a Dogecoin Custodian, resulting in the Transfer Agent crediting the applicable amount of Shares to an Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers or arranges for the delivery by the Authorized Participant’s designated agent of, Dogecoin to the Trust’s accounts with the Dogecoin Custodians in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust, will direct the Dogecoin Custodians to transfer Dogecoin to the Dogecoin Counterparty, who will sell the Dogecoin to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used to calculate the Trust’s NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions) on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the Dogecoin Custodians, will deliver Dogecoin to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.

The Dogecoin Counterparty is a designated third party with whom the Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the Dogecoin related to an Authorized Participant’s cash creation or redemption order. In connection with cash creation orders, the Trust will create Shares by receiving Dogecoin from a Dogecoin Counterparty that is not an Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Dogecoin Counterparty to deliver the Dogecoin. Further, the Dogecoin Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the Dogecoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the Dogecoin to the Trust. The Dogecoin Counterparty is not contractually obligated to participate in cash orders for creations.

In connection with Dogecoin redemption orders, the Trust will redeem Shares by delivering Dogecoin to a Dogecoin Counterparty that is not an Authorized Participant, and the Trust — not an Authorized Participant — is responsible for selecting the Dogecoin Counterparty to receive the Dogecoin. Further, the Dogecoin Counterparty will not be acting as an agent of the Authorized Participant with respect to the receipt of the Dogecoin from the Trust. The Dogecoin Counterparty is not contractually obligated to participate in cash orders for redemptions.

As of the date of this Prospectus, the Authorized Participants are Jane Street Capital, LLC and Macquarie Capital (USA) Inc.  As of the date of this Prospectus, the Prime Broker, Coinbase, Inc., and the Lender, Coinbase Credit, Inc., serve as Dogecoin Counterparties, among others. The Trust and/or the Sponsor will bear the expense and risk of delivery and ownership of Dogecoin once such Dogecoin has been received by the Dogecoin Custodians on behalf of the Trust and until transferred by the Dogecoin Custodians on behalf of the Trust to the Dogecoin Counterparty for conversion to cash.

All of the Trust’s Dogecoin will be held by the Dogecoin Custodians. The Transfer Agent will facilitate the processing of purchase and sale orders in Baskets to and from the Trust.

CF Dogecoin-Dollar US Settlement Price Index

The Pricing Benchmark was introduced on April 21, 2025 and has only featured its current roster of Constituent Exchanges since August 30, 2025. The Benchmark Provider is the administrator of the Pricing Benchmark also publishes the CF Dogecoin-Dollar Spot Rate, which is a continuous measure of the U.S. dollar price of one Dogecoin calculated once per second. The Pricing Benchmark is calculated daily.

The Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of Dogecoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Pricing Benchmark thereby seeks to ensure that transactions in Dogecoin conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index or benchmark level, as applicable, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

In addition, the Sponsor notes that an oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through codified policies for Pricing Benchmark integrity, which include a conflicts of interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the UK Benchmarks Regulation (“BMR”), compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standards of September 12, 2022.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com/data/indices/DOGEUSD_NY. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark. The Trust is entitled to use the Pricing Benchmark pursuant to a sub-licensing arrangement with the Sponsor. As the Pricing Benchmark is calculated as a price return, it currently does not track airdrops involving Dogecoin. Accordingly, the Trust will not participate in airdrops, as further described below in “Risk factors — The inability to recognize the economic benefit of an ‘airdrop’ or a ‘fork’ could adversely impact an investment in the Trust.”

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “TDOG”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share is calculated based on the Pricing Benchmark. The most recent end-of-day NAV will be published as of the close of business by market data vendors and will be available on the Sponsor’s website at www.21shares.com, or any successor thereto, and will be published on the consolidated tape. None of the information on the Sponsor’s website is incorporated by reference into this Prospectus.

Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at https://www.cfbenchmarks.com/data/indices/DOGEUSD_NY or any successor thereto. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The selection of exchanges for use in the Pricing Benchmark is based on the accessible venues where execution transactions for Dogecoin will occur. The exchanges on which market participants primarily execute transactions for Dogecoin may evolve from time to time, and the Benchmark Provider may make changes to the Constituent Exchanges comprising the Pricing Benchmark from time to time for this or other reasons. To the extent the Trust executes transactions for Dogecoin, the exchanges on which the Trust executes transactions do not impact the Constituent Exchanges comprising the Pricing Benchmark. Although Constituent Exchanges are selected for inclusion within the Pricing Benchmark in accordance with specified criteria and eligibility standards, changes to the Constituent Exchanges may result in an impact on the pricing information reflected in the Pricing Benchmark. Once it has actual knowledge of material changes to the Constituent Exchanges used to calculate the Pricing Benchmark, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Sponsor may, in its sole discretion, change either the Pricing Benchmark or Benchmark Provider without Shareholder approval. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator.

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Pricing Benchmark and the Benchmark Provider, see “The Trust and Dogecoin Prices” below.

The Trust’s Legal Structure

The Trust is a Maryland statutory trust, formed on April 1, 2025 pursuant to the Maryland Statutory Trust Act (“MSTA”). The Trust continuously issues Shares representing fractional undivided beneficial interest in, and ownership of, the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). Wilmington Trust, N.A., a Maryland trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 16, 2021.

The Trust’s Service Providers

The Sponsor

The Sponsor, 21Shares US LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has engaged the Service Provider pursuant to the Support Services Agreement to provide assistance to the Trust and the Sponsor with certain functions and duties, including marketing, licensing, strategy, and related services. The Sponsor has agreed to pay all operating expenses (except for litigation expenses, other extraordinary expenses, and certain expenses related to the support services to be provided by the Service Provider) out of the Sponsor’s unified fee.

The Service Provider

The Service Provider, House of Doge Inc., the corporate arm of the Dogecoin Foundation, provides certain research, data, operational assistance and marketing services to the Trust pursuant to the Support Services Agreement by and between the Service Provider and the Sponsor. The Service Provider’s marketing services include introducing and assisting in meetings with the Service Provider’s existing service providers and relationships for the provision of marketing, distribution and sales services; consulting on marketing efforts; consulting on the development and execution of ongoing sales and marketing strategy; and marketing support.

As compensation for the Service Provider’s services rendered to the Trust, the Sponsor has agreed to pay the Service Provider 50.0% of the Sponsor Fee actually received by the Sponsor, after reduction for operating expenses of the Trust. The fees payable to the Service Provider are paid by the Sponsor out of the Sponsor Fee and not paid from the Trust’s assets.

The Trustee

The Trustee, Wilmington Trust, N.A., acts as the trustee of the Trust as required to create a Maryland statutory trust in accordance with the Trust’s Certificate of Trust and the MSTA.

The Administrator

The Bank of New York Mellon serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286. Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s Dogecoin and calculating the NAV, NAV per Share, Principal Market NAV and Principal Market NAV per Share and supplying pricing information to the Sponsor for the Sponsor’s website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

The Bank of New York Mellon serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

The Cash Custodian

The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (the “Cash Custodian”). Pursuant to a cash custody agreement entered into with the Trust (the “Cash Custody Agreement”), the Cash Custodian will establish and maintain cash account(s) for the Trust, and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

The Dogecoin Custodians

Coinbase Custody Trust Company, LLC, BitGo Bank & Trust, N.A. and Anchorage Digital Bank N.A. serve as the Dogecoin Custodians and are fiduciaries under Section 100 of the New York Banking Law, Section 51A-6A-1(12A) of the South Dakota Banking Law and under the National Bank Act of 1864, as applicable. The Dogecoin Custodians are authorized to serve as the Trust’s Dogecoin custodians under the Trust Agreement and pursuant to the terms and provisions of the Custodial Services Agreements. Under the Custodial Services Agreements with the Dogecoin Custodians, the Dogecoin Custodians are responsible for safekeeping all of the Dogecoin owned by the Trust. The Dogecoin Custodians were selected by the Sponsor. The Dogecoin Custodians are responsible for opening accounts that holds the Trust’s Dogecoin (collectively the “Dogecoin Account”), as well as facilitating the transfer of Dogecoin required for the operation of the Trust.

The Coinbase Custodian is a third-party limited purpose trust company that was chartered in 2018 upon receiving a trust charter from the New York Department of Financial Services. The BitGo Custodian is a federally chartered national trust bank and was granted a national bank charter by the Office of Comptroller of the Currency in December 2025. The Anchorage Custodian is the first federally chartered crypto bank in the United States, and was granted a national bank charter by the Office of the Comptroller of the Currency in 2021. The Dogecoin Custodians are subject to extensive regulation and have among the longest track records in the industry of providing custodial services for digital asset private keys. The Trust’s assets with the Dogecoin Custodians are held in segregated accounts on the Dogecoin Blockchain, commonly referred to as “wallets,” and are therefore not commingled with corporate or other customer assets. The segregated accounts in which the Dogecoin Custodians will custody all of the Trust’s Dogecoin from time to time are hereinafter referred to as the Trust’s “Vault Balance.” The Dogecoin Custodians will keep a substantial portion of the private keys associated with the Trust’s Dogecoin in “cold storage” or similarly secure technology (the “Cold Vault Balance”), with any remainder of the Vault Balance held as a “Hot Vault Balance.” All of the Trust’s assets and private keys will be held in cold storage of the Dogecoin Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction.

After diligence investigation, the Sponsor believes that the Dogecoin Custodians’ policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s Dogecoin holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys.

Although the Dogecoin Custodians carry insurance, the Dogecoin Custodians’ insurance policies does not cover any loss in value to Dogecoin and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The insurance maintained by each of the Dogecoin Custodians is shared among all of such Dogecoin Custodian’s customers, is not specific to the Trust or to customers holding Dogecoin with such Dogecoin Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

For more information on the Dogecoin Custodians, see “Custody of the Trust’s Assets” below.

The Marketing Agent

Foreside Global Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

The Trust’s Fees and Expenses

The Trust will pay the unitary Sponsor Fee of 0.50% of the Trust’s NAV (the “Sponsor Fee”). The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

The Sponsor Fee will accrue daily and will be payable in Dogecoin weekly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a 0.50% annualized rate to the Trust’s NAV and the amount of Dogecoin payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee. Operating expenses assumed by the Sponsor include (i) fees and other payments to the Service Provider (the “Service Provider Fees”), (ii) the fee payable to the Marketing Agent for services it provides to the Trust (the “Marketing Fee”), (iii) fees to the Administrator, if any, (iv) fees to the Dogecoin Custodians, (v) fees to the Transfer Agent, (vi) fees to the Trustee, (vii) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the 1933 Act or the Exchange Act, (xi) printing and mailing costs, (xii) costs of maintaining the Sponsor’s website and (xiii) applicable license fees (each, a “Sponsor-paid Expense,” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Dogecoin Custodians, Administrator or other agents, service providers or counter-parties of the Trust, the fees and expenses related to the listing, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). Of the Sponsor-paid Expenses, ordinary course legal fees and expenses shall be subject to a cap of $100,000.00 per annum. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be re-designated as an Additional Trust Expense if, among other reasons, the Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website. Pursuant to the Trust Agreement, the Sponsor or its delegates will direct the Dogecoin Custodians to transfer Dogecoin from the Trust’s Cold Vault Balance as needed to pay the Sponsor Fee and Additional Trust Expenses, if any. The Sponsor or its delegates will endeavor to transfer the smallest amount of Dogecoin needed to pay applicable expenses. The Trust shall not be responsible for paying any fees or expenses associated with the transfer of Dogecoin as needed to pay the Sponsor Fee or Additional Trust Expenses.

Pursuant to the Support Services Agreement, as compensation for the Service Provider’s services rendered on behalf of the Trust, the Sponsor shall pay 50.0% of the Sponsor Fee actually received by the Sponsor, after deduction of operating expenses of the Trust, to the Service Provider. The fees payable to the Service Provider are paid by the Sponsor out of the Sponsor Fee and not paid from the Trust’s assets.

Custody of the Trust’s Assets

The Trust’s Dogecoin Custodians will maintain custody of all of the Trust’s Dogecoin.

The Dogecoin Custodians provide insured safekeeping of digital assets using multi-layer cold storage security platforms designed to provide offline security of the digital assets held by the Dogecoin Custodians. The Dogecoin Custodians have insurance coverage as a subsidiaries under their parent companies, which procure fidelity (e.g. crime) insurance to protect the organizations from risks such as theft of funds. Specifically, the fidelity programs provide coverage for the theft of funds held in hot or cold storage. The insurance programs are provided by a syndicate of industry-leading insurers. The insurance programs do not cover, insure or guarantee the performance of the Trust. The Dogecoin Custodians are not FDIC-insured. The insurance maintained by each of the Dogecoin Custodians is shared among all of such Dogecoin Custodian’s customers, is not specific to the Trust or to customers holding Dogecoin with such Dogecoin Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Dogecoin may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the Dogecoin Custodians:

●	Cold Storage: Cold storage in the context of Dogecoin means keeping the reserve of Dogecoin offline, which is a widely-used security precaution, especially when dealing with a large amount of Dogecoin. Dogecoin held under custodianship with the Dogecoin Custodians will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access Dogecoin, are stored offline on hardware that has never been connected to the internet. Storing the private key offline minimizes the risk of the Dogecoin being stolen. The Sponsor expects that nearly all of the Trust’s assets and private keys will be held in cold storage of the Dogecoin Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction. In connection with creations or redemptions, the Trust will, under most circumstances, process creations and redemptions by transferring Dogecoin from its Cold Vault Balance to and/or from a Dogecoin Counterparty. From time to time, portions of the Trust’s Dogecoin temporarily may be held outside of cold storage in the Trading Balance maintained by Coinbase, Inc. (the “Prime Broker”) or a Dogecoin Counterparty, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets or to sell Dogecoin to pay Trust expenses (the “Trading Balance”).

●	Multiple Private Keys: All private keys are securely stored using multiple layers of high-quality encryption and in Custodian-owned offline hardware vaults in secure environments. No customers or third parties are given access to the Dogecoin Custodians’ private keys. The use of multiple private keys makes retrieving Dogecoin from the wallet more difficult, and aims to further reduce the risk of hacking theft and/or robbery.

●	Whitelisting: Transactions are only sent to vetted, known addresses. The Dogecoin Custodians’ platforms support pre-approval and test transactions. The Dogecoin Custodians require authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via such Dogecoin Custodian’s respective platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate their request using a two-factor authentication key. The consensus mechanisms on each of the Dogecoin Custodians’ platforms dictate how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. The accounts’ roster and user roles are maintained by the Dogecoin Custodians in separate logs, each an authorized user list. Any changes to an account’s roster must be reflected on an updated authorized user list first and executed by an authorized signatory.

●	Audit Trails: Audit trails exist for all movement of Dogecoin within Custodian-controlled Dogecoin wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Custodial Services Agreements, Dogecoin held in custody with the Dogecoin Custodians will be segregated from both the proprietary property of the Dogecoin Custodians and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts. Therefore, in the event of an insolvency of a Dogecoin Custodian, assets held in the segregated accounts of such Dogecoin Custodian would not become property of such Dogecoin Custodian’s estate and would not be available to satisfy claims of creditors of such Dogecoin Custodian.

The Dogecoin Custodians maintain internal audit teams that perform periodic internal audits over custody operations. Systems and Organizational Control (“SOC”) attestations are also performed on each of the Dogecoin Custodian’s services. The SOC 1 Type 2 and SOC 2 Type 2 reports produced cover private key management controls. A SOC 1 Type 2 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 Type 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control.

The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis, including in connection with the creation and redemption process.

The Trust has entered into the Cash Custody Agreement, pursuant to which the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

For more information on the Trust’s custody arrangements with the Dogecoin Custodians and the Prime Broker, see “Custody of the Trust’s Assets” and “Prime Broker” below.

NAV Determinations

As described in more detail below in “NAV Determinations,” the Administrator daily calculates the Trust’s NAV and NAV per Share on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. ET, based on the Pricing Benchmark. In determining the Trust’s NAV, the Administrator values the Dogecoin held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

However, determining the value of the Trust’s Dogecoin using the Pricing Benchmark is not in accordance with U.S. generally accepted accounting principles (“GAAP”), and therefore, the Pricing Benchmark is not used in the Trust’s financial statements. The Trust’s Dogecoin are carried, for financial statement purposes, at fair value, as required by GAAP. As promptly as practicable after 4:00 p.m. ET, the Trust determines the fair value of Dogecoin based on the price provided by the Dogecoin market that the Trust considers its “principal market” as of 4:00 p.m. ET on the valuation date. The NAV of the Trust determined on a GAAP basis is referred to in this Prospectus as a “Principal Market NAV,” and the NAV of the Trust per Share determined on a GAAP basis is referred to as “Principal Market NAV per Share.”

NAV and NAV per Share are not measures calculated in accordance with GAAP and are not intended as a substitute for the Principal Market NAV and Principal Market NAV per Share, respectively.

Plan of Distribution; Selling Shareholder

Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the Dogecoin Blockchain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust will not purchase or sell Dogecoin other than in connection with the creation and redemption of Shares. The Sponsor may also sell Dogecoin to pay certain expenses, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.

When the Trust sells or redeems its Shares, Dogecoin will be transferred into or out of the Trust, as applicable, in exchange for Baskets that are based on the quantity of Dogecoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).

Authorized Participants may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Sponsor, on behalf of the Trust, to automatically instruct a Dogecoin Counterparty to (i) purchase the amount of Dogecoin equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting Dogecoin amount in the Trust’s accounts with the Dogecoin Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to an Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by an Authorized Participant’s designated agent of, Dogecoin to the Trust’s account with a Dogecoin Custodian in exchange for Shares.

When such an Authorized Participant redeems its Shares in cash, the Sponsor, on behalf of the Trust, will direct one or more of the Dogecoin Custodians to transfer Dogecoin to the Dogecoin Counterparty, who will sell the Dogecoin to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used to calculate the Trust’s NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through a Dogecoin Custodian, will deliver Dogecoin to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.

The Initial Seed Creation Investor, in its capacity as the Selling Shareholder, may sell some or all of the Shares pursuant to the registration statement of which this Prospectus forms a part, which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

The Trust and/or Sponsor will bear the expense and risk of delivery and ownership of Dogecoin once such Dogecoin has been received by a Dogecoin Custodian on behalf of the Trust and until transferred by such Dogecoin Custodian on behalf of the Trust to the Dogecoin Counterparty for conversion to cash.

Only Authorized Participants may purchase Shares from or redeem Shares to the Trust. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “TDOG”.

The Sponsor and the Service Provider are parties to the Support Services Agreement, pursuant to which the Service Provider provides assistance to the Trust and the Sponsor with certain functions and duties, including marketing, licensing, strategy and related services. Any fees payable to the Service Provider are payable by the Sponsor from the Sponsor Fee. The Trust will not incur additional financial or other performance obligations pursuant to the Support Services Agreement.

The Sponsor and/or the Service Provider may enter into additional marketing support arrangements with respect to the Trust, to which the Trust would not be party. Any fees under such agreements would be payable by the Sponsor and/or the Service Provider, as applicable, and not by the Trust.

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of Dogecoin by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use or sale of Dogecoin to pay expenses of the Trust) will give rise to gain or loss, and will therefore constitute a taxable event for Shareholders. See “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of Dogecoin. Such deposits are held by the Dogecoin Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets; or (ii) transferred or sold by the Sponsor, which may be facilitated by a Dogecoin Custodian, to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor.

Emerging Growth Company

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in gross annual revenues, (ii) at least $700 million in market value of Common Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.

Principal Investment Risks of an Investment in the Trust

An investment in the Trust involves a high degree of risk. Any investment made in the Trust may result in a total loss of the investment. There is no assurance that the Trust will generate a profit for investors. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 12.

Risks Associated with Dogecoin and the Dogecoin Blockchain

●	The value of the Shares relates directly to the price of Dogecoin, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

●	Dogecoin is a relatively new technological innovation with a limited operating history.

●	Ownership of Dogecoin is pseudonymous, and the supply of accessible Dogecoin is unknown. Entities with substantial holdings in Dogecoin may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of Dogecoin and adversely affect an investment in the Shares.

●	A determination that Dogecoin or any other digital asset is offered or sold as a “security” may adversely affect the price of Dogecoin and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

●	The trading prices of many digital assets, including Dogecoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further decline in the trading prices of Dogecoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

●	Spot markets on which Dogecoin trades are relatively new and largely unregulated.

●	Decentralized governance of the Dogecoin Blockchain could have a negative impact on the performance of the Trust.

●	The actual or perceived use of Dogecoin and other digital assets in illicit transactions may adversely affect the Dogecoin industry and an investment in the Trust.

●	Dogecoin’s treatment as a “memecoin” may subject it to even greater levels of volatility than other digital assets.

●	The Dogecoin Network faces scaling challenges and efforts to increase the volume of transactions may not be successful.

●	High-profile individuals and organizations have publicly aligned themselves with support of the Dogecoin Network which may subject Dogecoin to external risks not experienced by other digital assets.

●	Spot markets may be exposed to security breaches, fraud and manipulation, and front-running.

Risks Associated with Investing in the Trust

●	Deviations between the Trust’s NAV and NAV per Share versus the Trust’s Principal Market NAV and Principal Market NAV per Share may occur.

●	The value of the Shares may be influenced by a variety of factors unrelated to the value of Dogecoin.

●	The Administrator is solely responsible for determining the value of the Trust’s Dogecoin, the Trust’s NAV and the Trust’s Principal Market NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.

●	Dogecoin Counterparties’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

●	The inability of Authorized Participants and market makers to hedge their Dogecoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

●	Arbitrage transactions intended to keep the price of Shares closely linked to the price of Dogecoin may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

●	Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

●	The amount of Dogecoin represented by the Shares is expected to decline over time.

●	The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of Dogecoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

●	If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of Dogecoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

●	In the event of the end of, or any material change to any affiliation between the Service Provider and the Dogecoin Foundation, or a change of control at the Service Provider or certain other contractual events, the Sponsor may have to end its relationship with the Service Provider, which may affect the value of the Shares.

Risks Associated with the Pricing Benchmark and Pricing Benchmark Pricing

●	The Pricing Benchmark has a limited history.

Risks Associated with the Regulatory Environment of Dogecoin

●	Whether Dogecoin is offered or sold as a “security” under U.S. federal securities laws remains unsettled.

●	There is a lack of consensus regarding the regulation of digital assets, including Dogecoin.

●	The future activities of the Service Provider could cause the SEC or a court to consider transactions in Dogecoin to be subject to the federal securities laws.

●	Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or the protections afforded by the Commodity Exchange Act, as amended (the “CEA”).

Risks Associated with the Tax Treatment of Dogecoin

●	The ongoing activities of the Trust may generate tax liabilities for Shareholders.

●	The tax treatment of Dogecoin and transactions involving Dogecoin for state and local tax purposes is not settled.

●	A hard “fork” of the Dogecoin Blockchain could result in Shareholders incurring a tax liability.

●	The tax treatment of Dogecoin and transactions involving Dogecoin for U.S. federal income tax purposes may change.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future. See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus.

Risks Associated with Dogecoin and the Dogecoin Blockchain

The value of the Shares relates directly to the price of Dogecoin, which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the Dogecoin held by the Trust and fluctuations in the price of Dogecoin could adversely affect the value of the Shares. The market price of Dogecoin may be highly volatile, and subject to a number of factors, including:

●	an increase in the Dogecoin supply that is publicly available for trading;

●	manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may not be complying with existing regulations;

●	the adoption of Dogecoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Dogecoin Blockchain;

●	investors’ expectations with respect to interest rates and rates of inflation experienced by fiat currencies or digital assets (including, in particular, Dogecoin);

●	consumer preferences and perceptions of Dogecoin specifically and digital assets generally;

●	fiat currency withdrawal and deposit policies on digital asset trading platforms;

●	the liquidity of digital asset trading platforms and any increase or decrease in trading volume on digital asset trading platforms;

●	investment and trading activities of large investors that invest directly or indirectly in Dogecoin;

●	a “short squeeze” resulting from speculation on the price of Dogecoin, if aggregate short exposure exceeds the number of Shares available for purchase;

●	a final determination that Dogecoin is offered or sold as a security or changes in Dogecoin’s status under the federal securities laws;

●	monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of Dogecoin as a form of payment or the purchase of Dogecoin on digital asset trading platforms;

●	global or regional political, economic or financial conditions, events and situations;

●	fees associated with processing a Dogecoin transaction and the speed at which transactions are settled on the Dogecoin Blockchain;

●	interruptions in service from or closures or failures of major digital asset trading platforms;

●	decreased confidence in digital asset trading platforms due to the unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;

●	smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks;

●	increased competition from other digital assets or other forms of blockchain-based services; and

●	the Trust’s own acquisitions or dispositions of Dogecoin, since there is no limit on the number of Dogecoin that the Trust may acquire.

In addition, there is no assurance that Dogecoin will maintain its value in the long or intermediate term. In the event that the price of Dogecoin declines, the Sponsor expects the value of the Shares to decline proportionately. The value of Dogecoin as represented by the Pricing Benchmark or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of Dogecoin has resulted, and may continue to result, in speculation regarding future appreciation in the price of Dogecoin, inflating and making the price of Dogecoin more volatile. As a result, Dogecoin may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Shares.

Dogecoin is a relatively new technological innovation with a limited operating history.

Dogecoin has a relatively limited history of existence and operations. There is a limited established performance record for the price of Dogecoin and, in turn, a limited basis for evaluating an investment in Dogecoin. Although past performance is not necessarily indicative of future result, if Dogecoin had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

Ownership of Dogecoin is pseudonymous, and the supply of accessible Dogecoin is unknown. Entities with substantial holdings in Dogecoin may engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, which could result in a reduction in the price of Dogecoin and adversely affect an investment in the Shares.

There is no registry showing which individuals or entities own Dogecoin or the quantity of Dogecoin that is owned by any particular person or entity. It is possible, and in fact, reasonably likely, that a small group of early Dogecoin adopters hold a significant proportion of the Dogecoin that has been created to date. There are no regulations in place that would prevent a large holder of Dogecoin from selling Dogecoin it holds. To the extent such large holders of Dogecoin engage in large-scale sales or distributions, either on nonmarket terms or in the ordinary course, it could result in a reduction in the price of Dogecoin and adversely affect an investment in the Shares.

The significant holdings of Dogecoin by early stakeholders could have an adverse effect on the market price of Dogecoin.

If early stakeholders hold a large portion of the Dogecoin supply, it could lead to concerns about centralization. Despite the Dogecoin Network’s mechanisms that gradually release Dogecoin into the market, early stakeholders could still retain control over a significant portion of Dogecoin, which can impact market dynamics if large amounts are sold. The concentration of Dogecoin in the hands of early stakeholders could affect the market’s confidence in Dogecoin as a digital asset.

A determination that Dogecoin or any other digital asset is offered or sold as a “security” may adversely affect the price of Dogecoin and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset, including Dogecoin, may be considered to be offered or sold as a “security” under U.S. federal securities laws. The tests for determining whether a particular digital asset is offered or sold as a “security” are complex and difficult to apply, and the outcome is difficult to predict. Staff of the SEC’s Division of Corporation Finance have released a statement on February 27, 2025 indicating that transactions in certain “memecoins” do not involve the offer and sale of securities under the federal securities laws. That statement represents the views of the staff of the Division of Corporation Finance and is not a rule, regulation, guidance, or statement of the SEC. That statement has no legal force or effect, and it is possible that the SEC could in future disagree with it, or take a different view. The SEC or another regulator or one or more federal courts may disagree with the view that Dogecoin is a memecoin and that transactions in Dogecoin should not be subject to the federal securities laws. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not offered or sold as securities.

On the other hand, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. More recently, the SEC has also brought enforcement actions against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities, although at least one or more of these actions has since been withdrawn or dismissed following a joint stipulation between the SEC and the entities allegedly operating an exchange. SEC and other government or regulatory enforcement actions have led, and may in the future lead, to further volatility in digital asset prices.

Whether a digital asset is offered or sold as a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the 1933 Act, the Exchange Act and the 1940 Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is offered or sold as a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as being offered or sold as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

If the Sponsor determines that Dogecoin is offered or sold as a security under the U.S. federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that Dogecoin is offered or sold as a security, the Sponsor does not intend to permit the Trust to continue holding Dogecoin in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the 1940 Act)

Any enforcement action by the SEC or a state securities regulator asserting that Dogecoin is offered or sold as a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading price of Dogecoin, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined to be offered or sold as a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset is offered or sold as a security by the SEC or another regulatory authority may have similar effects.

If Dogecoin is found by a court or other regulatory body to be offered or sold as a security, the Trust could be considered an unregistered “investment company” under the 1940 Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the 1933 Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Trust’s assessment that Dogecoin is not offered or sold as a security.

Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any determination that its assets include securities, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. For example, in response to the SEC’s action against the issuer of XRP, certain significant market participants announced they would no longer support XRP and announced measures, including the delisting of XRP from major digital asset trading platforms. If the SEC or a federal court were to determine that Dogecoin is offered or sold as a security, it is likely that the value of the Shares of the Trust would decline significantly. Furthermore, if a federal court upholds an allegation that Dogecoin is offered or sold as a security, the Trust itself may be terminated and, if practical, its assets liquidated.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for digital assets. Following the task force announcement, on January 23, 2025, President Trump issued an executive order titled “Executive Order on Strengthening American Leadership in Digital Financial Technology” that outlined the administration’s commitment to strengthening U.S. leadership in the digital asset space and established an inter-agency working group for artificial intelligence and digital assets that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets, including stablecoins, in the United States. It is currently unknown how the actions or recommendations of the task force and this executive order or future governmental actions may impact the status of Dogecoin or any other digital asset as being offered or sold as a “security” or how Dogecoin or the Trust would be treated under any new or revised regulatory framework.

The trading prices of many digital assets, including Dogecoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further decline in the trading prices of Dogecoin, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including Dogecoin, have experienced extreme volatility in recent periods and may continue to do so. Several factors may affect the price of Dogecoin, including, but not limited to, supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of Dogecoin or the use of Dogecoin as a form of payment. The issuance of Dogecoin is determined by a computer code, not by a central bank, and prices can be extremely volatile.

For instance, there were steep increases in the value of certain digital assets, including Dogecoin, over the past several years, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were often followed by steep drawdowns in digital asset trading prices, including for Dogecoin. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout Dogecoin’s history. During the period from May 8, 2021 to June 18, 2022, Dogecoin experienced a decline of roughly 95%, from $0.76 to $0.04. Over the course of 2025, Dogecoin prices continued to exhibit extreme volatility. During the period beginning January 1, 2025 and ending December 16, 2025, the price of Dogecoin peaked at $0.47 and bottomed at $0.1256, marking a drawdown of approximately 73.5%. There is no assurance that Dogecoin will maintain its long-term value in terms of purchasing power in the future, or that acceptance of Dogecoin payments by mainstream retail merchants and commercial businesses will continue to grow. The value of the Trust’s investments in Dogecoin could decline rapidly, including to zero.

Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”) one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned, and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges in November 2023. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including Dogecoin, may continue to experience significant volatility or price declines, and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has been significant, including from, among others, the U.S. Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop, and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.

Further, changes in U.S. political leadership and economic policies may create uncertainty that materially affects the price of DOGE and the Trust’s Shares. For example, on March 6, 2025, President Trump signed an Executive Order to establish a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile. Pursuant to this Executive Order, the Strategic Bitcoin Reserve will be capitalized with Bitcoin owned by the Treasury Department that was forfeited as part of criminal or civil asset forfeiture proceedings, and the Secretaries of Treasury and Commerce are authorized to develop budget-neutral strategies for acquiring additional bitcoin, provided that those strategies impose no incremental costs on American taxpayers. Conversely, the Digital Asset Stockpile will consist of all digital assets other than Bitcoin owned by the Treasury Department that were forfeited in criminal or civil asset forfeiture proceedings, but the U.S. government will not acquire additional assets for the U.S. Digital Asset Stockpile beyond those obtained through such proceedings. The anticipation of a U.S. government-funded strategic cryptocurrency reserve had motivated large-scale purchases of certain digital assets in the expectation of the U.S. government acquiring such assets to fund such reserve, and the market price of such digital assets decreased significantly as a result of the ultimate content of the Executive Order. Any similar action or omission by the U.S. federal administration or other government authorities with respect to DOGE or other digital assets may negatively and significantly impact the price of DOGE and the Trust’s Shares.

Extreme volatility in the future, including further declines in the trading prices of Dogecoin, could have a material adverse effect on the value of the Shares, and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of Dogecoin.

Spot markets on which Dogecoin trades are relatively new and largely unregulated.

Digital asset markets, including spot markets for Dogecoin, are growing rapidly. The spot markets through which Dogecoin and other digital assets trade are new and, in some cases, may be subject to but not comply with their relevant jurisdiction’s regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of Dogecoin for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring Dogecoin from a personal account to a third party’s account.

Digital asset exchanges do not appear to be subject to, and may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions.

As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as Dogecoin on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset exchanges or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.

No Dogecoin exchange is immune from these risks. While the Trust itself does not buy or sell Dogecoin on Dogecoin spot markets, the closure or temporary shutdown of Dogecoin exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Dogecoin network and can slow down the mass adoption of Dogecoin. Further, spot market failures or that of any other major component of the overall Dogecoin ecosystem can have an adverse effect on Dogecoin markets and the price of Dogecoin and could therefore have a negative impact on the performance of the Trust.

Negative perception, a lack of stability in the Dogecoin spot markets, manipulation of Dogecoin spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in Dogecoin generally and result in greater volatility in the market price of Dogecoin and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a Dogecoin spot market may impact the Trust’s ability to determine the value of its Dogecoin holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.

Spot markets may be exposed to security breaches.

The nature of the assets held at Dogecoin spot markets makes them appealing targets for hackers and a number of Dogecoin spot markets have been victims of cybercrimes. Over the past several years, some digital asset exchanges have been closed due to security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware.

For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. On February 21, 2025, Bybit, a digital asset exchange, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of ether.

Spot markets may be exposed to fraud and market manipulation.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the digital asset market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in digital assets manipulating digital asset pricing; (3) hacking of a digital asset network and trading platforms; (4) malicious control of digital asset networks; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in digital assets, new sources of demand for digital assets, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at digital asset trading platforms.

Over the past several years, a number of digital asset spot markets have been closed or faced issues due to fraud. In many of these instances, the customers of such spot markets were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges.

In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

In November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million worth of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in Dogecoin, may adversely impact pricing trends in Dogecoin markets broadly, as well as an investment in the Shares of the Trust.

Spot markets may be exposed to wash trading.

Spot markets on which Dogecoin trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Dogecoin and/or negatively affect the market perception of Dogecoin.

To the extent that wash trading either occurs or appears to occur in spot markets on which Dogecoin trades, investors may develop negative perceptions about Dogecoin and the digital assets industry more broadly, which could adversely impact the price of Dogecoin and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

Spot markets may be exposed to front-running.

Spot markets on which Dogecoin trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

The market value of Dogecoin is subject to momentum pricing.

The market value of Dogecoin is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of Dogecoin and may increase the likelihood of momentum pricing.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, Dogecoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of Dogecoin, and, in turn, an investment in the Trust.

The value of a Dogecoin as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of Dogecoin has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of Dogecoin, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.

Some market observers have asserted that in time, the value of Dogecoin will fall to a fraction of its current value, or even to zero. Dogecoin has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

A decline in the adoption of Dogecoin or the Dogecoin Blockchain could negatively impact the Trust.

The Sponsor will not have any strategy relating to the development of Dogecoin and the Dogecoin Blockchain. However, a lack of expansion in usage of Dogecoin and the Dogecoin Blockchain could adversely affect an investment in Shares.

The further development and acceptance of the Dogecoin Blockchain, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance or usage of the Dogecoin Blockchain may adversely affect the price of Dogecoin and therefore an investment in the Shares. The further adoption of Dogecoin may require an accommodating regulatory environment.

The use of digital assets such as Dogecoin to, among other things, buy and sell goods or services or facilitate cross-border payments is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. The Dogecoin Network is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve. Currently, there is relatively limited use of Dogecoin in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares. However, Dogecoin may not be suited for a number of commercial uses, including those requiring real time payments, partially due to the amount of time that Dogecoin transactions may potentially require in order to clear. This could result in decreasing usage of the network, to the extent that Dogecoin does not otherwise become a store of asset value or meet the needs of another commercial use.

Today, there is limited use of Dogecoin in the retail, commercial, or payments spaces, and, on a relative basis, speculators make up a significant portion of users. Certain merchants and major retail and commercial businesses have only recently begun accepting Dogecoin as a means of payment for goods and services. This pattern may contribute to outsized price volatility, which in turn can make Dogecoin less attractive to merchants and commercial parties as a means of payment. A lack of expansion by Dogecoin into retail and commercial markets or a contraction of such use, may result in a reduction in the price of Dogecoin, which could adversely affect an investment in the Trust.

In addition, there is no assurance that Dogecoin will maintain its value over the long term. The value of Dogecoin is subject to risks related to its usage. Even if growth in Dogecoin Network adoption occurs in the near or medium-term, there is no assurance that Dogecoin usage will continue to grow over the long term. A contraction in use of Dogecoin may result in increased volatility or a reduction in the price of Dogecoin, which would adversely impact the value of the Shares.

Irrevocable nature of blockchain-recorded transactions.

Dogecoin transactions recorded on the Dogecoin Blockchain are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Dogecoin Blockchain’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the Dogecoin Blockchain, an incorrect transfer of Dogecoin or a theft of Dogecoin generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of Dogecoin will regularly be made to or from the Trust’s accounts with the Dogecoin Custodians, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s Dogecoin could be transferred from the Trust’s accounts with the Dogecoin Custodians in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in the Trust.

The loss or destruction of a private key required to access Dogecoin may be irreversible.

Digital assets, including Dogecoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the Dogecoin held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s Dogecoin holdings are stolen, including from or by any of the Dogecoin Custodians, the Trust could lose some or all of its Dogecoin holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s Dogecoin would adversely affect the value of the Shares.

An investment in the Trust is not a deposit and is not FDIC-insured. Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Prime Broker and the Dogecoin Custodians expose the Trust and its Shareholders to the risk of loss of the Trust’s Dogecoin for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insures the Trust’s Dogecoin.

While the Dogecoin Custodians have advised the Sponsor that they collectively have insurance coverage up to $685 million that cover losses of the digital assets they custody on behalf of their respective clients, including the Trust’s Dogecoin, resulting from theft, Shareholders cannot be assured that the Dogecoin Custodians will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s Dogecoin, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The Dogecoin Custodians’ insurance policies may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the Dogecoin Custodians, which could reduce the amount of such proceeds that are available to the Trust. In addition, the Dogecoin insurance market is limited, and the level of insurance maintained by the Dogecoin Custodians may be substantially lower than the assets of the Trust. While each of the Dogecoin Custodians maintain certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that each such Dogecoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. The insurance maintained by each of the Dogecoin Custodians is shared among all of such Dogecoin Custodian’s customers, is not specific to the Trust or to customers holding Dogecoin with such Dogecoin Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Furthermore, under the Custodial Services Agreements, the Dogecoin Custodians’ liability is limited. With respect to the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of Dogecoin, or fraud or willful misconduct, and the Mutually Capped Liabilities, the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the greater of (x) $100 million and (y) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the affected Dogecoin or cash giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Coinbase Custodian’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Coinbase Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services (the “Mutually Capped Liabilities”), the Coinbase Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof. In general, the Coinbase Custodian is not liable under the Coinbase Custodial Services Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s Dogecoin or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodian may be insufficient to cover its liabilities to the Trust.

With respect to the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the relevant agreement during the twelve-month period immediately preceding the first incident that caused the liability.

With respect to the Anchorage Custody Agreement, except for the Anchorage Custodian’s bad acts, confidentiality obligations under the Anchorage Custody Agreement, indemnification obligations under Anchorage Custody Agreement, or obligations with respect to rights to or limits on use under the Anchorage Custody Agreement, the Anchorage Custodian is not liable for any losses, whether in contract, tort or otherwise, for any amount in excess of fees paid by the Trust in the twelve (12) months prior to when the liability arises. Moreover, the Anchorage Custodian is not liable for (i) losses which arise from its compliance with applicable laws, including sanctions laws administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (the “U.S. Treasury Department”); or (ii) special, indirect or consequential damages, or lost profits or loss of business arising in connection with the Anchorage Custody Agreement. In addition, the Anchorage Custodian is not liable for any losses which arise as a result of the non-return of digital assets that the Trust has delegated to the Anchorage Custodian or a third party for on-chain services, such as staking, voting, vesting, and signaling, unless such losses occur as a result of the Anchorage Custodian’s fraud or intentional misconduct.

Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of Dogecoin, or fraud or willful misconduct, or the PB Mutually Capped Liabilities, the Prime Broker’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability, and (B) the value of the cash or affected Dogecoin giving rise to the Prime Broker’s liability; (ii) in respect of the Prime Broker’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Broker’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue (the “PB Mutually Capped Liabilities”), the Prime Broker’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew of or should have known of the possibility thereof. In general, with limited exceptions (such as for failing to execute an order), the Prime Broker is not liable under the Prime Broker Agreement unless in the event of its gross negligence, fraud, material violation of applicable law or willful misconduct. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses. Both the Trust and the Prime Broker and its affiliates (including the Dogecoin Custodians) are required to indemnify each other under certain circumstances.

Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the Dogecoin Custodians (in the case of the Cold Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Dogecoin Custodians or the Prime Broker in the virtual currency industry, there is a risk that customers’ assets — including the Trust’s assets — may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the Dogecoin Custodians (in the case of the Cold Vault Balance), and customers — including the Trust — may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.

The Coinbase Custodial Services Agreement contains an agreement by the parties to treat the Dogecoin credited to the Trust’s Cold Vault Balance as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Coinbase Custodian will serve as fiduciary and custodian on the Trust’s behalf. The Coinbase Custodian’s parent, Coinbase Global Inc., has stated in public securities filings that in light of the inclusion in its custody agreements of provisions relating to Article 8 it believes that a court would not treat custodied digital assets as part of its general estate in the event the Coinbase Custodian were to experience insolvency.

Due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If a Dogecoin Custodian becomes subject to insolvency proceedings and a court were to rule that the custodied Dogecoin were part of the Dogecoin Custodian’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in such Dogecoin Custodian’s insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets held with such Dogecoin Custodian. Moreover, in the event of the bankruptcy of a Dogecoin Custodian, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with such Dogecoin Custodian, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

With respect to the Prime Broker Agreement, there is a risk that the Trading Balance, in which the Trust’s Dogecoin and cash is held in omnibus accounts by the Prime Broker, could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.

The amount of Dogecoin that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee.

The Prime Broker is not required to hold any of the Dogecoin or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular Dogecoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the Dogecoin (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.

Under the Trust Agreement, the Trustee and the Sponsor generally will not be liable to the Trust or its Shareholders for any liability or expense incurred, including, without limitation, as a result of any loss of Dogecoin by a Dogecoin Custodian or the Prime Broker, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action or (3) breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or Shareholders to the Trustee or the Sponsor, including in the event of a loss of Dogecoin by a Dogecoin Custodian or the Prime Broker, is limited.

The Shareholders’ recourse against the Sponsor, the Trustee, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of Dogecoin or the provision of instructions relating to the movement of Dogecoin, is limited. For the avoidance of doubt, neither the Sponsor, the Trustee, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Dogecoin Custodians and Prime Broker. The Prime Broker Agreement and Custodial Services Agreement provide that neither the Sponsor, the Trustee, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any the Trust’s obligations, agreements, representations or warranties under the Prime Broker Agreement or the Custodial Services Agreements or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s Dogecoin that is not covered by the Dogecoin Custodians’ insurance policies and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.

Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Broker or the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

To the extent that the Trust or the Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Trust or the Prime Broker’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust or the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust or the Prime Broker, or cause other operational disruptions or adverse effects for the Trust or the Prime Broker. In the future, it is possible that the Trust or the Prime Broker could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust or the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the DFPI, which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the U.S. Department of the Treasury (the “U.S. Treasury Department”), the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the DFPI, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.

The Prime Broker has historically maintained banking relationships with Silvergate Bank and Signature Bank. While the Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of Silvergate Bank or Signature Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Broker. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Broker’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

If the Custodial Services Agreement or the Prime Broker Agreement is terminated or the Dogecoin Custodians or the Prime Broker fails to provide services as required, the Trustee may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s Dogecoin, and the Trust’s ability to continue to operate may be adversely affected.

The Trust is dependent on the Dogecoin Custodians and the Prime Broker to operate. The Dogecoin Custodians perform essential functions in terms of safekeeping the Trust’s Dogecoin in the Vault Balance, and the Prime Broker facilitates the selling of Dogecoin by the Trust to pay the Sponsor’s Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust. If any of the Dogecoin Custodians or the Prime Broker fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.

In March 2023, the Prime Broker and its parent, Coinbase Global, Inc. (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the 1933 Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. In June 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the 1933 Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. On February 27, 2025, the SEC announced that it had filed a joint stipulation with Coinbase Inc. and Coinbase Global to dismiss the ongoing civil enforcement action against the two entities. The SEC’s complaint against the Relevant Coinbase Entities did not allege that Dogecoin is offered or sold as a security nor did it allege that Coinbase Inc’s activities involving Dogecoin caused the alleged registration violations, and the Coinbase Custodian was not named as a defendant. In the event of any future SEC or other governmental, regulatory or other enforcement action or litigation, Coinbase Inc., as Prime Broker, could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If the Prime Broker were to be required or choose, as a result of a regulatory action or litigation, to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares. While the Coinbase Custodian was not named in the complaint, if Coinbase Global, as the parent of the Coinbase Custodian, is required, as a result of a judicial determination, or could choose, to restrict or curtail the services its subsidiaries provide to the Trust, or its financial condition is negatively affected, it could negatively affect the Trust’s ability to operate.

Alternatively, the Trust could replace the Coinbase Custodian as a Dogecoin custodian with custody of the Trust’s Dogecoin, pursuant to the Coinbase Custodial Services Agreement. Similarly, the Coinbase Custodian or Coinbase Inc. could terminate services under the Prime Broker Agreement respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause (as such term is defined in the Prime Broker Agreement). Transferring maintenance responsibilities of the Trust’s account at the Coinbase Custodian to another custodian will likely be complex and could subject the Trust’s Dogecoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Broker, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Broker. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if the Coinbase Custodian or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Trust, or abruptly discontinue the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.

The Trustee may not be able to find a party willing to serve as a custodian of the Trust’s Dogecoin or as the Trust’s prime broker under the same terms as the current Custodial Services Agreement or the Prime Broker Agreement or at all. To the extent that the Trustee is not able to find a suitable party willing to serve as a custodian or the prime broker, the Trustee may be required to terminate the Trust and liquidate the Trust’s Dogecoin. In addition, to the extent that the Trustee finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that is less favorable for the Trust or Trustee, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.

The Dogecoin Custodians and the Prime Broker may act in the same or similar capacity for other competing products.

Currently, the number of digital assets intermediaries with the reputation and operational capability to serve as custodian and/or prime broker to the Trust or other competing products is limited. The Dogecoin Custodians and the Prime Broker may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot Dogecoin market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same service providers for Dogecoin custodial and prime brokerage services.

To the extent that exchange-traded products offering exposure to the spot Dogecoin market or other digital assets utilize substantially the same service providers for Dogecoin custodial and prime brokerage services, this industry concentration may result in the development of fewer other digital assets intermediaries with the reputation and operational capability to provide Dogecoin custodial and prime brokerage services to the Trust or other competing products. This, in turn, could make it difficult for the Trust to find and appoint a replacement Dogecoin custodian or prime broker, to the extent the Sponsor deems such action necessary.

This industry concentration also may have the effect of magnifying the risks associated with the Dogecoin Custodians and the Prime Broker, as operational disruptions or adverse developments impacting the Dogecoin Custodians or the Prime Broker may be felt on an industry-wide basis. A loss of confidence in or breach of the Dogecoin Custodians or the Prime Broker may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same service providers for Dogecoin custodial and prime brokerage services and, more generally, exchange-traded products offering exposure to the spot Dogecoin market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot Dogecoin market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.

The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Trust.

In connection with trading services under the Prime Broker Agreement, the Prime Broker routinely routes customer orders to Connected Trading Venues, which are third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker). In connection with these activities, the Prime Broker may hold Dogecoin with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Broker has represented to the Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Broker were to experience a disruption in the Prime Broker’s access to these Connected Trading Venues, the Prime Broker’s trading services under the Prime Broker Agreement could be adversely affected to the extent that the Prime Broker is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Broker has policies and procedures to help mitigate the Prime Broker’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory, or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Broker might not be able to fully recover the customer’s Dogecoin that the Prime Broker has deposited with these third parties. As a result, the Prime Broker’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Broker Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Broker maintains customer Dogecoin, including Dogecoin associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

A disruption of the Internet may affect Dogecoin operations, which may adversely affect the Dogecoin industry and an investment in the Trust.

The functionality of the Dogecoin Blockchain relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could disrupt the Dogecoin Blockchain’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. Moreover, it is possible that as Dogecoin increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

Potential changes to the Dogecoin Blockchain’s protocols and software could, if accepted and authorized by the Dogecoin Blockchain community, adversely affect an investment in the Trust.

The Dogecoin Blockchain uses cryptographic protocols to govern the interactions within the Dogecoin Network. Development and maintenance of the source code for the Dogecoin Blockchain is largely driven by a community of developers and contributors. These contributors and developers propose amendments to the Dogecoin Blockchain’s source code that, if accepted by validators and users, could alter the protocols and software of the Dogecoin Blockchain and the properties of Dogecoin. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new Dogecoin or changes to the issuance rate for Dogecoin, which could undermine the appeal and market value of Dogecoin. Alternatively, software upgrades and other changes to the protocols of the Dogecoin Blockchain could fail to work as intended or could introduce bugs, coding defects or flaws, or security risks, or they could otherwise adversely affect, the speed, security, usability, or value of the Dogecoin Blockchain or Dogecoin. As a result, the Dogecoin Blockchain could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Trust.

Decentralized governance of the Dogecoin Blockchain could have a negative impact on the performance of the Trust.

Governance of decentralized networks such as the Dogecoin Blockchain is achieved through voluntary consensus and open competition. In other words, the Dogecoin Blockchain has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus, and the Service Provider cannot compel participants to take or refrain from taking actions in respect of the Dogecoin Blockchain. The lack of clarity on governance may adversely affect Dogecoin’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. See “Risk Factors — The Dogecoin Blockchain faces scaling challenges and efforts to increase the volume of transactions may not be successful.”

To the extent lack of clarity in corporate governance of the Dogecoin Blockchain leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.

The open-source structure of the Dogecoin Network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Dogecoin Network protocol. A failure to properly monitor and upgrade the Dogecoin Network protocol could damage the Dogecoin Network and an investment in the Trust.

The Dogecoin Network operates based on an open-source protocol maintained by a group of core developers and other contributors. As the Dogecoin Network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Dogecoin Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Dogecoin Network and the core developers may lack the resources to adequately address emerging issues with the Dogecoin Network protocol. Although the Dogecoin Network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, entities whose interests are at odds with other participants in the Dogecoin Network may seek to obtain control over the Dogecoin Network by influencing core developers. For example, malicious actors could attempt to bribe a core developer or group of core developers to propose certain changes to the network core developers.

In addition, a bad actor could also attempt to interfere with the operation of the Dogecoin Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Dogecoin Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Dogecoin Network and an investment in the Trust may be adversely affected.

Anonymity and illicit financing risk.

Although transaction details of peer-to-peer transactions are recorded on the Dogecoin Blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Dogecoin Blockchain may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Sponsor or the Trustee were to transact with a sanctioned entity, the Trust, the Sponsor or the Trustee would be at risk of potential criminal or civil lawsuits or liability.

The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for Dogecoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or the Trustee or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.

The Sponsor and the Trust have adopted and implemented policies and procedures that are designed to ensure that they do not violate applicable AML and sanctions laws and regulations and to comply with any applicable KYC laws and regulations. The Sponsor and the Trust will only interact with known third party service providers with respect to whom it has engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants and the Dogecoin Custodians. Authorized Participants, as broker-dealers, and the Dogecoin Custodians, as limited purpose trust companies subject to New York Banking Law, in the case of the Coinbase Custodian, South Dakota Banking Law in the case of the BitGo Custodian, and as a federally chartered crypto bank in the case of the Anchorage Custodian, are subject to the U.S. Bank Secrecy Act (as amended) (“BSA”) and U.S. economic sanctions laws. In addition, the Trust will only accept creations and redemption requests from regulated Authorized Participants who themselves are subject to applicable sanctions and anti-money laundering laws and have compliance programs that are designed to ensure compliance with those laws. In addition, Dogecoin Counterparties will be contractually obligated that all Dogecoin they deliver to the Trust will be from lawful sources. The Trust will not hold any Dogecoin except those that have been delivered by a Dogecoin Counterparty in connection with creation requests.

The Dogecoin Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provide additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, each Dogecoin Custodian performs Know-Your-Transaction (“KYT”) screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the each of the Dogecoin Custodians’ KYT programs, any Dogecoin that is delivered to one of the Trust’s custody accounts will undergo screening to ensure that the origins of that Dogecoin are not illicit.

In accordance with their regulatory obligations, the Authorized Participants conduct customer due diligence and enhanced due diligence on their counterparties, which enable them to determine each counterparty’s AML and other risks and assign an appropriate risk rating.

As part of their counterparty onboarding processes, the Authorized Participants use third-party services to screen prospective counterparties against various watch lists, including the Specially Designated Nationals List of the Treasury Department Office of Foreign Assets Control (“OFAC”) and countries and territories identified as non-cooperative by the Financial Action Task Force.

There is no guarantee that such procedures will always be effective. If the Authorized Participants or Dogecoin Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s diligence is ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor, the Trustee or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the Coinbase Custodian. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.

The actual or perceived use of Dogecoin and other digital assets in illicit transactions may adversely affect the Dogecoin industry and an investment in the Trust.

Recent years have seen digital assets used at times as part of criminal activities and to launder criminal proceeds, as means of payment for illicit activities, or as an investment fraud currency. Although the number of cases involving digital assets for the financing of terrorism remains limited, criminals have nonetheless become more sophisticated in their use of digital assets.

Although Dogecoin transaction details are logged on the blockchain, a buyer or seller of Dogecoin may never know to whom the public key belongs or the true identity of the party with whom it is transacting, as public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Further, identifying users can be made even more difficult where a user utilizes a tumbling or mixing service (e.g., Tornado Cash) to further obfuscate transaction details.

The Dogecoin industry and an investment in the Trust may be adversely affected to the extent that digital assets are increasingly used in connection with illicit transactions or are perceived as being used in connection with illicit transactions.

The inability to recognize the economic benefit of an “airdrop” or a “fork” could adversely impact an investment in the Trust.

The only digital asset to be held by the Trust will be Dogecoin.

From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of Dogecoin and arise without any action of the Trust, or of the Sponsor or Service Provider on behalf of the Trust (“Incidental Rights”) and/or virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of Dogecoin, generally through an airdrop offered to holders of Dogecoin or other similar event. In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops are not included in the Pricing Benchmark under its current methodology. See “Prospectus Summary — CF Dogecoin-Dollar Settlement Price Index”

Pursuant to the Trust Agreement, the Sponsor has the right, in their discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. Under the terms of the Trust Agreement, the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement.

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules. If such regulatory approval is received, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement, in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

Investors should be aware that investing in Shares of the Trust is not equivalent to investing directly in Dogecoin. An investor does not have a claim to any “forked” assets. Unless otherwise announced, the Sponsor and the Service Provider, as applicable, on behalf of the Trust, will not support the inclusion of any forked assets.

Unless an announcement is made informing investors that a fork will be supported, a newly-forked asset should be considered ineligible for inclusion in the Trust.

Network Forks.

Dogecoin, along with many other digital assets, are open source projects. The infrastructure and ecosystem that powers the Dogecoin Blockchain are developed by different parties, including affiliated and non-affiliated engineers, developers, validators, platform developers, evangelists, marketers, exchange operators and other companies based around a service regarding Dogecoin, each of whom may have different motivations, drivers, philosophies and incentives.

As a result, any individual can propose refinements or improvements to the Dogecoin Blockchain’s source code through one or more software upgrades that could alter the protocols governing the Dogecoin Blockchain and the properties of Dogecoin. When a modification is proposed and a substantial majority of users and validators consent to the modification, the change is implemented and the Dogecoin Blockchain remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of Dogecoin running in parallel, and the creation of a new digital asset which lacks interchangeability with its predecessor. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.

Forks occur for a variety of reasons. A fork could occur after a significant security breach. Participants on the network could elect to “fork” the network to its state before the hack, effectively reversing the hack. A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect Dogecoin’s viability. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This would result in a permanent fork. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by a distributed autonomous organization into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges.

A fork may occur as a result of disagreement among network participants as to whether a proposed modification to the network should be accepted. For example, on August 1, 2017, after extended debates among developers as to how to improve the Bitcoin network’s transaction capacity, the Bitcoin network was forked by a group of developers and miners resulting in the creation of a new blockchain, which underlies the new digital asset “Bitcoin Cash.” Bitcoin and Bitcoin Cash now operate on separate, independent blockchains. Since then, the Bitcoin network has forked several times to launch new digital assets, such as Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond.

Significant forks are typically announced several months in advance. The circumstances of each fork are unique, and their relative significance varies. It is possible that a particular fork may result in a significant disruption to Dogecoin and, potentially, may result in broader market disruption should pricing become difficult following the fork. It is not possible to predict with accuracy the impact that any anticipated fork could have or for how long any resulting disruption may exist.

Forks may have a detrimental effect on the value of Dogecoin, including by negatively affecting digital asset allocations or by failing to capture the full value of the newly-forked Dogecoin if it is excluded from the Pricing Benchmark. Forks can also introduce new security risks. For example, forks may result in “replay attacks,” or attacks in which transactions from one network were rebroadcast to nefarious effect on the other network. After a hard fork, it may become easier for an individual validator or validating pool’s hashing power to exceed 50% of the processing power of the digital asset network, thereby making digital assets that rely on proof of work more susceptible to attack. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued ether exchanges through at least October 2016. An ether exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000.00 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security.

A hard fork may adversely affect the price of Dogecoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre fork digital asset, in anticipation that ownership of the pre fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Dogecoin Blockchain and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Dogecoin, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Dogecoin Blockchain. There is no guarantee that the Sponsor will choose the network and the associated digital asset that would ultimately end up as the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. When Bitcoin Cash forked from the Bitcoin network, the value of Bitcoin went from $2,800 to $2,700.

A hard fork could change the source code for the Dogecoin Blockchain, including the source code which limits the supply of Dogecoin. Although many observers believe this is unlikely at present, there is no guarantee that the current mechanisms limiting the supply of outstanding Dogecoin will not be changed. If a hard fork changing the yearly supply cap is widely adopted, the limit on the supply of Dogecoin could be lifted, which could have an adverse impact on the value of Dogecoin and the value of the Shares.

If Dogecoin were to fork into two digital assets, the Trust may hold, in addition to its existing Dogecoin balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving Dogecoin. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative Dogecoin that the Trust may receive. The holder of Dogecoin has no discretion in a hard fork; it merely has the right to claim the new Dogecoin on a pro rata basis while it continues to hold the same number of Dogecoin.

Airdrops.

Dogecoin may become subject to an occurrence similar to a fork, which is known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Airdrops are not included in the Pricing Benchmark under its current methodology. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops are not included in the Pricing Benchmark under its current methodology. See “Prospectus Summary — CF Dogecoin-Dollar US Settlement Price Index.”

Any name change and any associated rebranding initiative of Dogecoin may not be favorably received by the digital asset community, which could negatively impact the value of Dogecoin and the value of the shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” We cannot predict the impact of any name change and any associated rebranding initiative on Dogecoin. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of Dogecoin and the value of the Shares.

Dogecoin is subject to cybersecurity risks, which could adversely affect an investment in the Trust or the ability of the Trust to operate.

Users of Dogecoin, and therefore investors in Dogecoin-related investment products such as the Trust, are exposed to an elevated risk of fraud and loss, including, but not limited to, through cyber-attacks. Dogecoin can be stolen, and Dogecoin stored in a digital wallet, accessible via private key, can be compromised. While digital wallets do not store or contain the actual Dogecoin, they store public and private keys, which are used as an address for receiving Dogecoin or for spending the Dogecoin, with both forms of transactions recorded on the public immutable ledger, the blockchain. By using the private key, a person is able to spend Dogecoin, effectively sending it away from the account and recording that transaction on the blockchain. If a private key is compromised, Dogecoin associated with that specific public key may be stolen. Unlike traditional banking transactions, once a transaction has been added to the blockchain, it cannot be reversed. Several exchanges specializing in sales of Dogecoin, for example, have already had their operations impacted by cyber-attacks.

Thefts and cyber-attacks can have a negative impact on the reputation, market price, value, or liquidity of Dogecoin. Through investment in the Trust, investors would be indirectly exposed to the risk and potential impact of a cyber-attack. A loss associated with a cyber-attack, including a total loss, is possible. While the Sponsor and the Dogecoin Custodians have taken reasonable measures to prevent theft or hacking of the Trust’s Dogecoin holdings, such an event cannot be fully excluded from the Trust’s overall market exposure, and the losses associated with such an event would be borne by investors.

Certain digital asset networks, including the Dogecoin Blockchain, are subject to control by entities that capture a significant amount of the network’s active validator nodes or a significant number of developers important for the operation and maintenance of such digital asset network. If a single malicious actor, or a group of malicious actors acting in concert, control (even temporarily) a majority of the network’s validator nodes of a particular blockchain network, this control could be used to undertake harmful acts. Such an attack is called a “51%” attack. For example, an individual or group controlling a majority of the Dogecoin Blockchain could prevent transactions from posting accurately, or at all, on the blockchain. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new Dogecoin or transactions. Further, a bad actor could “double-spend” its own Dogecoin (i.e., spend the same Dogecoin in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Dogecoin Blockchain or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down confirmations of transactions on the Dogecoin Blockchain.

Other digital asset networks have been subject to malicious activity achieved through control of a super-majority of the processing power on the network. Any similar attacks on the Dogecoin Blockchain could negatively impact the value of Dogecoin and the value of the Shares.

A super-majority attack is more likely to happen in the context of digital assets with smaller market capitalizations due to the reduced number of validators required to control a super-majority of a given network. Nevertheless, it is theoretically possible, albeit computationally expensive, to mount a super-majority attack on Dogecoin or other digital assets with large market capitalization. If the feasibility of a bad actor gaining control of the processing power on the Dogecoin Blockchain increases, there may be a negative effect on an investment in the Trust.

A malicious actor may also obtain control over the Dogecoin Blockchain through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Dogecoin Blockchain, the risk that a malicious actor may be able to obtain control of the Dogecoin Blockchain in this manner exists, which may adversely affect the value of the Shares.

If the malicious actor cannot control the validator nodes directly, they might attempt to compromise the validators that are already trusted by the network. This could involve hacking, bribery, deception or coercion.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

Lastly, if a malicious actor discovers a vulnerability in the Dogecoin Blockchain software, the actor could exploit it to disrupt the consensus process or to gain control over it.

If any of these exploitations or attacks occur, it could result in a loss of public confidence in Dogecoin and a decline in the value of Dogecoin and, as a result, adversely impact an investment in the Shares.

In August 2025, reports emerged that Qubic, an AI-focused blockchain, successfully completed a 51% attack on the Monero network and gained majority control over the Monero network. According to reports, Qubic’s attack on the Monero network did not affect withdrawals and trading of Monero, but forced Kraken to temporarily suspend Monero deposits, citing the potential risks to network integrity. Shortly after Qubic’s attack on the Monero network, on August 17, 2025, it was reported that the Qubic community voted to target the Dogecoin Network in a 51% attack. In the forty-eight hours after Qubic announced its planned attack, the price of Dogecoin decreased by approximately 7.4%. If such an attack were attempted and successful, Qubic’s 51% attack on the Dogecoin Network could result in the temporary suspension of Dogecoin trading and could negatively impact the value of Dogecoin and the value of the Shares.

The Dogecoin Network allows for “merged mining,” where validators mining on other blockchains that use the same Scrypt-based proof-of-work mechanism – notably the Litecoin network – simultaneously mine blocks on both networks. Merged mining can create multiple risks, including potential centralization, depending on the larger blockchain, and conflicts of interest, which could harm the value of the Dogecoin Network.

Merged mining is a well-established but relatively rare phenomenon amongst large, highly valuable blockchains. Dogecoin allows for merged mining, and many Dogecoin validators simultaneously participate in the Litecoin network. Merged mining raises certain risks. For instance, merged mining may lead to a concentration of mining power in the smaller blockchain. In a merged mining situation, if some but not all of the miners participating in mining the larger chain choose to also mine the smaller chain, these miners may have significantly more mining power than independent entities focused only on the smaller chain. Merged mining can also cause the smaller blockchain to be somewhat dependent on the larger chain, such that a failure or issue with the larger chain could have a downward effect on the security of the small blockchain. Additionally, there may be governance disagreements or mis-alignments between the larger chain and the smaller chain, and there is no guarantee that miners will operate in the best interest of the smaller chain. Should these risks materialize, they could lead to a reduction of confidence in the Dogecoin Network and Dogecoin, or malicious attacks on the Dogecoin Network, which would harm the value of Dogecoin and therefore the Trust.

A temporary or permanent “fork” or “clone” of the Dogecoin Blockchain could adversely affect the value of the Shares.

A fork in the Dogecoin Blockchain could adversely affect the value of the Shares or the ability of the Trust to operate. A hard fork could also adversely affect the price of Dogecoin at the time of announcement or adoption, or subsequently. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Alternatively, as with any change to software code, software upgrades and other changes to the source code or protocols of the Dogecoin Blockchain could fail to work as intended or could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, or security risks, create problematic economic incentives which incentivize behavior which has a negative effect on the Dogecoin Blockchain’s users, validators, or the Dogecoin Blockchain as a whole, or otherwise adversely affect the speed, security, usability, or value of the Dogecoin Blockchain or Dogecoin. If a fork caused operational problems for either post-fork network or blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Dogecoin Blockchain and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Dogecoin, users, service providers, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Dogecoin Blockchain. There is no guarantee that the Sponsor will choose the network and the associated digital asset that would ultimately end up as the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum Blockchain to syphon approximately $60 million of ether held by a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic,” with the digital asset on that blockchain now referred to as “ETC.” ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000.00 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Digital asset networks and related protocols may also be cloned. Unlike a fork of a digital asset network, which modifies an existing blockchain and results in two competing digital asset networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of Dogecoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the Dogecoin Network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. As an illustrative example of a digital asset hard fork, following the distributed autonomous organization hack in July 2016, holders of Ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of Dogecoin at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash network to launch Zclassic, a substantially identical version of the Zcash network that eliminated the founders’ reward. Following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell-off of ZEC beginning immediately after the Zcash network launch on October 28, 2016.

The only digital asset that will be held by the Trust is Dogecoin. If Dogecoin were to fork into two digital assets, the Trust may hold, in addition to its existing Dogecoin balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving Dogecoin. The Trust may receive or claim rights to any digital assets created by a fork of the Dogecoin Blockchain that are supported by the Custodian and for which the Trust’s trading counterparties support a secondary market. Furthermore, the Pricing Benchmark does not track airdrops involving Dogecoin or the Dogecoin Blockchain. Accordingly, the Trust will disclaim, and the Sponsor will cause the Trust to irrevocably abandon, all rights to digital assets airdropped to holders of Dogecoin. By investing in the Trust rather than directly in Dogecoin, you forgo potential economic benefits associated with airdrops. Before the Trust claims any digital asset resulting from a fork in the Dogecoin Blockchain or an airdrop (other than Dogecoin), the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part, and approval of an application by the Exchange to amend its listing rules. If such approvals are not obtained, the Sponsor will cause the Trust to irrevocably abandon such digital asset.

Double-spending risks.

The Dogecoin Blockchain is designed to be resistant to double-spending risks through its consensus algorithm. The consensus protocol ensures that once a transaction is confirmed by a majority of trusted validators, it is difficult to reverse. If the consensus mechanism fails (e.g., due to a significant portion of validators being compromised), conflicting transactions could potentially be validated by different parts of the network. Additionally, if a malicious actor controlled or colluded with a majority of validators, they could attempt to manipulate the ledger to allow a double spend. Additionally, a highly sophisticated network attack that isolates parts of the network could theoretically lead to inconsistent views of the ledger.

Flaws in source code.

It is possible that flaws or mistakes in the released and public source code could lead to catastrophic damage to Dogecoin, the Dogecoin Blockchain, and any underlying technology. It is possible that contributors to the Dogecoin Blockchain would be unable to stop this damage before it spreads further. It is further possible that a dedicated team or a group of contributors or other technical group may attack the code, directly leading to catastrophic damage. In any of these situations, the value of Shares of the Trust can be adversely affected.

In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying Dogecoin could prove to be flawed or ineffective, or negatively impacted by developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing. In any of these circumstances, a malicious actor may be able to steal Dogecoin held by others, which could adversely affect the demand for Dogecoin and therefore adversely impact the price of Dogecoin and the value of the Shares. Even if another digital asset other than Dogecoin were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including Dogecoin, and therefore adversely affect the value of the Shares. For example, in December 2024, a vulnerability in the Dogecoin Network caused more than half of all active validating nodes to crash, reducing confidence in the network. Although the exact impact on Dogecoin’s price in response to this event is unknown, in the weeks following the event, Dogecoin experienced a loss of about 25% of its value amid broader digital asset price corrections.

Mathematical or technological advances could undermine the Dogecoin Blockchain’s consensus mechanism.

The Dogecoin Blockchain is premised on multiple persons competing to solve cryptographic puzzles quickly. It is possible that mathematical or technological advances, such as the development of quantum computers with significantly more power than computers presently available, could undermine or vitiate the cryptographic consensus mechanism underpinning the Dogecoin Blockchain.

The Dogecoin Network faces scaling challenges and efforts to increase the volume of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains such as the Dogecoin Network achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture.

As the use of digital asset networks increases without a corresponding increase in transaction processing speed of the networks, average fees and settlement times can increase significantly. Increased fees and decreased settlement speeds could preclude use cases for Dogecoin and could reduce demand for and the price of Dogecoin, which could adversely impact the value of the Shares.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Dogecoin Network transactions will be effective, or how long these mechanisms will take to become effective, or how long they will continue to be effective, which could adversely impact an investment in the Shares.

New competing digital assets may result in a reduction in demand for Dogecoin, which could have a negative impact on the price of Dogecoin and may have a negative impact on the performance of the Trust.

Dogecoin faces significant competition from other digital assets as well as from other technologies or payment forms, such as Swift, ACH, remittance networks, credit cards and cash. There is no guarantee that Dogecoin will become a dominant form of payment, store of value or method of exchange. Dogecoin is also supported by fewer exchanges than more established digital assets, which could impact its liquidity.

Competition from other digital assets – including existing or future “forks” of the Dogecoin Network – could have a negative impact on the price of Dogecoin and adversely affect an investment in the Shares.

The Dogecoin Network is built using open-source software, and is therefore easy to copy. Already, other digital assets exist that have either copied the Dogecoin Network or been modeled after the network. This includes other memecoins, like Shibu Inu, that have adopted dog mascots and are patterned after Dogecoin. If consumers come to prefer Shibu Inu or other memecoins to Dogecoin, or if new assets emerge that imitate on or are modeled off of the Dogecoin Network, that could cause the price of Dogecoin to fall and would affect the value of the Shares.

Even beyond directly similar assets, any new competing digital assets may result in a reduction in demand for Dogecoin, which could have a negative impact on the price of Dogecoin and may have a negative impact on the performance of the Trust.

Dogecoin also faces significant competition from other technologies or payment forms, such as SWIFT, ACH, remittance networks, stablecoins, credit cards and cash. There is no guarantee that Dogecoin will become a dominant or significant form of payments, store of value or method of exchange.

Competition from the emergence or growth of other digital assets or memecoins could have a negative impact on the price of Dogecoin and adversely affect the value of the Shares.

Dogecoin is one of thousands of digital assets competing for user adoption and investment. The aggregate market for these assets is valued in the trillions of U.S. dollars, and numerous alternative digital assets have achieved a larger market capitalization than Dogecoin. Competition from the emergence or growth of alternative digital assets, including the recent rapid growth in the number of memecoins, could adversely affect the value of the Shares.

Investors may invest in Dogecoin through means other than the Shares, including through direct investments in Dogecoin and other potential financial vehicles, possibly including securities backed by or linked to Dogecoin and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in Dogecoin directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of Dogecoin are formed and represent a significant proportion of the demand for Dogecoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding Dogecoin, could negatively affect the Pricing Benchmark, the Trust’s Dogecoin holdings, the price of the Shares, and the NAV of the Trust.

Competition from other exchange-traded products could adversely affect the value of the Shares

The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded Dogecoin products. If the SEC were to approve many or all of the currently pending applications for such exchange-traded Dogecoin products or other exchange-traded products based on memecoins, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust. If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. The Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a substandard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of Dogecoin.

Dogecoin’s treatment as a “memecoin” may subject it to even greater levels of volatility than other digital assets.

Memecoins are digital assets inspired by internet memes or trends. Most memecoins have no stated use case or intrinsic value, other than as a digital collector’s item. While most memecoins have relatively low trading prices and trading volume, occasionally a memecoin will develop an enthusiastic community of supporters that cause the memecoin to go “viral” on social networks and other mediums. These memecoins will often experience unpredictable and extreme price fluctuations over very short windows of time. Memecoins have also been used in “rug pulls”, where the developers of the memecoin abandon a project after raising assets, leaving purchasers of the memecoin with nearly worthless assets. Memecoins are also commonly the subject of other forms of market manipulation, such as pump and dump, wash trading or spoofing schemes.

Dogecoin is often considered the first memecoin. Dogecoin was initially developed in 2013 by the software developers Billy Markus and Jackson Palmer as a way of making fun of Bitcoin of other digital assets, which they believed were being taken too seriously. Dogecoin was designed as a “fun and friendly internet currency,” and adopted the image of a Shibu Inu dog as its logo. Despite, or perhaps because of, its satirical origins, Dogecoin gained rapid interest and adoption in online communities, and rapidly became one of the larger digital assets when measured by market capitalization. Users soon began using Dogecoin for certain financial transactions, including tipping, trading, and donations. Since its inception, the software underlying Dogecoin has been upgraded to be more secure and more comparable to other major digital assets, and it has recently experienced volatility generally similar to other major digital assets. However, Dogecoin still has a large following in the online meme community. While Dogecoin is regularly among the top ten digital assets by market cap, its history as a memecoin may cause it to experience periods of extreme volatility.

High-profile individuals and organizations have publicly aligned themselves with support of the Dogecoin Network which may subject Dogecoin to external risks not experienced by other digital assets.

A number of celebrities and other public figures have endorsed Dogecoin in various capacities, which have generally preceded periods of extreme price fluctuations. For example, in January 2021, the price of Dogecoin increased over 800% in 24 hours partially in response to online commentary by Elon Musk. In March 2021, Dallas Mavericks owner Mark Cuban announced the team would allow ticket and product purchases to be conducted in Dogecoin. Other celebrities who have encouraged Dogecoin have included Calvin Broadus Jr. a/k/a Snoop Dogg and Kiss frontman Gene Simmons. Dogecoin may continue to receive an inordinate amount of attention from public figures. While these individuals and DOGE are not affiliated with Dogecoin or the Dogecoin Network, negative perceptions around these individuals or the new DOGE agency could create reputational harm by association with Dogecoin, and therefore harm the value of Dogecoin and the Trust.

In addition, a new U.S. government agency closed associated with Elon Musk – the Department for Governmental Efficiency – has adopted the acronym “DOGE” as its common name. While neither Musk, the Department of Governmental Efficiency, nor other high-profile individuals have any control over the Dogecoin Network, they have associated themselves publicly with Dogecoin. Therefore, any negative associations with those or other entities that align with Dogecoin in the public sphere could lead to a reduction in public demand for or interest in Dogecoin, which could harm the price of Dogecoin and therefore the value of the Trust.

The unlimited supply of Dogecoin may negatively impact the long-term value of Dogecoin, and potentially the integrity of the Dogecoin Network.

Unlike certain other digital assets such as bitcoin or Litecoin, Dogecoin has an unlimited supply. New Dogecoin is mined every day, and that production has no cap. The unlimited nature of Dogecoin’s supply may negatively impact the value of Dogecoin, and therefore of the Trust, as it reduces the scarcity of the asset. Additionally, without continuous net new demand, the value of Dogecoin is likely to decline over time as additional Dogecoin is produced.

The unlimited nature of Dogecoin supply could negatively impact the adoption of Dogecoin and the integrity of the Dogecoin Network if it contributes to a decline in the value of Dogecoin, as that value is what incentivizes parties to participate in the Dogecoin Network.

A single party – whether an individual, corporation, or mining pool – could come to control a significant portion of the Dogecoin Network, and could enact amendments that are deemed undesirable to other users.

The governance of decentralized networks, such as the Dogecoin Network, is by voluntary consensus. As a result, should a single party – whether an individual, corporation, or mining pool – gain majority control of the network, it may be able to enact changes or amendments to the network that are otherwise undesirable to other participants. Were this to happen, it could harm the value of Dogecoin and therefore the value of the Trust.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of Dogecoin and other digital assets.

Central banks have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, Dogecoin and other digital assets as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, Dogecoin. As a result of any of the foregoing factors, the value of Dogecoin could decrease, which could adversely affect an investment in the Trust.

Prices of Dogecoin may be affected due to stablecoins, the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the Dogecoin market through its investment in Dogecoin. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of Dogecoin. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the Dogecoin market. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for Dogecoin, raising its price, and also argue that those associated with certain stablecoins that are involved in laundering money. In February 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. In October 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.

Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for Dogecoin.

Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of Dogecoin, and in turn, an investment in the Shares.

Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Dogecoin Blockchain.

If transaction confirmation fees become too high, the marketplace may be reluctant to use the Dogecoin Blockchain. This may result in decreased usage and limit expansion of the Dogecoin Blockchain in the retail, commercial, blockchain-based services sectors as well as in the payments space, adversely impacting investment in the Trust. Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions.

Ultimately, if the awards of new Dogecoin costs of validating transactions grow disproportionately to one another, validators may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Dogecoin Blockchain and could adversely affect the value of the Dogecoin held by the Trust.

An acute cessation of validator operations would reduce the collective processing power on the Dogecoin Blockchain, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or may adversely impact the value of Shares of the Trust or the ability of the Sponsor to operate.

Electricity usage.

Dogecoin uses a system called proof-of-work to validate transaction information. It’s called proof-of-work because solving the encrypted hash takes time and energy, which acts as proof that work was done. Proof-of-stake digital assets allow people to pledge or lock up some of their holdings as a way of vouching for the accuracy of newly added information. Meanwhile, proof-of-work digital assets require people to solve complex cryptographic puzzles — which can incur significant energy costs — before they’re allowed to propose a new block. Proof of work requires users to mine or complete complex computational puzzles before submitting new transactions to the network. This expenditure of time, computing power and energy is intended to make the cost of fraud higher than the potential rewards of a dishonest action.

Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin, or the operation of the Bitcoin network, and accordingly decrease the value of the Shares.

Concerns have been raised about the electricity required to secure and maintain digital asset networks. Although measuring the electricity consumed by the process of securing and maintaining digital asset networks is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions.

The operations of the Dogecoin Network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.

Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Dogecoin Network by making it easier for a malicious actor or botnet to manipulate the relevant blockchain. If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Dogecoin Network, and consequently adversely impact the value of the Shares. This could adversely affect the price of Dogecoin, or the operation of the Dogecoin Network, and accordingly decrease the value of the Shares, by creating negative sentiment around digital assets generally.

If the digital asset award or transaction fees for recording transactions on the Dogecoin Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of Dogecoin and the value of the Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Dogecoin Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Dogecoin Network could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	A reduction in the processing power expended by validators on the Dogecoin Network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control.

●	Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Dogecoin Network or a software upgrade automatically charges fees for all transactions on the Dogecoin Network, the cost of using Dogecoin may increase and the marketplace may be reluctant to accept Dogecoin. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Dogecoin Network and force users to pay higher fees, thus reducing the attractiveness of the Dogecoin Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Dogecoin Network, the value of Dogecoin and the value of the Shares.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Dogecoin Network until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Dogecoin Network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for Dogecoin with Authorized Participants.

Validators may cease participating in validating if certain jurisdictions limit or otherwise regulate validating activities, which could negatively impact the value of Dogecoin and the value of the Shares.

Entities or individuals running validators in certain jurisdictions may be limited or prohibited from continuing to run validators as a result of regulation or governmental decree. Validators ceasing operations or participation in the consensus mechanism would make the Dogecoin Blockchain more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process and security of the Dogecoin Blockchain may adversely affect the Trust’s investments in Dogecoin. To the extent that a significant number of entities or individuals stop running validators, there would be serious negative consequences to the Dogecoin Blockchain’s functionality, security and overall existence.

Large-Scale Sales or Distributions.

Some entities hold large amounts of Dogecoin relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of Dogecoin and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of digital assets, including Dogecoin, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of Dogecoin and adversely affect an investment in the Shares.

As of the date of this filing, the largest 100 DOGE wallets held approximately 65% of the DOGE in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Dogecoin, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of Dogecoin. See “Risk Factors — The significant holdings of early stakeholders could have an adverse effect on the market price of Dogecoin.”

Congestion or delay in the Dogecoin Blockchain may delay purchases or sales of Dogecoin by the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the Dogecoin Blockchain. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Dogecoin Blockchain. Any delay in the Dogecoin Blockchain could affect the Authorized Participant’s ability to buy or sell Dogecoin at an advantageous price resulting in decreased confidence in the Dogecoin Blockchain. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties. As a result, the Dogecoin Blockchain and the value of the Trust’s Shares would be adversely affected. Recent congestion on the Dogecoin Network has resulted in delays in recording transactions. For example, in February 2024, the Dogecoin Network experienced congestion due to a flood of inscriptions, which resulted in delays in recording transactions of Dogecoin on the Dogecoin Network.

Risks Associated with Investing in the Trust

Investment Related Risks.

Investing in Dogecoin and, consequently, the Trust, is speculative. The price of Dogecoin is volatile, and market movements of Dogecoin are difficult to predict. Supply and demand changes rapidly and is affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV or the Principal Market NAV may not always correspond to the market price of Dogecoin.

The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s Dogecoin holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of Dogecoin as reflected in the Pricing Benchmark.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of Dogecoin per share.

Deviations between the Trust’s NAV and NAV per Share versus the Trust’s Principal Market NAV and Principal Market NAV per Share may occur.

The Trust uses the Pricing Benchmark to determine its NAV and NAV per Share. However, for financial statement purposes, the Trust’s Dogecoin is carried at fair value as required by GAAP, which requires a determination based on the price of Dogecoin on principal market as identified by the Trust as set for in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”). See “NAV Determinations” below. The Trust expects the applicable NAV and NAV per Share and corresponding Principal Market NAV and Principal Market NAV to accurately reflect the price of Dogecoin. However, deviations can occur between the prices from the principal market chosen by the GAAP fair value methodology and Pricing Benchmark, which takes into consideration prices from all of the markets used to calculate the Pricing Benchmark.

Owning Shares is different from directly owning Dogecoin.

Investors should be aware that the market value of Shares of the Trust may not have a direct relationship with the prevailing price of Dogecoin, and changes in the prevailing price of Dogecoin similarly will not necessarily result in a comparable change in the market value of Shares of the Trust. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased Dogecoin directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and index tracking risk. Investors will also forgo certain rights conferred by owning Dogecoin directly, such as the right to claim airdrops. See “Risk Factors — The inability to recognize the economic benefit of an ‘airdrop’ or a ‘fork’ could adversely impact an investment in the Trust.”

Pricing Benchmark tracking risk.

Although the Trust will attempt to structure its portfolio so that investments track the Pricing Benchmark, the Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.

The ability of the Trust or a Dogecoin Counterparty to buy or sell Dogecoin may be adversely affected by limited trading volume, lack of a market maker in the digital asset markets, or legal restrictions. It is also possible that a Dogecoin spot market or regulatory or governmental authority may suspend or restrict trading in Dogecoin altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting Dogecoin or other issues affecting counterparties. Dogecoin is a new asset with a very limited trading history. Therefore, the markets for Dogecoin may be less liquid and more volatile than other markets for more established products.

Shares of the Trust are intended to be listed and traded on the Exchange. There is no certainty that there will be liquidity available on the Exchange or that the market price will be in line with the NAV or the Principal Market NAV at any given time. There is also no guarantee that once the Shares of the Trust are listed or traded on the Exchange that they will remain so listed or traded.

If demand for Shares of the Trust exceeds the availability of Dogecoin from exchanges and the Trust is not able to secure additional supply, Shares of the Trust may trade at a premium to their underlying value. Investors who pay a premium risk losing such premium if demand for the Shares of the Trust abates or the Sponsor is able to source more Dogecoin. In such circumstances, Shares of the Trust could also trade at a discount.

Prior to their issuance, there was no public market for Shares of the Trust.

Counterparty risk.

The Sponsor, Trust, Dogecoin Counterparty, and Authorized Participants are subject to counterparty risk. A Dogecoin Counterparty may fail to deliver to the Trust’s account with a Dogecoin Custodian the amount of Dogecoin associated with a creation order, a Dogecoin Counterparty may fail to deliver to the Trust’s account at the Cash Custodian the amount of cash associated with a redemption order, or the Cash Custodian may fail to deliver to an Authorized Participant at settlement the cash proceeds from the sale of Dogecoin associated with a redemption order.

The value of the Shares may be influenced by a variety of factors unrelated to the value of Dogecoin.

The value of the Shares may be influenced by a variety of factors unrelated to the price of Dogecoin and the Dogecoin exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

●	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of Dogecoin have been developed specifically for this product;

●	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with a Dogecoin Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Dogecoin Blockchain may increase the potential for Dogecoin to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

The Administrator is solely responsible for determining the value of the Trust’s Dogecoin, the Trust’s NAV and the Trust’s Principal Market NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.

The Administrator will determine the Trust’s NAV and the Trust’s Principal Market NAV. The Administrator’s determination is made utilizing data from a Dogecoin Custodian’s operations and the Pricing Benchmark (in the case of the NAV) and the principal market for Dogecoin as determined by the Trust (in the case of the Principal Market NAV). To the extent that the Trust’s NAV or the Principal Market NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

The Administrator determines the NAV of the Trust as of 4:00 p.m. ET on each Business Day as soon as practicable after that time, and determines the Principal Market NAV as of 4:00 p.m. ET on the valuation date. If the Pricing Benchmark is not available, or if the Sponsor determines in good faith that the Pricing Benchmark does not reflect an accurate Dogecoin price, then the Administrator will determine NAV by reference to the Trust’s principal market. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion.

The Trust is subject to the risk that the Administrator may calculate the Pricing Benchmark in a manner that ultimately inaccurately reflects the price of Dogecoin. To the extent that the NAV, Principal Market NAV, the Pricing Benchmark, the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Administrator nor the Trustee will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Pricing Benchmark or other valuation method used to calculate the NAV and Principal Market NAV of the Trust. Any such change in the Pricing Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

Dogecoin Counterparties’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

The purchase of Dogecoin in connection with Basket creation orders may cause the price of Dogecoin to increase, which will result in higher prices for the Shares. Increases in the Dogecoin prices may also occur as a result of Dogecoin purchases by other market participants who attempt to benefit from an increase in the market price of Dogecoin when Baskets are created. The market price of Dogecoin may therefore decline immediately after Baskets are created.

Selling activity associated with sales of Dogecoin in connection with redemption orders may decrease the Dogecoin prices, which will result in lower prices for the Shares. Decreases in Dogecoin prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of as part of the creation and redemption process may have on the price of Dogecoin, sales and purchases of Dogecoin by similar investment vehicles (if developed) could impact the price of Dogecoin. If the price of Dogecoin declines, the trading price of the Shares will generally also decline.

The inability of Dogecoin Counterparties to hedge their Dogecoin exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient Dogecoin liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult for Authorized Participants to create or redeem Baskets (or cause them to not create or redeem Baskets). In addition, the hedging mechanisms employed by Dogecoin Counterparties to hedge their exposure to Dogecoin may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. The liquidity of the market will depend on, among other things, the adoption of Dogecoin and the commercial and speculative interest in the market.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of Dogecoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and recordkeeping requirements. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot digital asset exchange-traded products; however, there is as yet no definitive regulatory guidance on the specific details of how registered broker-dealers can comply with SEC rules with regard to transacting in or holding spot Dogecoin. Absent further regulatory clarity regarding whether and how registered broker-dealers can hold and deal in Dogecoin under applicable broker-dealer financial responsibility and other rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for Dogecoin may be unable to demonstrate compliance with such rules. While compliance with rules such as the customer protection rule, the net capital rule and recordkeeping requirements are primarily the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. Only certain Authorized Participants at present have the ability (either acting themselves or through their affiliates) to support in-kind creation and redemption activity.

Even with the SEC Staff’s recent statement clarifying that in-kind creations and redemptions are permitted, the Trust’s limited ability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders or otherwise, Authorized Participants will be limited in their ability to redeem or create Shares, in which case the arbitrage mechanism may not function as efficiently. This could result in impaired liquidity for the Shares, wider bid/ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s limited ability to facilitate in-kind creations and redemptions, and resulting relative reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences. Further, there can be no assurance that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.

The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of the Trust’s ability to borrow Dogecoin or cash as trade credit (“the Trade Credits”), which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Pricing Benchmark price used to determine the NAV. Even though the Authorized Participants are responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Dogecoin, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of Dogecoin, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to Dogecoin, which could harm Shareholders by causing them buy Shares at a price higher than the value of the underlying Dogecoin held by the Trust or sell Shares at a price lower than the value of the underlying Dogecoin held by the Trust, causing Shareholders to suffer losses.

To the knowledge of the Sponsor, exchange-traded products for spot-market commodities other than Dogecoin, such as gold and silver, generally employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has not been tested, and could be impacted by any resulting operational inefficiencies.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of Dogecoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

If the processes of creation and redemption of Shares (which depend on timely transfers of Dogecoin to and by a Dogecoin Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of Dogecoin, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting such Dogecoin Custodian, any operational issues that may arise from creating and redeeming Shares via cash transactions, the closing of Dogecoin trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners, or other problems or disruptions affecting the Dogecoin Blockchain, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Dogecoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, the Sponsor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Dogecoin Blockchain, the processing of transactions on the Dogecoin Blockchain may be disrupted, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of Dogecoin and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for Dogecoin should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering Dogecoin in return for Baskets, the price of Shares may diverge from the value of Dogecoin.

Authorized Participants may act in the same or similar capacity for other competing products.

Authorized Participants play a critical role in supporting the U.S. spot Dogecoin exchange-traded product ecosystem. Currently, the number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Trust or other competing products is limited. Authorized Participants may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot Dogecoin market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same Authorized Participants to support the trading activity of the Trust and liquidity in the Trust’s Shares.

To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting. To the extent that exchange-traded products offering exposure to the spot Dogecoin market or other digital assets utilize substantially the same Authorized Participants, this industry concentration may have the effect of magnifying the risks associated with the Authorized Participants, as operational disruptions or adverse developments impacting the Authorized Participants may be felt on an industry-wide basis, which, in turn, may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same Authorized Participants and, more generally, exchange-traded products offering exposure to the spot Dogecoin market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot Dogecoin market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of Dogecoin may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Dogecoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of Dogecoin and may fall.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of Dogecoin and other digital assets from other holders have occurred in the past. Because of the decentralized process for transferring Dogecoin, thefts can be difficult to trace, which may make Dogecoin a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including but not limited to, the Benchmark Provider, the Transfer Agent, the Administrator, or the Dogecoin Custodians) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cybersecurity breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s Dogecoin held in the Trust’s accounts with the Dogecoin Custodians will be appealing targets to hackers or malware distributors seeking to destroy, damage or steal the Trust’s Dogecoin or private keys and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or a Dogecoin Custodian is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s Dogecoin may be subject to theft, loss, destruction or other attack.

The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s Dogecoin. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Access to the Trust’s Dogecoin could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Service Provider, a Dogecoin Custodian, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s accounts with the Dogecoin Custodians, the private keys (and therefore Dogecoin) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Service Provider, the Dogecoin Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Dogecoin Custodians may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of one of the Trust’s accounts with a Dogecoin Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result.

If the Trust’s holdings of Dogecoin are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources, including insurance coverage, sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Custodian has extraordinarily limited liability to the Trust, which may adversely affect the Trust’s ability to seek recovery from them, even when they are at fault.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s Dogecoin. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s Dogecoin Custodians could become insolvent.

The Trust’s digital assets will be held in one or more accounts maintained for the Trust by each Dogecoin Custodian and may in the future be held at other custodian banks which may be located in other jurisdictions. The Dogecoin Custodians are not depository institutions as they are not insured by the FDIC. The insolvency of a Dogecoin Custodian or of any broker, custodian bank or clearing corporation used by such Dogecoin Custodian, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

The Trust is subject to risks due to its concentration of investments in a single asset.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with Dogecoin and digital assets. By concentrating its investment strategy solely in Dogecoin, any losses suffered as a result of a decrease in the value of Dogecoin can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are expected to be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) The Trust’s, a Dogecoin Counterparty’s or an Authorized Participant’s ability to purchase and sell or transfer and receive Dogecoin in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Dogecoin Blockchain; (3) the Dogecoin market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which Dogecoin trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.

The amount of Dogecoin represented by the Shares is expected to decline over time.

The amount of Dogecoin represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s Dogecoin to pay for the Sponsor Fee and other liabilities.

Each outstanding Share represents a fractional, undivided interest in the Dogecoin held by the Trust. The Trust does not generate any income and transfers Dogecoin to pay for the Sponsor Fee and other liabilities. Therefore, the amount of Dogecoin represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional Dogecoin over time, as the amount of Dogecoin required to create Shares proportionally reflects the amount of Dogecoin represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant Dogecoin price, the trading price of the Shares is expected to gradually decline relative to the price of Dogecoin as the amount of Dogecoin represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of Dogecoin represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of Dogecoin.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot Dogecoin market or other digital assets. If the SEC were to approve many or all of the currently pending applications for such exchange-traded Dogecoin products, many or all of such products, including the Trust, could fail to acquire substantial assets, initially or at all.

The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, and the likelihood that the Trust will achieve initial market acceptance and could have a detrimental effect on the scale and sustainability of the Trust and the Sponsor’s ability to generate meaningful revenues from the Trust.

If the Trust fails to achieve sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of Dogecoin. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust and the Sponsor are successful in achieving the intended scale for the Trust may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

A loss of confidence in, or breach of, a Dogecoin Custodian may adversely affect the Trust and the value of an investment in the Shares.

Custody and security services for the Trust’s Dogecoin are provided by the Dogecoin Custodians, although the Trust may retain one or more additional Dogecoin custodians at a later date. Dogecoin held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s Dogecoin holdings may be custodied by the Dogecoin Custodians and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced Dogecoin custodians and the Trust’s ability to securely safeguard its Dogecoin.

The Trust expects the Coinbase Custodian, the Anchorage Custodian and the BitGo Custodian will custody most or all of its Dogecoin holdings. A loss of confidence in or breach of a Dogecoin Custodian may adversely affect the Trust and the value of an investment in the Shares.

The Sponsor may need to find and appoint a replacement custodian or prime broker quickly, which could pose a challenge to the safekeeping of the Trust’s Dogecoin.

The Sponsor could decide to replace a Dogecoin Custodian as a custodian of the Trust’s Dogecoin or the Prime Broker as the provider of prime brokerages to the Trust. Transferring maintenance responsibilities of the Trust’s accounts with a Dogecoin Custodian or with the Prime Broker to another party would, in either case, likely be complex and could subject the Trust’s Dogecoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

The Sponsor may not be able to find a party willing to serve as a Dogecoin custodian under the same terms as the current Custodial Services Agreements, or as the Prime Broker under the same terms as the current Prime Broker Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as a Dogecoin Custodian or as the Prime Broker, as applicable, the Sponsor may be required to terminate the Trust and liquidate the Trust’s Dogecoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that costs more, the value of the Shares could be adversely affected.

Lack of recourse.

The Dogecoin Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its Dogecoin and any recovery may be limited, even in the event of fraud. In addition, the Dogecoin Custodians may not be liable for any delay in performance of any of their custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to the Dogecoin Custodians may be limited.

Under the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is limited to the greater of (i) the market value of the Trust’s Dogecoin held by the Coinbase Custodian at the time the events giving rise to the liability occurred and (ii) the fair market value of the Trust’s Dogecoin held by the Coinbase Custodian at the time that the Coinbase Custodian notifies the Sponsor or Trustee in writing, or the Sponsor or the Trustee otherwise has actual knowledge of the events giving rise to the liability.

Under the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the relevant agreement during the twelve-month period immediately preceding the first incident that caused the liability.

In addition, the BitGo Custodian shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which results directly or indirectly from any cause or condition beyond the reasonable control of the BitGo Custodian, including, but not limited to, any delay or failure due to an act of God, natural disasters, act of civil or military authorities, act of terrorists, including, but not limited to, cyber-related terrorist acts, hacking, government restrictions, exchange or market rulings, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophe or any other occurrence which is beyond the reasonable control of the BitGo Custodian.

Under the Anchorage Custodial Services Agreement, except for the Anchorage Custodian’s bad acts, confidentiality obligations under the Anchorage Custody Agreement, indemnification obligations under Anchorage Custody Agreement, or obligations with respect to rights to or limits on use under the Anchorage Custody Agreement, the Anchorage Custodian is not liable for any losses, whether in contract, tort or otherwise, for any amount in excess of fees paid by the Trust in the twelve (12) months prior to when the liability arises. Moreover, the Anchorage Custodian is not liable for (i) losses which arise from its compliance with applicable laws, including sanctions laws administered by OFAC; or (ii) special, indirect or consequential damages, or lost profits or loss of business arising in connection with the Anchorage Custody Agreement. In addition, the Anchorage Custodian is not be liable for any losses which arise as a result of the non-return of digital assets that the Trust has delegated to the Anchorage Custodian or a third party for on-chain services, such as staking, voting, vesting, and signaling, unless such losses occur as a result of the Anchorage Custodian’s fraud or intentional misconduct.

In addition, the Anchorage Custodian shall not be liable for the failure to perform or any delay in the performance of its obligations under the Anchorage Custody Agreement to the extent such failure or delay is caused by or results from a circumstance beyond its reasonable control and that could not have been prevented or avoided by the exercise of due diligence, as long as the fact of the occurrence of such event is duly proven or is reasonably provable, including, but not limited to natural catastrophes, fire, explosions, pandemic or local epidemic, war or other action by a state actor, public power outages, civil unrests and conflicts, labor strikes or extreme shortages, acts of terrorism or espionage, Domain Name System server issues outside the Anchorage Custodian’s direct control, technology attacks (e.g., DoS, DDoS, MitM), cyber-attack or malfunction on the blockchain network or protocol, or governmental action rendering performance illegal or impossible. The Anchorage Custodian shall not be held liable by the Trust for such non-performance or delay.

Under the Trust Agreement, the Trustee and the Sponsor generally will not be liable to the Trust or its Shareholders for any liability or expense incurred except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action or (3) breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or Shareholders to the Trustee or the Sponsor, including in the event of a loss of Dogecoin by the Dogecoin Custodians or the Prime Broker, is limited.

The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark calculation, errors, omissions or interruptions of the Pricing Benchmark or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Service Provider, the Trustee, the Administrator, the Transfer Agent, the Dogecoin Custodians or the Prime Broker.

Each of the Sponsor, the Service Provider, the Trustee, the Administrator, the Transfer Agent, the Dogecoin Custodians, and the Prime Broker has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, the Service Provider, the Trustee, the Administrator, the Transfer Agent, the Dogecoin Custodians or the Prime Broker may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the Dogecoin holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding Dogecoin. However, third parties may assert intellectual property rights claims relating to the operation of the Trust or against the Service Provider and the mechanics instituted for the investment in, holding of and transfer of Dogecoin. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its Dogecoin and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer Dogecoin may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its Dogecoin. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

In the event of the end of, or any material change to any affiliation between the Service Provider and the Dogecoin Foundation, or a change of control at the Service Provider or certain other contractual events the Sponsor may have to end its relationship with the Service Provider, which may affect the value of the Shares.

If the Sponsor learns of the end of, or any material change to any affiliation between the Service Provider and the Dogecoin Foundation, or a change of control at the Service Provider or upon the occurrence of certain other contractual events specified in the Support Service Agreement, the Sponsor may decide to terminate the Support Service Agreement and end its relationship with the Service Provider, which may generate adverse publicity, reduce the Trust’s brand value and adversely affect the value of the Shares.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its shareholders. These potential conflicts include, among others, the following:

●	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

●	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

●	The Sponsor and its staff also service affiliates of the Sponsor, including several other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	The Sponsor, its affiliates and their respective officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust; and

●	Affiliates of the Sponsor have substantial direct investments in Dogecoin that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its shareholders, and any increases, decreases or other changes in such investments could affect the value of the Shares.

By purchasing the Shares, shareholders agree and consent to the provisions set forth in the Trust Agreement.

Further, the Sponsor may have a conflict with respect to any future transactions that may be entered into with either the Sponsor’s ultimate parent company, FalconX, a leading institutional digital asset prime brokerage, or with any of the other affiliates of FalconX.

Unforeseeable risks.

Dogecoin has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the Dogecoin market, including advancements in the underlying technology or advancements in competing technologies, changes to Dogecoin may expose investors in the Trust to additional risks which are impossible to predict.

Risks Associated with the Pricing Benchmark and Pricing Benchmark Pricing

The Pricing Benchmark has a limited history.

The Pricing Benchmark has only been in operation since April 21, 2025, and the Pricing Benchmark has only featured its current roster of Constituent Exchanges since August 30, 2025. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the spot markets that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of Dogecoin in the future. The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark.

Pricing sources used by the Pricing Benchmark are digital asset spot markets that facilitate the buying and selling of Dogecoin and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of Dogecoin may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of Dogecoin used in Pricing Benchmark calculations and, therefore, could adversely affect the Dogecoin price as reflected by the Pricing Benchmark.

The Pricing Benchmark is based on various inputs which include price data from various third-party Dogecoin spot markets. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change the pricing benchmark.

The Sponsor, in its sole discretion, may cause the Trust to track (or price its portfolio based upon) a pricing benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another pricing benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to the following:

●	Third parties may be able to purchase and sell Dogecoin on public or private markets not included among the Constituent Exchanges, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price.

●	There may be variances in the prices of Dogecoin on the various Constituent Exchanges, including as a result of differences in fee structures or administrative procedures on different Constituent Exchanges.

●	The prices on each Constituent Exchange or pricing source may not be equal to the value of a Dogecoin as represented by the Pricing Benchmark.

●	To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Exchange, or the global market price of Dogecoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Dogecoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of Dogecoin.

●	To the extent market prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of Dogecoin, which could adversely affect the value of the Shares.

The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

Risks related to pricing.

As set forth under “NAV Determinations” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of Dogecoin in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.

The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s Dogecoin holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV and the Principal Market NAV for a number of reasons, including price volatility, trading activity, the closing of Dogecoin trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of Dogecoin.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of Dogecoin per Share.

Shareholders also should note that the size of the Trust in terms of total Dogecoin held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s Dogecoin holdings or Dogecoin holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

Whether Dogecoin is offered or sold as a “security” under U.S. federal securities laws remains unsettled.

The SEC has asserted its belief that a number of digital assets are properly classified as “securities” under U.S. federal securities laws in a number of complaints against the issuers of such assets, or against platforms trading or transacting in such assets. Courts have agreed that such assets may have been offered or sold in transactions that constituted securities, or have agreed that the SEC has a plausible case that such assets may have been offered or sold in transactions that constituted securities. Staff of the SEC’s Division of Corporation Finance have released a statement on February 27, 2025 indicating that transactions in certain “memecoins” do not involve the offer and sale of securities under the federal securities laws. That statement represents the views of the staff of the Division of Corporation Finance and is not a rule, regulation, guidance, or statement of the SEC. That statement has no legal force or effect, and it is possible that the SEC could in future disagree with it, or take a different view.

In future litigation, other courts might disagree with the assessment that these or other digital assets, such as Dogecoin, are offered or sold as securities depending on the characteristics of the transaction. To the extent that a court were to find that the Trust had engaged in unregistered offers and sales of securities, the Trust could be subject to penalties, disgorgement and other sanctions, which would significantly negatively impact the Trust and the value of Shares.

In accordance with the Sponsor’s internal policies and procedures, the Sponsor engaged in a review process to determine whether Dogecoin has been offered or sold as a security and based off the review it has determined it has not. This determination is a risk-based judgement by the Sponsor that is attendant with legal risk as it is possible regulatory agencies or courts could disagree with this determination.

If Dogecoin is determined to be offered or sold as a security by a federal court or transactions in Dogecoin are determined to be securities transactions by a federal court, the Trust could be considered an unregistered “investment company” under the Investment Company Act, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of investment company securities and there is no guarantee that the Sponsor will be able to register the Trust under the 1940 Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

It may also become more difficult for Dogecoin to be traded, cleared and custodied as compared to other digital assets that are not considered to be offered or sold as securities, which could in turn negatively affect the liquidity and general acceptance of Dogecoin and cause users to migrate to other digital assets. Further, if any other digital asset with widespread markets is determined to be offered or sold as a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for Dogecoin as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. In addition, digital asset trading platforms that feature digital assets that are determined to be offered or sold as securities may face penalties or be required to shut down if they do not have the licenses required to facilitate electronic markets in securities, which could result in a reduction of the liquidity of Dogecoin markets. As such, any determination that Dogecoin or any other digital asset is offered or sold as a security under federal or state securities laws may adversely affect the price of Dogecoin and, as a result, the value of the Shares.

To the extent that Dogecoin is deemed to fall within the definition of being offered or sold as a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the 1940 Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s Dogecoin at a time that is disadvantageous to Shareholders.

There is a lack of consensus regarding the regulation of digital assets, including Dogecoin.

Regulation of digital assets continues to evolve across different jurisdictions worldwide, which may cause uncertainty and insecurity as to the legal and tax status of a given digital asset. As Dogecoin and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including the FinCEN, SEC, OCC, CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.

For example, certain events in 2022, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate digital asset intermediaries, such as digital asset exchanges and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank, and Signature Bank, which in some cases provided services to the digital assets industry, or similar future events, may amplify and/or accelerate these trends. In January 2023, the federal banking agencies issued a joint statement on digital-asset risks to banking organizations following events which exposed vulnerabilities in the digital-asset sector, including the risk of fraud and scams, legal uncertainties, significant volatility, and contagion risk. Although banking organizations are not prohibited from digital-asset related activities, the agencies have expressed significant safety and soundness concerns with business models that are concentrated in digital-asset related activities or have concentrated exposures to the digital-asset sector.

U.S. federal and state regulators, have issued reports and releases concerning digital assets, including Dogecoin and digital asset markets. Further, in 2023 the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets, and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning digital assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the digital asset industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is difficult to predict how these and other related events will affect us or the digital asset business.

It is not possible to predict whether Congress will grant additional authorities to the SEC or to other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital asset markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and Dogecoin held by the Trust more specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. In 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the BSA by acting as a money services business and selling the digital asset without registering with FinCEN, and by failing to implement and maintain an adequate anti-money laundering program. In a March 2018 letter from FinCEN’s assistant secretary for legislative affairs to U.S. Senator Ron Wyden, the assistant secretary indicated that under current law both the developers and the exchanges involved in the sale of tokens in an initial coin offering may be required to register with FinCEN as money transmitters and comply with the anti-money laundering regulations applicable to money transmitters.

OFAC has added digital asset addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether Dogecoin that has been associated with such addresses in the past can be easily sold. This “tainted” Dogecoin may trade at a substantial discount to untainted Dogecoin. Reduced fungibility in the Dogecoin markets may reduce the liquidity of Dogecoin and therefore adversely affect their price.

In February 2020, then-U.S. Treasury Secretary Steven Mnuchin stated that digital assets were a “crucial area” on which the U.S. Treasury Department has spent significant time. Secretary Mnuchin announced that the U.S. Treasury Department is preparing significant new regulations governing digital asset activities to address concerns regarding the potential use for facilitating money laundering and other illicit activities. In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In January 2021, U.S. Treasury Secretary nominee Janet Yellen stated her belief that regulators should “look closely at how to encourage the use of digital assets for legitimate activities while curtailing their use for malign and illegal activities.”

In February 2022, Representative Warren Davidson introduced the “Keep Your Coins Act,” which is intended “[t]o prohibit Federal agencies from restricting the use of convertible virtual currency by a person to purchase goods or services for the person’s own use, and for other purposes.”

In March 2022, Senators Elizabeth Warren, Jack Reed, Mark Warner, and Jon Tester introduced the Digital Asset Sanctions Compliance Enhancement Act in an attempt to ensure blacklisted Russian individuals and businesses do not use digital assets to evade economic sanctions.

On January 23, 2025, President Trump issued an executive order titled “Executive Order on Strengthening American Leadership in Digital Financial Technology” that outlined the administration’s commitment to strengthening U.S. leadership in the digital asset space and established an inter-agency working group for artificial intelligence and digital assets that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets, including stablecoins, in the United States.

In March 2022, Representative Stephen Lynch, along with co-sponsors Jesús G. García, Rashida Tlaib, Ayanna Pressley, and Alma Adams, introduced H.R. 7231, the Electronic Currency and Secure Hardware Act (“ECASH Act”), which would direct the Secretary of the U.S. Treasury Department (not the Federal Reserve) to develop and issue a digital analogue to the U.S. dollar, or “e-cash,” which is intended to “replicate and preserve the privacy, anonymity-respecting, and minimal transactional data-generating properties of physical currency instruments such as coins and notes to the greatest extent technically and practically possible,” all without requiring a bank account. E-cash would be legal tender, payable to the bearer and functionally identical to physical U.S. coins and notes, “capable of instantaneous, final, direct, peer-to-peer, offline transactions using secured hardware devices that do not involve or require subsequent or final settlement on or via a common or distributed ledger, or any other additional approval or validation by the United States Government or any other third party payments processing intermediary,” including fully anonymous transactions, and “interoperable with all existing financial institutions and payment systems and generally accepted payments standards and network protocols, as well as other public payments programs.”

In April 2022, Senator Pat Toomey released a draft of his Stablecoin Transparency of Reserves and Uniform Safe Transactions Act, or Stablecoin TRUST Act. The draft bill contemplates a “payment stablecoin,” which is convertible directly to fiat currency by the issuer. Only an insured depository institution, a money transmitting business (authorized by its respective state authority) or a new “national limited payment stablecoin issuer” would be eligible to issue payment stablecoins. Additionally, payment stablecoins would be exempt from the federal securities requirements, including the 1933 Act, the Exchange Act and the 1940 Act.

In June 2022, Senators Kirsten Gillibrand and Cynthia Lummis introduced the “Responsible Financial Innovation Act,” which was drafted to “create a complete regulatory framework for digital assets that encourages responsible financial innovation, flexibility, transparency and robust consumer protections while integrating digital assets into existing law.” Importantly, the legislation would assign regulatory authority over digital asset spot markets to the CFTC and codify that digital assets that meet the definition of a commodity, such as bitcoin and ether, would be regulated by the CFTC.

In 2023, Congress continued to consider several stand-alone digital asset bills, including a formal process to determine when digital assets will be treated as either securities to be regulated by the SEC or commodities under the purview of the CFTC, what type of federal/state regulatory regime will exist for payment stablecoins and how the BSA will apply to digital asset providers. The Financial Innovation and Technology for the 21st Century Act (“FIT21”) advanced through the United States House of Representatives in a vote along bipartisan lines.

FIT21 would require the SEC and the CFTC to jointly issue rules or guidance that would outline their process in delisting a digital asset that they deem inconsistent with the CEA, federal securities laws and FIT21. The bill, in part, would also provide a certification process for blockchains to be recognized as decentralized, which would allow the SEC to challenge claims made by token issuers about meeting the outlined standards.

Legislative efforts have also focused on setting criteria for stablecoin issuers and what rules will govern redeemability and collateral. The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry (the “McHenry Bill”), would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin. The McHenry Bill would establish bank-like regulation and supervision for federal qualified nonbank payment stablecoin issuers. These requirements include capital, liquidity and risk management requirements, application of the BSA and the Gramm-Leach-Bliley Act’s customer privacy requirements, certain activities limits, and broad supervision and enforcement authority. The McHenry Bill would grant state regulators primary supervision, examination and enforcement authority over state stablecoin issuers, leaving the Federal Reserve Board with secondary, backup enforcement authority for “exigent” circumstances. The McHenry Bill would also amend the Investment Advisers Act of 1940 (the “Advisers Act”), the 1940 Act, the 1933 Act, the Exchange Act and the Securities Investor Protection Act of 1970 to specify that payment stablecoins are not securities for purposes of those federal securities laws. On February 4, 2025, Sen. Bill Hagerty introduced the Guiding and Establishing National Innovation for U.S. Stablecoins of 2025 Act – the GENIUS Act – cosponsored by Senate Banking Chair Tim Scott and Sens. Kirsten Gillibrand and Cynthia Lummis, which would establish a U.S. regulatory framework for payment stablecoins. The GENIUS Act was passed by the U.S. Senate on June 17, 2025 and by the U.S. House of Representatives on July 17, 2025. It was signed into law by President Trump on July 18, 2025. Like the McHenry Bill, the GENIUS Act provides for a regulatory framework where payment stablecoin issuers may be either a subsidiary of an insured bank, an uninsured depository institution or trust bank, or a nonbank, and primarily regulated at either the federal or state level. It also provides for stablecoin reserve requirements and require bank-like regulation for both bank and nonbank stablecoin issuers.

Several other bills have advanced through Congress to curb digital assets as a payment gateway for illicit activity and money laundering. The “Blockchain Regulatory Clarity Act” would provide clarity to the regulatory classification of digital assets, providing market certainty for innovators and clear jurisdictional boundaries for regulators by affirming that blockchain developers and other related service providers that do not custody customer funds are not money transmitters. The “Financial Technology Protection Act,” another bipartisan measure, would set up an independent Financial Technology Working Group to combat terrorism and illicit financing in digital assets. The “Blockchain Regulatory Certainty Act” aims to protect certain blockchain platforms from being designated as money-services businesses. Both acts advanced through the House with bipartisan support.

In a similar effort to prevent money laundering and stop digital asset-facilitated crime and sanctions violations, bipartisan legislation was introduced to require DeFi services to meet the same anti-money laundering and economic sanctions compliance obligations as other financial companies. DeFi generally refers to applications that facilitate peer-to-peer financial transactions that are recorded on blockchains. By design, DeFi provides anonymity, which can allow malicious and criminal actors to evade traditional financial regulatory tools. Noting that transparency and sensible rules are vital for protecting the financial system from crime, the “Crypto-Asset National Security Enhancement and Enforcement (‘CANSEE’) Act” was introduced. The CANSEE Act would end special treatment for DeFi by applying the same national security laws that apply to banks and securities brokers, casinos and pawn shops, and other digital asset companies like centralized trading platforms. DeFi services would be forced to meet basic obligations, most notably to maintain anti-money laundering programs, conduct due diligence on their customers, and report suspicious transactions to FinCEN.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.

The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of Dogecoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.

The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

In addition, a determination that Dogecoin is offered or sold as a security under U.S. or foreign law could adversely affect an investment in the Trust.

The future activities of the Service Provider could cause the SEC or a court to consider transactions in Dogecoin to be subject to the federal securities laws.

To the extent the Service Provider or its affiliates take any actions to develop or add value to the Dogecoin Blockchain or that have the effect of driving up the value or price of Dogecoin, or undertake marketing or publicity efforts in relation to such further efforts, the SEC or one or more courts may take the view that such actions require the application of the federal securities laws to one or more transactions in Dogecoin. For instance, pursuant to the Support Services Agreement, the Service Provider has agreed to provide certain research, data, operational support and marketing services to the Trust. The Service Provider’s marketing services include introducing and assisting in meetings with the Service Provider’s existing service providers and relationships for the provision of marketing, distribution and sales services; consulting on marketing efforts; consulting on the development and execution of ongoing sales and marketing strategy; and marketing support. Moreover, the Service Provider and/or its affiliates may engage in general promotional activities or provide support to the Dogecoin Blockchain community, which could indirectly influence the value or price of Dogecoin. If the SEC or one or more courts determine that such actions require the application of federal securities laws, the Trust could face regulatory and legal risks, including increased compliance costs, potential enforcement actions, and restrictions on its operations. These risks could adversely affect the Trust’s operations, the value of the Shares, and the ability of the Trust to achieve its investment objective.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the CEA.

The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future and current laws and regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of Dogecoin and related products and services continues to evolve, may take many different forms and will, therefore, impact Dogecoin and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for Dogecoin businesses to provide services, which may impede the growth of the Dogecoin economy and have an adverse effect on consumer adoption of Dogecoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of Dogecoin’s status as not being offered or sold as a security, changes to regulations surrounding digital asset futures or derivative or other related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over Dogecoin, the Dogecoin Blockchain, Dogecoin trading, or related activities impacting other parts of the digital asset market, may adversely impact Dogecoin and therefore may have an adverse effect on the value of your investment in the Trust.

The legal status of Dogecoin and other digital assets varies substantially from country to country. In many countries, the legal status of Dogecoin is still undefined or changing. Some countries have deemed the usage of certain digital assets illegal. Other countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investors), banned the local banks from working with digital assets or have restricted digital assets in other ways. For example, Dogecoin and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions, such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. In some countries, such as the United States, different government agencies define digital assets differently, leading to further regulatory conflict and uncertainty.

In addition, cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including Dogecoin. The effect of any existing regulation or future regulatory change on the Trust or Dogecoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

If the CFTC determines that Dogecoin is a “commodity” under the CEA and the rules thereunder, it may have jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for Dogecoin. The CFTC may pursue enforcement actions relating to fraud and manipulation involving Dogecoin and Dogecoin markets. Beyond instances of fraud or manipulation, the CFTC generally would not oversee cash or spot market exchanges or transactions involving Dogecoin that do not use collateral, leverage, or financing.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect Dogecoin, particularly with respect to Dogecoin spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of Dogecoin. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Dogecoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Dogecoin economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of Dogecoin, and, in turn, the value of the Shares.

Any change in regulation in any particular jurisdiction may impact the supply and demand of that specific jurisdiction and other jurisdictions due to the global network of exchanges for Dogecoin, as well as composite prices used to calculate the underlying value of the Trust’s Dogecoin, as such data sources span multiple jurisdictions.

Future legal or regulatory developments may negatively affect the value of Dogecoin or require the Trust or the Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which Dogecoin are treated for classification and clearing purposes. In particular, although Dogecoin is currently understood to be a commodity when transacted on a spot basis, Dogecoin itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in Dogecoin to full CFTC regulatory jurisdiction. Alternatively, in the future Dogecoin might be classified by the SEC or one or more federal courts as being offered or sold as a “security” under U.S. federal securities laws. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. In particular, the Trust may be required to rapidly unwind its entire position in Dogecoin at potentially unfavorable prices and potentially terminate, in the event that transactions of Dogecoin were determined to fall under the definition of being offered or sold as securities under U.S. securities laws. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders. As of the date of this Prospectus, the Sponsor is not aware of any rules that have been proposed to regulate Dogecoin as a commodity interest or as being offered or sold as a security.

To the extent that Dogecoin is determined to be offered or sold as a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Advisers Act. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s Dogecoin at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

To the extent that Dogecoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s Dogecoin at a time that is disadvantageous to Shareholders.

The SEC has recently proposed rule changes amending and redesignating rule 206(4)-2 under the Advisers Act (the “Custody Rule”). The proposed “Safeguarding Rule” would amend the definition of a “qualified custodian” under the Custody Rule and expand the scope of the Custody Rule to cover all digital assets, including Dogecoin, and related advisory activities. If enacted as proposed, these rule changes would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including Dogecoin. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the Dogecoin Custodians. It is possible that such amendments, if adopted, could prevent the Dogecoin Custodians from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Dogecoin Custodians currently play, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of Dogecoin) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders), and the value of the Shares or an investment in the Trust could be affected. Further, the proposed amendments could have a severe negative impact on the price of Dogecoin and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to Dogecoin, or causing certain holders of Dogecoin to sell their holdings.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the BSA, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participants to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participants may also instead decide to terminate their roles as Authorized Participants of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust, including gains and losses realized in connection with the use or sale of Dogecoin to pay Trust expenses or facilitate redemption transactions. The Trust does not expect to make quarterly distributions to Shareholders and accordingly any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. If a Shareholder sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of Dogecoin and transactions involving Dogecoin for United States federal income tax purposes may change.

Under current IRS guidance, Dogecoin is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in Dogecoin in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which Dogecoin is exchanged and the taxpayer’s basis in the Dogecoin. However, because Dogecoin is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in Dogecoin or in transactions relating to investments in Dogecoin may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of Dogecoin may have a negative effect on prices of Dogecoin and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving Dogecoin. In addition, the IRS and U.S. Treasury Department have promulgated final Treasury regulations regarding the tax information reporting rules for digital asset transactions. While the U.S. Treasury Department and the IRS have started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in Dogecoin or in transactions relating to investments in Dogecoin is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein do not constitute any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.

The tax treatment of Dogecoin and transactions involving Dogecoin for state and local tax purposes is not settled.

Because Dogecoin is a new technological innovation, the tax treatment of Dogecoin for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of Dogecoin for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of Dogecoin may have negative consequences, including the imposition of a greater tax burden on investors in Dogecoin or the imposition of a greater cost on the acquisition and disposition of Dogecoin generally. Moreover, it cannot be ruled out that the tax treatment by tax authorities and courts could be interpreted differently or could be subject to changes in the future. Any such treatment may have a negative effect on prices of Dogecoin and may adversely affect the value of the Shares.

The taxation of Dogecoin and associated companies can vary significantly by jurisdiction and is subject to risk of significant revision. Such revision, or the application of new tax schemes or taxation in additional jurisdictions, may adversely impact the Trust’s performance. Before making a decision to invest in the Trust, investors should consult their local tax advisor on taxation.

A hard “fork” of the Dogecoin Blockchain could result in Shareholders incurring a tax liability.

The Trust intends to disclaim any digital assets created by a fork of the Dogecoin Blockchain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Dogecoin Blockchain results in holders of Dogecoin receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Dogecoin Blockchain and the Trust claims the new forked asset, the Trust could hold both the original Dogecoin and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of a digital asset is a taxable event giving rise to ordinary income equal to the value of the new digital asset. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Dogecoin Custodians to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for U.S. federal income tax purposes. A grantor trust is not permitted to vary the investment portfolio of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are expected to be listed for trading on the Exchange under the market symbol “TDOG”. Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the Dogecoin spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

Dogecoin is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where Dogecoin trade. In a highly volatile market, or if one or more spot markets supporting the Dogecoin market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor and the Service Provider will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share or the Principal Market NAV per Share.

The Sponsor and the Service Provider each relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.

The Sponsor and the Service Provider each relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor or the Service Provider, as applicable.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee, the Sponsor and the Service Provider.

In addition, certain personnel performing services on behalf of the Sponsor or the Service Provider will be shared with the respective affiliates of the Sponsor and the Service Provider, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open (such as, for example, where the current and anticipated total assets of the Trust relative to the current and anticipated total expenses of the Trust would make continued operation of the Trust impracticable), then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Sponsor.

The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the courts of the state of Maryland and any federal courts located in Maryland will be the exclusive jurisdiction for any claims, suits, actions or proceedings. However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Maryland and any federal courts located in Maryland is an inconvenient venue or is otherwise inappropriate. As such, a Shareholder could be required to litigate a matter relating to the Trust in a Maryland court, even if that court may otherwise be inconvenient for the Shareholder.

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the 1933 Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the total deposit required to create each Basket (“Creation Basket Deposit”) would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Shareholders may be adversely affected by an overstatement or understatement of the NAV or the Principal Market NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV or the Principal Market NAV calculation.

The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. Dogecoin valued using techniques other than those employed by the Pricing Benchmark, including Dogecoin investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.

Shareholders may be adversely affected by the amendment of the Trust Agreement without shareholder consent.

Subject to certain exceptions set forth in the Trust Agreement, the Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, an agreement supplemental to the Trust Agreement, or an amended and restated trust agreement, which amendments may materially adversely affect the interests of the Shareholders.

DOGECOIN, DOGECOIN MARKETS AND REGULATION OF DOGECOIN

This section of the Prospectus provides a more detailed description of Dogecoin, including information about the historical development of Dogecoin, how a person holds Dogecoin, how to use Dogecoin in transactions, how to trade Dogecoin, the spot markets where Dogecoin can be bought, held and sold, the Dogecoin over-the-counter (“OTC”) market and Dogecoin validating.

Dogecoin and the Dogecoin Blockchain

Dogecoin is a digital asset that is created and transmitted through the operations of the peer-to-peer “Dogecoin Network,” a decentralized network of computers that operates on cryptographic protocols. The Dogecoin Blockchain is the decentralized ledger upon which Dogecoin transactions are processed and settled, serving as the underlying technology of the Dogecoin Network. No single entity owns or operates the Dogecoin Blockchain, the infrastructure of which is collectively maintained by a decentralized user base.

The Dogecoin Network allows people to exchange tokens of value, Dogecoin, which are recorded on the Dogecoin Blockchain. Dogecoin can be used to pay for goods and services, including to send a transaction on the Dogecoin Network, or it can be converted to fiat currencies, such as the U.S. dollar. The Dogecoin Network is based on a shared public ledger, the Dogecoin Blockchain, similar to the Bitcoin network. However, the Dogecoin Network differentiates itself from other digital asset networks in that its stated primary function is community-driven and widely used for tipping and microtransactions, rather than serving as a store of value. The Dogecoin Network is designed to be a fast and accessible peer-to-peer payment system. As a result, the Dogecoin Network and Dogecoin aim to improve the ease and affordability of transferring value while fostering a fun and inclusive community around the digital asset.

Dogecoin was originally developed by software engineers Billy Markus and Jackson Palmer as a lighthearted take on the rapidly emerging digital asset market. Markus and Palmer believed that existing digital assets at the time, such as Bitcoin, had overly grandiose goals to “change the world,” and launched Dogecoin as a fun, community-driven, and lighthearted alternative. Dogecoin emphasized ease of use and a sense of humor. The project adopted a popular internet meme – a photograph of a Shiba Inu dog named Kabosu, which was the “top meme” for 2013 according to an online meme ranking system called “Know Your Meme” – as its brand image and mascot, and chose the name “Dogecoin” in reference to the dog as a way of emphasizing the fun and friendly aspects of the project. The use of an internet meme as inspiration for the project later caused users to refer to Dogecoin as a memecoin, and sparked the creation of many competitor memecoins. Dogecoin quickly became popular following its launch, gaining adoption as a speculative investment and as a tool for tipping and small transactions. The Dogecoin Foundation was established in 2014 as a not-for-profit entity that supports the Dogecoin crypto-currency through development and advocacy and provides Dogecoin trademark defense to prevent abuse and fraud.

Built on the framework of Litecoin, Dogecoin uses a simplified and energy-efficient proof-of-work mechanism using the cryptographic algorithm “Scrypt”, which allows for faster transaction processing compared to Bitcoin. Relative to Bitcoin, which utilizes the SHA-256 cryptographic algorithm, the Dogecoin Blockchain is optimized for speed, processing transactions in approximately one minute, as opposed to approximately 10 minutes for bitcoin, and is energy-efficient compared to many other blockchain systems.

Dogecoin offers several key advantages relative to other digital assets. The first is its fast settlement times, which make it ideal for microtransactions and everyday payments. The second is its affordability, with transaction fees typically remaining extremely low. Dogecoin also benefits from its scalability, capable of handling significant transaction volumes without the delays often associated with other blockchain networks. Dogecoin also benefits from having a “fair launch,” which means that no single person or entity – including Markus and Palmer – received grants of Dogecoin prior to the launch; instead, all new Dogecoin has been earned in the market through mining activity. Lastly, the Dogecoin community’s focus on inclusivity and engagement has made it a widely recognized digital asset with a strong and vibrant ecosystem that has been sustained through multiple bull and bear markets.

Transactions are validated on the Dogecoin Blockchain by a network of independent nodes. These nodes participate in securing and updating the ledger through a proof-of-work mechanism. Any participant can run a node to validate transactions and contribute to the health and integrity of the network. Unlike permissioned systems, the Dogecoin Blockchain operates in a fully decentralized and permissionless manner, allowing anyone to join and participate in the network without requiring approval or relying on trusted entities.

The process begins when a user submits a transaction to the Dogecoin Network. The submitted transaction is broadcast to nodes within the network. Miners, who act as validators, then group transactions into blocks and compete to solve a computational puzzle as part of the proof-of-work process. The first miner to successfully solve the puzzle adds their block of transactions to the blockchain. Once a block is added, it is shared with all nodes in the network, which validate the new block and ensure that it conforms to the blockchain’s rules. This decentralized process ensures the accuracy and security of the Dogecoin Blockchain.

Notably, Dogecoin miners may engage in “merged mining” with the Litecoin network, because Dogecoin and Litecoin use the same Scrypt-based proof-of-work consensus mechanism. Merged mining occurs when a single miner mines blocks on two chains at once. The process allows the smaller chain to benefit from the security of the larger chain, but can introduce risks of centralization and conflicts of interest.

Before engaging in Dogecoin transactions, a user generally must first install Dogecoin wallet software on their computer or mobile device. This software allows the user to generate a private and public key pair associated with a Dogecoin address. The Dogecoin wallet enables the user to connect to the blockchain and transfer Dogecoin to, and receive Dogecoin from, other users.

Each Dogecoin address, or wallet, is associated with a unique “public key” and “private key” pair. To receive Dogecoin, the recipient provides their public key (or wallet address) to the sender initiating the transfer. This process is similar to providing a routing number for a wire transfer in traditional banking. The sender approves the transfer to the recipient’s address by “signing” the transaction with their private key, ensuring the transaction’s authenticity. The recipient, however, keeps their private key confidential and never shares it with the sender or any other party.

Dogecoin’s decentralized, permissionless architecture, combined with its fast and low-cost transactions, makes it an efficient and accessible network for peer-to-peer value transfers and a range of practical use cases.

Dogecoin can be held in various types of wallets, including hardware wallets, software wallets, and custodial wallets provided by digital asset trading platforms. A wallet stores the private keys that control the account on the Dogecoin Blockchain. The private key is essential for signing transactions on the blockchain. Whoever possesses the private key associated with a Dogecoin account effectively controls the Dogecoin held by that account. Wallets that are used to store cryptographic keys can be “hot” or “cold.” A hot wallet is connected to the internet, and is thus readily available to facilitate trading, but may be more vulnerable to hacking. A cold wallet is a wallet that stores cryptographic keys offline, such as on a computer that has no internet access, a segregated piece of hardware, or a piece of paper.

In Dogecoin transactions, neither the recipient nor the sender reveals their private keys. The private key authorizes the transfer of funds from one address to another without exposing sensitive information. However, if a user loses their private key, they may permanently lose access to the Dogecoin in the associated wallet. Similarly, Dogecoin is irretrievably lost if the private key is deleted and no backup exists.

When sending Dogecoin, the user’s wallet software must validate the transaction with the private key. This digitally signed transaction is then broadcast to the Dogecoin Network, where miners validate and confirm it through the proof-of-work process. Since every computation on the Dogecoin Network requires processing power, there is a small transaction fee paid by the sender. This fee ensures that the network remains efficient and incentivizes miners to process transactions.

Dogecoin’s straightforward wallet system and decentralized transaction process make it an accessible and secure option for transferring value in a peer-to-peer manner.

Some Dogecoin transactions are conducted “off-blockchain” and are therefore not recorded on the Dogecoin Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding Dogecoin or the reallocation of ownership of certain Dogecoin in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset trading platform.

In contrast to on-blockchain transactions, which are publicly recorded on the Dogecoin Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not true Dogecoin Network transactions, as they do not involve the transfer of transaction data on the Dogecoin Blockchain and do not reflect the movement of Dogecoin between addresses recorded on the ledger.

For these reasons, off-blockchain transactions are subject to risks. Any such transfer of Dogecoin ownership is not protected by the protocol underlying the Dogecoin Blockchain and is not recorded or validated through the blockchain’s decentralized ledger mechanism.

The Dogecoin Blockchain supports multi-signature accounts, where multiple keys can be required to authorize transactions. This adds an extra layer of security for holding and transferring large amounts of Dogecoin.

Several recent developments have occurred on the Dogecoin Network. For instance, Dogecoin active addresses rose from 61,892 on May 7, 2025 to 674,527 on May 14, 2025, possibly due to Coinbase Global’s announcement of upcoming wrapped Dogecoin support on Base, Coinbase Global’s Layer-2 Ethereum scaling solution. In addition, in April 2025, the Dogecoin Foundation announced the upcoming arrival of layer 2 (L2) technology on the Dogecoin Network.

Summary of a Dogecoin Transaction

The following is a summary of a payment transaction of Dogecoin on the Dogecoin blockchain.

A transaction is initiated by a user who holds a Dogecoin wallet. The user uses their wallet (whether it’s a software wallet, hardware wallet, or a digital asset exchange platform) to create the transaction. This transaction includes details such as the destination address, the amount of Dogecoin to be transferred, and any additional data such as multi-signature conditions.

To authenticate the transaction, the user’s wallet signs the transaction using the private key associated with their Dogecoin address. The private key is essential, as it proves ownership of the address and authorizes the movement of funds. The signing process generates a unique cryptographic signature based on the transaction details and the private key. This ensures that the transaction cannot be modified after signing.

Once signed, the transaction is broadcasted to the Dogecoin Network. This involves sending the transaction to a decentralized network of nodes. The transaction is propagated across the Dogecoin Network, where it is received by multiple miners. Miners are independent nodes that maintain a copy of the Dogecoin Blockchain and participate in the proof-of-work consensus process.

The Dogecoin Blockchain uses proof-of-work, where miners compete to solve cryptographic puzzles to validate transactions. They ensure that each transaction is valid by checking factors such as whether the sender has sufficient funds and if the transaction is correctly signed. After solving the puzzle, the miner broadcasts the solution to the network. Once a block of transactions is confirmed by the network, it is added to the blockchain.

The Dogecoin Blockchain operates on blocks, with each new block being added approximately every one minute. When a transaction is included in a block and that block is added to the Dogecoin Blockchain, the transaction is considered confirmed. Once confirmed, the transaction is difficult to reverse, and the recipient’s balance is updated while the sender’s balance is deducted. A small transaction fee, typically paid in Dogecoin, is deducted from the sender’s account to incentivize miners. Each transaction is assigned a unique transaction ID, which can be used to track and verify the transaction on the Dogecoin Blockchain. Once the transaction is confirmed, it becomes part of the immutable blockchain, providing a permanent and transparent record of the transfer.

Dogecoin Markets and Exchanges

Dogecoin can be transferred in direct peer-to-peer transactions by sending Dogecoin over the Dogecoin Blockchain from one Dogecoin address to another. Users can use Dogecoin to pay other Dogecoin users for goods and services, resembling a barter system. Consumers can also pay merchants and businesses for products or services through direct peer-to-peer transactions on the Dogecoin Blockchain or via third-party service providers. Dogecoin can also be used in this manner to tip or send gifts to users.

In addition to using Dogecoin for transactions, investors may purchase and sell Dogecoin to speculate on its market value or as a long-term investment to diversify their portfolios. The value of Dogecoin within the market is influenced by factors such as supply and demand in the global Dogecoin market, expectations for Dogecoin’s adoption as a store of value or payments mechanism, the number of merchants accepting Dogecoin as payment, the continued interest in the Dogecoin meme, and the volume of peer-to-peer transactions, among others.

Dogecoin spot markets typically permit investors to open accounts with the market and then purchase and sell Dogecoin via websites or through mobile applications. Prices for trades on Dogecoin spot markets are typically reported publicly. An investor opening a trading account on a digital asset trading platform must deposit an accepted government-issued currency into its account with the trading platform, or a previously acquired digital asset, before they can purchase or sell assets on the trading platform. The process of establishing an account with a digital asset trading platform and trading Dogecoin is different from, and should not be confused with, the process of users sending Dogecoin from one Dogecoin address to another Dogecoin address on the Dogecoin blockchain. This latter process is an activity that occurs on the Dogecoin Network, while the former is an activity that occurs entirely within the order book operated by the digital asset trading platform. The digital asset trading platform typically records the investor’s ownership of Dogecoin in its internal books and records, rather than on the Dogecoin blockchain. The digital asset trading platform ordinarily does not transfer Dogecoin to the investor on the Dogecoin blockchain unless the investor makes a request to the exchange to withdraw the Dogecoin in their trading platform trading account to an off-platform Dogeocin wallet.

Outside of spot markets, Dogecoin can also be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for Dogecoin, investment managers, proprietary trading firms, high-net-worth individuals that trade Dogecoin on a proprietary basis, entities with sizeable Dogecoin holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of Dogecoin. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via phone or email—and then one of the two parties will then initiate the transaction. For example, a seller of Dogecoin could initiate the transaction by sending the Dogecoin to the buyer’s Dogecoin address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset trading platforms.

In addition, Dogecoin futures and options trading occurs on exchanges in the United States regulated by the CFTC. The market for CFTC-regulated trading of Dogecoin derivatives has developed substantially. As of November 26, 2025, CFTC regulated Dogecoin futures represented approximately $3,488,766.00 in notional trading volume on Coinbase Derivatives, LLC (the “Coinbase Dogecoin Futures Market”), representing around $3,244,807.50 in open interest per day. Through the common membership of the Exchange and the Coinbase Dogecoin Futures Market in the Intermarket Surveillance Group (“ISG”), the Exchange may obtain information regarding trading in the Shares and listed Dogecoin derivatives from the Coinbase Dogecoin Futures Market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the Coinbase Dogecoin Futures Market allows for the surveillance of Dogecoin futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between the Exchange and the Coinbase Dogecoin Futures Market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of the Exchange’s rules and the applicable federal securities laws and rules. The Exchange has also implemented surveillance procedures to monitor the trading of the Shares on the Exchange during all trading sessions and to deter and detect violations of Exchange rules and the applicable federal securities laws.

As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust will not directly purchase or sell Dogecoin, although the Trustee may direct the Dogecoin Custodians to sell Dogecoin to pay certain expenses. Instead, Authorized Participants will deliver Dogecoin to the Trust’s accounts with the Dogecoin Custodians in exchange for Shares of the Trust, and the Trust, through the Dogecoin Custodians, will deliver Dogecoin to Authorized Participants when those Authorized Participants redeem Shares.

No Limit on Dogecoin Supply

Unlike other digital assets such as bitcoin, there is no limit to Dogecoin’s supply. Every time a new block is mined on the Dogecoin Network – which occurs roughly every 1 minute – miners are rewarded with 10,000 Dogecoin. This means that approximately 5.26 billion new Dogecoin are created each year. This number will not change unless the block reward is adjusted or the network adopts an issuance cap. As of November 23, 2025, the current circulating supply of Dogecoin was around 151.9 billion Dogecoin and the closing price of Dogecoin on such day was $0.14.

Modifications to the Dogecoin Blockchain Protocol

Modifications to the Dogecoin protocol involves a structured process. The first step is identifying a need or improvement that could benefit the Dogecoin Network. This might be related to performance, security, new features, or other enhancements. The proposer drafts a formal proposal outlining the suggested change. This proposal typically includes technical details, rationale, potential benefits, and any drawbacks or risks.

The proposal is shared with the Dogecoin community, typically through forums such as the Dogecoin GitHub repository or community discussion platforms. This allows for initial feedback, questions, and suggestions from developers, miners, and other stakeholders. During this phase, the proposer may refine the proposal based on community input. Open dialogue is crucial to ensure the proposal addresses the community’s needs and concerns.

If the proposal is generally well-received, the next step involves writing the necessary code to implement the change. This is often done by the proposer or a group of developers with expertise in the Dogecoin codebase. The new code is rigorously tested in various environments, such as test networks (like Dogecoin’s Testnet), to ensure that the change does not introduce bugs or vulnerabilities and works as intended under different scenarios. The code is then reviewed by other developers, especially those with deep knowledge of Dogecoin’s code. This peer review process is critical to maintain the integrity and security of the network.

Once the code is developed and tested, it is proposed as a “soft fork” or “hard fork” to the Dogecoin Network. If the proposal is a soft fork, it is backward-compatible, and the change can be adopted without affecting the overall network’s operation. For a hard fork, a more significant change would require the network to split or require everyone to upgrade to the latest version. Miners and full nodes on the Dogecoin Network will need to signal their approval for the proposed change through specific consensus mechanisms or voting processes.

For a change to be activated, it must receive approval from a sufficient number of miners or stakeholders, typically requiring a majority vote. The change is then included in a new software release, which all nodes must update to in order to remain compatible with the network. Once activated, the new functionality or modification becomes part of Dogecoin’s protocol.

After deployment, the change is monitored to ensure it operates as expected in the live environment. If any issues arise, the community may address them through further updates or modifications. Additionally, the relevant documentation (such as Dogecoin’s technical documentation, API references, etc.) is updated to reflect the new features or modifications. The community is informed of the successful implementation through official channels, including developer blogs, forums, and updates to the GitHub repository.

Forms of Attack Against the Dogecoin Blockchain

All networked systems are vulnerable to various types of attacks, and the Dogecoin Network is no exception. Like any decentralized computer network, Dogecoin’s blockchain contains certain vulnerabilities. The Dogecoin Network relies on a decentralized network of full nodes and miners who maintain the consensus on the validity and order of transactions. These nodes form the backbone of the consensus mechanism, ensuring the integrity of the blockchain.

Each full node in the Dogecoin Network maintains a list of trusted peers, similar to a Unique Node List (UNL) in other networks. For a malicious actor to take over the network, they would need to control a significant portion of the mining power or nodes involved in consensus. In theory, to successfully alter the Dogecoin blockchain, a malicious actor would need to control more than 50% of the network’s mining power, often referred to as a “51% attack.”

If a malicious actor cannot control enough mining power, they might attempt to compromise the nodes that are already trusted by the network. This could involve hacking, bribery, deception or coercion.

Another potential attack is a selfish mining attack. In this type of attack, a malicious actor could attempt to create an alternate version of the blockchain that diverges from the main chain, attempting to create a situation where their block chain becomes accepted by the rest of the network. This could disrupt the consensus and potentially cause a split.

A malicious actor could also conduct an “eclipse attack.” In an eclipse attack, a malicious actor could isolate parts of the network so that the malicious actor’s nodes can influence the consensus in isolated sections of the network, eventually leading to a split or takeover.

This is not intended as an exhaustive list of all forms of attack against the Dogecoin Network. For additional information, see “Risk Factors.”

Market Participants

Miners

In the Dogecoin Network, miners play an essential role in the validation process. Unlike some networks, Dogecoin miners use a proof-of-work consensus mechanism to validate transactions. Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers. Miners compete to solve cryptographic puzzles and, in return, are rewarded with newly minted Dogecoin as well as transaction fees. Unlike bitcoin mining, which requires sophisticated application specific integrated circuits (ASICs) to perform, Dogecoin mining can be conducted on many consumer grade software systems. The mining process ensures the integrity and security of the blockchain, preventing fraud and double-spending. The majority of mining hashrate is directed by participants of mining pools, where miners combine their computational power and share rewards.

Banks and Financial Institutions

Banks and financial institutions may explore the potential of Dogecoin as a medium of exchange or store of value. Financial entities interested in Dogecoin may run full nodes or integrate Dogecoin into their services, using it for online payments or trading on exchanges.

Investment and Speculative Sector

The investment and speculative sector includes both private and professional investors who trade Dogecoin as an asset. Many participants in the Dogecoin market engage in speculative trading, buying and selling Dogecoin to profit from market fluctuations. While institutional involvement is limited compared to more established assets, the Dogecoin market continues to grow in popularity among retail investors, especially with Dogecoin’s increased presence in digital asset trading platforms and rising interest in memecoins.

Retail Sector

The retail sector consists of users who engage in direct peer-to-peer Dogecoin transactions. These users send Dogecoin over the network to pay for goods or services. While Dogecoin is not yet a widely accepted form of payment, there has been interest from consumers and businesses adopting Dogecoin for various types of transactions, including online payments and tipping. However, its use as a mainstream payment method remains limited compared to other digital assets like Bitcoin

Service Sector

This sector includes companies that provide a variety of services related to Dogecoin, such as buying, selling, payment processing, and custodial services. Major digital asset exchanges, such as Coinbase, Kraken, and Binance, allow users to trade Dogecoin. Additionally, there are custodial services that allow users to store Dogecoin securely. As the Dogecoin Network continues to grow in popularity, it is expected that more service providers will emerge, offering a wider range of services and expanding the overall ecosystem.

Competition

Dogecoin and Shiba Inu (“SHIBA”) are two of the most prominent meme-based digital assets, but they differ significantly in scale, adoption, and technical architecture. As of December 18, 2025, Dogecoin and SHIBA were the ninth and twenty-fourth largest digital assets by market capitalization with $18.63 billion and $4.16 billion in market value respectively, per CoinMarketCap, and had relative seven-day trading volume averages of 1.67 billion and 175.71 million respectively, per Coinbase.

From a technical standpoint, Dogecoin operates on a proof-of-work model with a transaction throughput of around 30 TPS, while SHIBA is an Ethereum Request for Comment 20, or ERC-20 token, on the Ethereum blockchain using a proof-of-stake consensus via its Layer 2 network, Shibarium, which can reportedly process up to 150 TPS. While Dogecoin commands broader adoption and liquidity, SHIBA offers higher transaction scalability and deeper DeFi integration, positioning it as Dogecoin’s most relevant competitor in the evolving meme coin landscape.

While Dogecoin has enjoyed some success in its limited history, the aggregate value of outstanding Dogecoin is smaller than that of bitcoin and ether and may be eclipsed by the more rapid development of other digital assets.

Regulation of Dogecoin and the Dogecoin Network and Government Oversight

The Binance Complaint, the SEC’s actions against XRP’s issuer and the issuer of the TerraUSD and LUNA digital assets, as well as seemingly inconsistent views of different district court judges, underscore the continuing uncertainty around which digital assets are securities, and demonstrate that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual use in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be offered or sold as a security.

If Dogecoin is found by a court or other regulatory body to be offered or sold as a security, the Trust could be considered an unregistered “investment company” under the 1940 Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the 1933 Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Trust’s assessment that Dogecoin is not offered or sold as a security.

To the extent that Dogecoin is deemed to fall within the definition of being offered or sold as a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the 1940 Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s Dogecoin at a time that is disadvantageous to Shareholders.

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset spot markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of spot markets or other service-providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors.

Recent events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset exchanges, platforms, and custodians.

In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology”, aimed to reorient the federal governments approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and U.S. Treasury Department’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for digital assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks.

The CFTC may have regulatory jurisdiction over Dogecoin derivatives markets, if these were to develop in the United States. In addition, if the CFTC determines that Dogecoin is a “commodity” under the CEA and the rules thereunder, it may have jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for Dogecoin. The CFTC may pursue enforcement actions relating to fraud and manipulation involving Dogecoin and Dogecoin markets. Beyond instances of fraud or manipulation, the CFTC generally would not oversee cash or spot market exchanges or transactions involving Dogecoin that do not use collateral, leverage, or financing.

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Dogecoin Network, the Dogecoin markets, and their users, particularly Dogecoin spot markets and service providers that fall within such jurisdictions’ regulatory scope. Foreign jurisdictions including Canada, Germany, Sweden and Switzerland have also approved exchange-traded Dogecoin products.

The effect of any future regulatory change on the Trust or Dogecoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND DOGECOIN PRICES

Overview of the Trust

The Trust is an exchange-traded fund that issues Shares that trade on the Exchange. The Trust’s investment objective is to reflect the performance of Dogecoin, as measured by the performance of the Pricing Benchmark, adjusted for the Trust’s expenses and liabilities. In seeking to achieve its investment objective, the Trust will hold Dogecoin and will value its Shares daily based on the Dogecoin price reported by the Pricing Benchmark. The Trust is sponsored by 21Shares US LLC, a wholly owned subsidiary of 21co Holdings Limited (formerly known as Amun Holdings Limited). The ultimate parent company of 21co Holdings Limited is FalconX, a leading institutional digital asset prime brokerage.

The Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use Dogecoin by investing in the Trust’s Shares rather than purchasing, holding and trading Dogecoin directly. The latter alternative would require selecting a Dogecoin spot market and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.

Use of the CF Dogecoin-Dollar US Settlement Price Index

The net assets of the Trust and its Shares are valued on a daily basis with reference to the CF Dogecoin-Dollar US Settlement Price Index, the Pricing Benchmark, a standardized reference rate published by CF Benchmarks Ltd., the Benchmark Provider, that is designed to track the performance of Dogecoin in U.S. dollars. The Pricing Benchmark is calculated daily and aggregates the notional value of Dogecoin trading activity across major Dogecoin spot exchanges. The Benchmark Provider is the administrator of the Pricing Benchmark. The Trust also uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. Dollar value of Dogecoin in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Pricing Benchmark was created to facilitate financial products based on Dogecoin and provides a USD-denominated reference rate for the spot price of Dogecoin. The Pricing Benchmark leverages real-time prices from multiple constituent exchanges (the “Constituent Exchanges”) to provide a representative spot price. Each Constituent Exchange is weighted proportionally to its trailing 24-hour liquidity with adjustments for price variance and inactivity. The Pricing Benchmark is calculated based on the Relevant Transactions of the Constituent Exchanges. Calculation steps on any given day for which the Pricing Benchmark is published are as follows: (1) all Relevant Transactions are added to a joint list, recording the trade price and size for each transaction; (2) the list is partitioned (i.e., trades are added to a partition) into a number of equally-sized time intervals; (3) for each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions (i.e., across the Constituent Exchanges). A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation; and (4) the Pricing Benchmark is then given by the equally-weighted average of the volume-weighted medians of all partitions.

The use of an equally-weighted average, as opposed to a volume-weighted average, to calculate the Pricing Benchmark results in a single large trade or cluster of trades occurring in any one partition having only a limited effect on the Pricing Benchmark. Adjustments are made to the calculation for delayed data, missing data and erroneous data. “Relevant Transaction” means any digital asset base asset versus the quote asset spot trade that occurs during the TWAP Period on a Constituent Exchange in the Relevant Pair that is reported through its Application Programming Interface (“API”) to the Benchmark Provider. “TWAP Period” means the 60 minutes leading up to 4:00 p.m. London time. For more information on how the Benchmark Provider calculates the Pricing Benchmark, see the CF Settlement Prices Methodology Guide available on the Benchmark Provider’s website at https://www.cfbenchmarks.com. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

As of October 6, 2025, the Constituent Exchanges included in the Pricing Benchmark that is utilized by the Trust are Gemini, Coinbase, Crypto.com, Bitstamp and Kraken. As of October 7, 2025, Coinbase makes up 43.61% of the market share by trading volume of the Pricing Benchmark, with Gemini holding 0.98%, Crypto.com holding 10.75%, Bitstamp holding 13.81% and Kraken holding the remaining 30.85% of the market share by trading volume.

Coinbase provides a platform for people to engage with digital assets through trading, staking, and other activities. The Constituent Exchanges had an aggregate trading volume in the DOGECOIN-USD pair on a quarterly basis during the period from July 1, 2024 to September 30, 2025 as shown in the table below:

Aggregate Trading Volume of DOGE-USD Markets (US$)
Period	Bitstamp*	Crypto.com*	Coinbase	Gemini	Kraken	Total
2024 Q3	N/A	N/A	2,527,319,647	38,962,468	535,220,317	3,130,467,996
2024 Q4	N/A	N/A	21,870,411,060	507,029,613	4,577,144,873	27,593,469,385
2025 Q1	N/A	N/A	9,055,529,283	131,576,675	1,709,297,483	11,290,277,083
2025 Q2	N/A	N/A	4,121,745,271	78,289,228	1,187,652,792	6,079,503,052
2025 Q3	507,010,105	462,661,993	7,129,381,442	248,661,566	3,006,811,675	13,362,244,931

*	Bitstamp and Crypto.com begun contributing to CF Dogecoin-Dollar Settlement Prices on August 30, 2025.

The table below reflects the market share of each of the Constituent Exchanges included in the Pricing Benchmark using data observed by the Benchmark Provider through the public APIs of the Constituent Exchanges from July 1, 2024 to September 30, 2025:

Market Share of DOGE-USD Trading
Period	Bitstamp*	Crypto.com*	Coinbase	Gemini	Kraken	Other
2024 Q3	N/A	N/A	80.73%	1.24%	17.10%	0.93%
2024 Q4	N/A	N/A	79.26%	1.84%	16.59%	2.32%
2025 Q1	N/A	N/A	80.21%	1.17%	15.14%	3.49%
2025 Q2	N/A	N/A	67.80%	1.29%	19.54%	11.38%
2025 Q3	3.79%	3.46%	53.35%	1.86%	22.50%	15.03%

*	Bitstamp and Crypto.com begun contributing to CF Dogecoin-Dollar Settlement Prices on August 30, 2025.

Gemini’s headquarters are located in New York, New York, and Gemini is registered as a money services business with FinCEN and holds state licenses to engage in money transmission, or the state equivalent, in applicable U.S. states. Coinbase operates as a remote-first company and has no physical headquarters, and is registered as a money services business with FinCEN, and holds licenses to engage in money transmission, or the state equivalent, in the majority of U.S. states. Kraken’s headquarters are located in San Francisco, California, and is registered as a money services business with FinCEN and holds licenses to engage in money transmission, or the state equivalent, in the majority of U.S. states. Bitstamp is a U.K. based platform licensed under NY DFS Bitlicense and is registered as a money services business with FinCEN and holds state licenses to engage in money transmission, or the state equivalent, in applicable U.S. states. Crypto.com is a Singapore-based trading platform with a Digital Token License from the Monetary Authority of Singapore. Crypto.com is also registered as a Money Services Business with FinCEN.

While each of the Constituent Exchanges is subject to a range of federal and state laws regarding various aspects of their functioning, neither of the Constituent Exchanges is currently registered with the SEC as a national securities exchange, broker-dealer or clearing agency. Further information regarding the domicile, regulation and legal compliance of the Constituent Exchanges may be found, where available, on the websites for such Constituent Exchanges and public registers for compliance with local regulations, among other places.

An oversight function is implemented by the Benchmark Provider in seeking to ensure that the Pricing Benchmark is administered through the Benchmark Provider’s codified policies for Pricing Benchmark integrity. The Pricing Benchmark is administered through the Benchmark Provider’s codified policies for Pricing Benchmark integrity, including a conflicts of interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the UK BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Pricing Benchmark is subject to oversight by the CME CF Oversight Committee. The CME CF Oversight Committee shall be comprised of at least five members, including at least: (i) two who are representatives of the Chicago Mercantile Exchange (such representatives, the “CME Members”); (ii) one who is a representative of the Benchmark Provider (“CF Member”); and (iii) two who bring expertise and industry knowledge relating to benchmark determination, issuance and operations. The CME CF Oversight Committee meets no less frequently than quarterly. The CME CF Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available.

The Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of Dogecoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps, the Pricing Benchmark thereby seeks to ensure that transactions in Dogecoin conducted at outlying prices do not have an undue effect on the value of a specific partition, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the benchmark level, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.

The Sponsor holds full discretion to change either the Pricing Benchmark or the Benchmark Provider subject to proper notification to shareholders. Shareholder approval is not required. Adjustments to the Pricing Benchmark could impact the NAV of the Trust. These adjustments may result in variations in the calculated spot price of Dogecoin, thereby affecting the valuation of the Trust’s assets and the NAV per Share.

Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com/data/indices/DOGEUSD_NY. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

A trading venue is eligible as a “Constituent Exchange” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant digital asset base asset against the corresponding quote asset, including markets where the quote asset is made fungible with Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The CME CF Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Exchange” does not fall or become unavailable to a degree that impacts the integrity of the Pricing Benchmark given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended. An “Accepted Asset” means a digital asset that is a fully reserve backed digital token, commonly referred to as a “stablecoin”, that seeks to peg its value to that of the quote asset, where the issuer operates a 1:1 redemption facility and solely holds reserve assets that are in line with the prevailing regulations enforced for government security money market funds in major jurisdictions such as the United States, United Kingdom and the European Union.

Furthermore, it must, in the opinion of the CME CF Oversight Committee, fulfill the following criteria:

1.	The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds for it to be admitted as a constituent exchange.

2.	The average daily volume the venue would have contributed during the observation window for the Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

3.	The venue has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

4.	The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

5.	The venue complies with applicable law and regulation, including, but not limited to, capital markets regulations, money transmission regulations, client money custody regulations, KYC and AML regulations.

6.	The venue cooperates with inquiries and investigations of regulators and the Administrator upon request and must execute data sharing agreements with CME Group. Once admitted, a constituent exchange must demonstrate that it continues to fulfill criteria 2 to 5 inclusive. Should the average daily contribution of a constituent exchange fall below 3% for any reference rate, then the continued inclusion of the venue as a constituent exchange to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

Additionally, a trading venue may be nominated for addition to the list of Constituent Exchanges by any member of the public, exchange or the CME CF Oversight Committee.

The Sponsor has selected the Pricing Benchmark for its quality and rigor as well as its broad, well-balanced universe, which the Sponsor believes best reflects the market price of Dogecoin.

The Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark (the “Benchmark Licensing Agreement”). The Trust is entitled to use the Pricing Benchmark pursuant to a sub-licensing arrangement with the Sponsor. Pursuant to the Benchmark Licensing Agreement, the Benchmark Provider provides each of the Sponsor, the Trust, and their affiliates a non-exclusive, non-transferable, non-sub-licensable, perpetual, worldwide, license to access, view and use the Pricing Benchmark to develop, create, calculate, settle, maintain or support and market the Trust. Such license will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.

As the Pricing Benchmark is calculated as a price return, it does not track airdrops involving Dogecoin. Accordingly, the Trust does not participate in airdrops, as further described above in “Risk Factors — The inability to recognize the economic benefit an ‘airdrop’ or a ‘fork’ could adversely impact an investment in the Trust.”

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD. , ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD. , ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY PRICING BENCHMARK LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

NAV DETERMINATIONS

Calculation of NAV and NAV per Share

The Trust’s NAV will be calculated based on the Trust’s net asset holdings as reconciled to the Dogecoin Custodians’ accounts on a market approach, determined on a daily basis in accordance with the Pricing Benchmark price, as promptly as practicable after 4:00 p.m. ET. In determining the Trust’s NAV, the Administrator values the Dogecoin held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed, the fact that there are multiple Dogecoin spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various exchanges.

The Trust’s NAV per Share is calculated by:

●	taking the current market value of its total assets based on the Dogecoin price determined by the Pricing Benchmark;

●	subtracting any liabilities; and

●	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released as promptly as practicable after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. EST). The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides an opportunity for the Administrator to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. Any such correction could adversely affect the value of the Shares. If the Pricing Benchmark is not available, or if the Sponsor determines in good faith that the Pricing Benchmark does not reflect an accurate Dogecoin price, then the Administrator will determine NAV by reference to the Trust’s principal market. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply, and the Sponsor may make this determination in its sole discretion.

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, Solactive will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the trading day based off of more recent Dogecoin pricing information to reflect any changes in the value of the Trust’s underlying assets and, therefore, the Trust’s NAV.

The Trust is subject to the risk that the Administrator may calculate the Pricing Benchmark in a manner that ultimately inaccurately reflects the price of Dogecoin. To the extent that the NAV, Principal Market NAV, the Pricing Benchmark, the Administrator’s or the Sponsor’s other valuation methodology are incorrectly calculated, neither the Sponsor, the Administrator nor the Trustee will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Pricing Benchmark or other valuation method used to calculate the NAV and Principal Market NAV of the Trust. Any such change in the Pricing Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. Solactive will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Sponsor will communicate its NAV calculation methodology clearly.

Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants. Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.

The Trust does not expect that price differentials for Dogecoin across exchanges would have a meaningful impact on this arbitrage mechanism. Furthermore, the Trust does not expect that the closure of any single one exchange would meaningfully impact the arbitrage mechanism because Authorized Participants typically source underlying spot Dogecoin liquidity from multiple exchanges. The Trust acknowledges, however, that this arbitrage mechanism could potentially be adversely impacted if halts in the trading of spot Dogecoin were to occur across multiple exchanges, whether due to breaches or otherwise.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

Calculation of Principal Market NAV and Principal Market NAV per Share

In addition to calculating NAV and NAV per Share, for purposes of the Trust’s financial statements, the Trust determines the Principal Market NAV and Principal Market NAV per Share on each valuation date for such financial statements. The determination of the Principal Market NAV and Principal Market NAV per Share is identical to the calculation of NAV and NAV per Share, respectively, except that the value of Dogecoin is determined using the fair value of Dogecoin based on the price in the Dogecoin market that the Trust considers its “principal market” as of 4:00 p.m. ET on the valuation date, rather than using the Pricing Benchmark.

The Trust has adopted a valuation policy, which provides for the procedure for valuing the Trust’s assets. The policy also sets forth the procedures to determine the principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining the Principal Market NAV and Principal Market NAV per Share in accordance with FASB ASC 820-10, which outlines the application of fair value accounting. Under its valuation policy, the Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts an analysis at least on a quarterly basis to determine whether there have occurred any changes in Dogecoin markets and its operations that would require a change in the Sponsor’s determination of the Trust’s principal market.

The Trust identifies and determines the Dogecoin principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of fair value measurement framework in FASB ASC 820-10. This analysis is performed from the perspective of both the Trust and the Dogecoin Counterparty.

ASC 820-10 determines fair value to be the price that would be received for Dogecoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that Dogecoin is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.

Under ASC 820-10, a principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed.

The Trust receives Dogecoin from Dogecoin Counterparties and may also transact on any “Digital Asset Markets”, which are defined as Exchange Markets, Brokered Markets, Dealer Markets, and Principal-to-Principal Markets, each as defined in ASC 820-10-35-36A.

In determining which of the eligible Digital Asset Markets is the Trust’s principal market, the Trust obtains reliable volume and level of activity information and reviews these criteria in the following order:

First, the Trust reviews a list of Digital Asset Markets and scopes in the markets that the Trust reasonably believes are operating in compliance with applicable laws and regulations and those that are accessible to the Trust and the Authorized Participant.

Second, the Trust sorts the remaining Digital Asset Markets from high to low based on volume and level of activity of Dogecoin traded on each Digital Asset Market.

Third, the Trust then reviews intra-day pricing fluctuations and the degree of variances in price on Digital Asset Markets to identify any material notable variances that may impact the volume or price information of a particular Digital Asset Market.

Fourth, the Trust then selects a Digital Asset Market as its principal market based on the highest market-based volume, level of activity, and price stability in comparison to the other Digital Asset Markets on the list. Based on information reasonably available to the Trust, Exchange Markets have the greatest volume and level of activity for the asset. The Trust therefore looks to accessible Exchange Markets as opposed to the Brokered Market, Dealer Market and Principal-to-Principal Markets to determine its principal market.

As a result of the analysis, the Trust will select an Exchange Market as the Trust’s principal market. Based on the Trust’s initial assessment, the NAV and NAV per Share will be calculated using the fair value of Dogecoin based on the price provided by this Exchange, as promptly as practicable after 4:00 p.m., ET on the measurement date for GAAP purposes. The Trust anticipates that this Exchange will be normally transacted on by both the Trust and the Dogecoin Counterparty.

The Trust will update its Principal Market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Sponsor’s determination of the Trust’s principal market.

The Sponsor on behalf of the Trust will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

The cost basis of the investment in Dogecoin recorded by the Trust for financial reporting purposes is the fair value of Dogecoin at the time of transfer. The cost basis recorded by the Trust may differ from proceeds collected by an Authorized Participant from the sale of the corresponding Shares to investors.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Maryland statutory trust, formed on April 1, 2025 pursuant to the MSTA. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust (“Shares”) that may be purchased and sold on the Exchange. The Trust will operate pursuant to the Trust Agreement. Wilmington Trust, N.A., a Maryland trust company, is the trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on June 16, 2021.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of Dogecoin represented by the NAV of the Baskets being created or redeemed. The total amount of Dogecoin required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.

The Trust has no operating history. The Trust and the Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot Dogecoin market or other digital assets. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust is successful in achieving its intended scale may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust will pay the Sponsor the unitary Sponsor Fee of 0.50% of the Trust’s NAV weekly in arrears. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

The Sponsor Fee will accrue daily and will be payable in Dogecoin weekly in arrears. The Administrator will calculate the Sponsor Fee on a daily basis by applying a 0.50% annualized rate to the Trust’s NAV, and the amount of Dogecoin payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor Fee.

As partial consideration for receipt of the Sponsor Fee, the Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including (i) the Service Provider Fees, (ii) the Marketing Fee, (iii) fees to the Administrator, if any, (iv) fees to the Dogecoin Custodians, (v) fees to the Transfer Agent, (vi) fees to the Trustee, (vii) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or Exchange Act, (xi) printing and mailing costs, (xii) costs of maintaining the Sponsor’s website and (xiii) applicable license fees (each, a “Sponsor-paid Expense” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of a Dogecoin Custodian, Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). Of the Sponsor-paid Expenses, ordinary course legal fees and expenses shall be subject to a cap of not in excess of $100,000.00 per annum. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense if, among other reasons, the Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust.

After the payment of the Sponsor Fee to the Sponsor, the Sponsor may elect to convert some or all of the Sponsor Fee into cash by selling this Dogecoin at market prices, in the Sponsor’s sole discretion. Due to the variance in market prices for Dogecoin, the rate at which the Sponsor converts Dogecoin to cash may differ from the rate at which the Sponsor Fee was initially paid in Dogecoin.

The Dogecoin Custodians will assume the transfer fees associated with the transfer of Dogecoin to the Sponsor with respect to the Sponsor Fee, and any further expenses associated with such transfer will be assumed by the Sponsor. The Trust shall not be responsible for any fees and expenses associated with the transfer of Dogecoin to pay the Sponsor Fee and Additional Trust Expenses, including any fees and expenses incurred by the Sponsor to convert Dogecoin received in payment of the Sponsor Fee into cash.

Pursuant to the Trust Agreement, the Sponsor or its delegates will direct a Dogecoin Custodian to transfer Dogecoin from the Trust’s Cold Vault Balance as needed to pay the Sponsor’s Fee and Additional Trust Expenses, if any. The Sponsor or its delegates will endeavor to transfer the smallest amount of Dogecoin needed to pay applicable expenses. The Sponsor, in arranging for payment of Additional Trust Expenses, may in its discretion direct that the Trust’s Dogecoin be exchanged for U.S. Dollars. Under such circumstances, the Trust will not utilize a Dogecoin Custodian to arrange for the sale of the Trust’s Dogecoin to pay the Trust’s expenses and liabilities. Rather, the Sponsor will arrange for the Prime Broker or another third-party digital asset trading platform to exchange the Trust’s Dogecoin for U.S. dollars in such a situation.

Termination of the Trust

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

●	180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the CFTC determines that the Trust is a commodity pool under the CEA, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

●	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its Dogecoin;

●	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of Dogecoin for purposes of determining the NAV of the Trust;

●	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since the Depository Trust Company (“DTC”) or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●	the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●	the Sponsor elects to terminate the Trust after the Trustee, Administrator or any of the Dogecoin Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN or require a BitLicense under New York law; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the beneficial owners of the Trust may propose and approve) shall take full charge of the property of the Trust. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with section 12-611 of the MSTA, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including registered owners and beneficial owners of the Trust who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to registered owners of the Trust, and (b) to the beneficial owners of the Trust pro rata in accordance with their respective percentage interests of the property of the Trust. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s Dogecoin assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying Dogecoin holdings upon the dissolution of the Trust.

Upon termination of the Trust, following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Maryland law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor will not exercise day-to-day oversight over the Trustee, the Dogecoin Custodians, or the Benchmark Provider. The Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis. The Sponsor has engaged the Service Provider pursuant to the Support Services Agreement to provide certain research, data, operational assistance and marketing services to the Trust. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor’s unified fee.

The Sponsor is a wholly-owned subsidiary of 21co Holdings Limited (formerly known as Amun Holdings Limited). The ultimate parent company of 21co Holdings Limited is FalconX. At present, the respective primary business activities of 21co Holdings Limited and FalconX are, with respect to 21co Holdings Limited, providing exchange traded products and technology services in the digital asset space through its subsidiaries and, with respect to FalconX, providing comprehensive access to global digital asset liquidity and a full range of trading services (including through its affiliates).

21Shares AG, an affiliate of the Sponsor, has considerable experience issuing and operating exchange-traded products that provide exposure to digital assets, operating such exchange-traded products since 2018. As of December 1, 2025, 21Shares AG oversees approximately $7.91 billion in assets under management and 60 digital asset-related exchange-traded products across various jurisdictions. Although the Sponsor is a relatively new entity within the broader structure of 21Shares AG and its affiliates (collectively, the “21Shares Group”), the Sponsor utilizes a similar management team that the 21Shares Group has used in issuing and operating these exchange-traded products. Since January 2024, June 2024, June 2024 and July 2024, the Sponsor has served as sponsor to Ark 21Shares Bitcoin ETF, 21Shares Solana ETF, 21Shares XRP ETF and 21Shares Ethereum ETF, each an exchange-traded product registered under the 1933 Act and which provide exposure to spot bitcoin and trades, spot Solana and trades, spot XRP and trades and spot Ethereum and trades, and which trade on listed exchanges under the symbols “ARKB”, “TSOL,” “TOXR” and “TETH”, respectively. The Sponsor also serves as sponsor to the following entities: (i) 21Shares Polkadot ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on January 31, 2025; (ii) 21Shares Sui ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on May 1, 2025; (iii) 21Shares Sei ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on August 28, 2025; (iv) 21Shares Ondo Trust, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on July 22, 2025; (v) 21Shares Injective ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on October 20, 2025; and (vi) 21Shares Hyperliquid ETF, a Delaware statutory trust that filed a registration statement on Form S-1 with the SEC on October 29, 2025. If any of these products are subsequently declared effective by the SEC, they each expect to become exchange-traded products registered under the 1933 Act that will provide exposure to spot digital assets and will trade on an exchange. Additionally, since November 2025, the Sponsor serves as sub-adviser to four investment companies registered under the 1940 Act.

The principal office of the Sponsor is:

21Shares US LLC

477 Madison Avenue, 6th Floor

New York, New York 10022

The Service Provider

House of Doge Inc., the corporate arm of the Dogecoin Foundation, provides certain support services around the launch, listing and marketing of the Shares. House of Doge and the Dogecoin Foundation have entered into an agreement to cross-promote each other’s goods and services. The agreement permits House of Doge an exclusive and official license to use the Dogecoin Foundation’s trademarks. The agreement has an initial term of five years and may be terminated by mutual agreement or for material breach. As the corporate arm of the Dogecoin Foundation, the Service Provider is the official corporate partner of the Dogecoin Foundation, committed to transforming Dogecoin into a fully integrated and accessible global payment platform and currency. The Service Provider’s mission is to advance the mainstream adoption of Dogecoin by enhancing its utility through real-world application. According to House of Doge, House of Doge has partnered with CleanCore Solutions, Inc. (“CleanCore”) to form a digital asset trust that is being used to fund purchases of Dogecoin (the “Official Dogecoin Treasury”) and facilitate Dogecoin’s use as a transactional currency and long-term reserve asset. Supported by the Dogecoin Foundation and House of Doge, CleanCore’s stated near-term objective is to acquire up to 1 billion Dogecoin and its stated long-term objective is to secure up to 5% of the circulating supply of Dogecoin. According to CleanCore, as of October 13, 2025, CleanCore has accumulated more than 730,000,000 Dogecoin as it continues to grow the Official Dogecoin Treasury. In addition, House of Doge provides support to the Dogecoin Foundation to undertake research and development to increase Dogecoin’s accessibility and efficiency, among other mission objectives.

The Sponsor has entered into the Support Services Agreement with the Service Provider under which the Sponsor pays the Service Provider 50.0% of the Sponsor Fee received by the Sponsor from the Trust after reduction for operating expenses of the Trust. The fees payable to the Service Provider are paid by the Sponsor out of the Sponsor Fee and not paid from the Trust’s assets. Pursuant to the terms of the Support Services Agreement, among other things, (i) the Sponsor has agreed to provide services related to the launch, listing and ongoing operation of the Trust, including the preparation of all registration statements, prospectuses and marketing materials for the Trust, the coordination, completion and submission of all filings or submissions to the SEC and any national securities exchange on which the Trust’s securities are to be listed, and all other services related to operational matters in connection with the Trust’s launch, and (ii) the Service Provider has agreed to provide certain research, data, operational assistance and marketing services to the Trust, and to use reasonable best efforts to feature the Trust on distribution platforms with which the Service Provider maintains relationships, including those platforms on which ETPs sponsored by the Service Provider are distributed as of the date of the Support Services Agreement, and such other distribution platforms as the Service Provider may deem appropriate in its sole discretion. For example, the Service Provider’s marketing duties may include facilitating meetings between the Sponsor and the Service Provider’s existing contacts for the provision of marketing, distribution and sales services to the Trust, consulting the Trust on the development and execution of ongoing sales and marketing strategy and pursuing the Dogecoin Foundation’s public endorsement of the Trust. Examples of platforms that the Service Provider will use reasonable best efforts to feature the Trust on include X Corp. and other channels that House of Doge exerts control over, such as vehicles in the Indianapolis 500, and co-marketing opportunities for product and brands. In addition, the Sponsor and the Service Provider have (i) agreed to collaborate with respect to certain marketing services and (ii) granted licenses to the other party to use certain of such other party’s intellectual property marks in connection with the marketing and promotion of the Trust and the other services agreed to be provided pursuant to the Support Services Agreement.

The Service Provider’s marketing services include introducing and assisting in meetings with the Service Provider’s existing service providers and relationships for the provision of marketing, distribution and sales services; consulting on marketing efforts; consulting on the development and execution of ongoing sales and marketing strategy; and marketing support.

The Service Provider may enter into strategic relationships with financial services firms and other platforms, some of which may distribute exchange-traded products or other financial instruments. According to the Service Provider, the purpose of these relationships is to support House of Doge’s mission to promote the stability, liquidity, and adoption of Dogecoin for institutional, commercial, and governmental use.

For example, the Service Provider has entered into a strategic trading venue and custody partnership with Robinhood Markets, Inc. through Bitstamp, intended to create a secure, institutional framework for holding and managing Dogecoin-based financial products.

While the Service Provider did not maintain such relationships at the time the Support Services Agreement was executed, it has since established them in the ordinary course of its business and may continue to do so in the future.

The fees payable to the Service Provider are paid by the Sponsor out of the Sponsor Fee and not paid from the Trust’s assets.

The Trustee

Wilmington Trust, N.A., a Maryland trust company, acts as the trustee of the Trust for the purpose of creating a Maryland statutory trust in accordance with the MSTA.

Statutory Standard of Conduct of the Trustee.

The Trustee is required by Maryland law to perform its duties as a trustee (i) in good faith, (ii) in a manner that the trustee reasonably believes to be int eh best interests of the Trust and (iii) with the care an ordinarily prudent person in a like position would use under similar circumstances.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

The Administrator

Under the Fund Administration and Accounting Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including the determination of NAV, NAV per Share, Principal Market NAV and Principal Market NAV per Share. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The Dogecoin Custodians

The Dogecoin Custodians are responsible for safekeeping all of the Dogecoin owned by the Trust. The Dogecoin Custodians were selected by the Sponsor. The Dogecoin Custodians have responsibility for opening the Dogecoin Account, as well as facilitating the transfer of Dogecoin required for the operation of the Trust.

The Transfer Agent

The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust.

Pricing Benchmark Services

The Benchmark Provider is responsible for analyzing Dogecoin market data relating to the calculation and maintenance of the Pricing Benchmark.

The Marketing Agent

Foreside Global Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS

The Dogecoin Custodians will keep custody of the Trust’s Dogecoin. The transfer of Dogecoin to and from Dogecoin Counterparties is directed by the Sponsor.

The Dogecoin Custodians will keep custody of all of the Trust’s Dogecoin, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. The Dogecoin Custodians will keep a substantial portion of the private keys associated with the Trust’s Dogecoin in the Cold Vault Balance, with any remainder of the Vault Balance held as a “Hot Vault Balance.” All of the Trust’s assets and private keys will be held in cold storage of the Dogecoin Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction. Similarly secure technology used by the Dogecoin Custodians includes a combination of Multi-Party Computation (“MPC”), Hardware Security Modules (“HSMs”), and Cross-Domain Security (“CDS”) to safeguard digital assets. MPC is a cryptographic framework that ensures private keys are never fully assembled or exposed during the transaction process. Instead, key shares are distributed across secure, isolated environments, reducing single points of compromise and enabling secure, multi-party transaction approvals. HSMs are dedicated, tamper-resistant cryptographic devices used to securely generate, store, and manage key fragments. HSMs enforce role-based access controls and support transaction signing workflows across designated approval parties. CDS is a high-assurance security architecture originally developed for sensitive government environments. It enhances the integrity of cold storage systems by strictly isolating secure processing domains and preventing unauthorized cross-network interactions. These technologies operate alongside cold storage, where private key material remains entirely offline and physically secured in air-gapped environments. This layered approach ensures that private keys are protected.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s Dogecoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. There is no limit on the size of each cold storage address, and the Dogecoin Custodians will generally keep a substantial portion of the Trust’s Dogecoin in cold storage on an ongoing basis. However, it is possible that, from time to time, portions of the Trust’s Dogecoin will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell Dogecoin including to pay Trust expenses, or to pay the Sponsor Fee, as necessary. The Trust’s Dogecoin held in the Cold Vault Balance by the Dogecoin Custodians are held in segregated wallets and therefore are not commingled with the Dogecoin Custodians’ or other customer assets.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. A Dogecoin Custodian may receive deposits of Dogecoin but may not send Dogecoin without use of the corresponding private keys. In order to send Dogecoin when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, a Dogecoin Custodian can upload the fully signed transaction to an online network and transfer the Dogecoin. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Dogecoin Custodians are involved in private key management operations, and the Dogecoin Custodians have represented that no single individual has access to their respective full private keys.

The Dogecoin Custodians’ internal audit teams perform periodic internal audits over custody operations, and the Dogecoin Custodians have represented that SOC attestations covering private key management controls are also performed on the Dogecoin Custodians by external providers.

Each Dogecoin Custodian maintains a commercial crime insurance policy, which are intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by each Dogecoin Custodian is shared among all of such Dogecoin Custodian’s customers, is not specific to the Trust or to customers holding Dogecoin with such Dogecoin Custodian, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Dogecoin held in the Trust’s accounts with the Dogecoin Custodians are the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets nor will the Trust’s assets serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

In the event of a fork, the Custodial Services Agreements provide that the Dogecoin Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Dogecoin Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the Dogecoin Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the Dogecoin Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Dogecoin Blockchain or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements further provide that, unless specifically communicated by a Dogecoin Custodian or its affiliates through a written public statement on their website, such Dogecoin Custodian shall not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with Dogecoin.

Under the Trust Agreement, the Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement. With respect to any airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

Under each of the Custodial Services Agreements, the Dogecoin Custodians’ liability is limited. With respect to the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is limited as follows: (i) other than with respect to claims and losses arising from spot trading of Dogecoin, fraud, willful misconduct, and the Mutually Capped Liabilities, the Coinbase Custodian’s aggregate liability under the Custodial Services Agreement shall not exceed the greater of (A) the greater of (x) $100 million and (y) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the affected Dogecoin or cash giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Coinbase Custodian’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Coinbase Custodian’s Mutually Capped Liabilities, the Coinbase Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof. In general, the Coinbase Custodian is not liable under the Coinbase Custodial Services Agreement unless in the event of its negligence, fraud, material violation of applicable law or willful misconduct. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s Dogecoin or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodians may be insufficient to cover its liabilities to the Trust.

With respect to the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the relevant agreement during the twelve-month period immediately preceding the first incident that caused the liability.

With respect to the Anchorage Custody Agreement, except for the Anchorage Custodian’s bad acts, confidentiality obligations under the Anchorage Custody Agreement, indemnification obligations under Anchorage Custody Agreement, or obligations with respect to rights to or limits on use under the Anchorage Custody Agreement, Anchorage is not liable for any losses, whether in contract, tort or otherwise, for any amount in excess of fees paid by the Trust in the twelve (12) months prior to when the liability arises. Moreover, the Anchorage Custodian is not liable for (i) losses which arise from its compliance with applicable laws, including sanctions laws administered by the OFAC of the U.S. Treasury Department; or (ii) special, indirect or consequential damages, or lost profits or loss of business arising in connection with the Anchorage Custody Agreement. In addition, the Anchorage Custodian is not liable for any losses which arise as a result of the non-return of digital assets that the Trust has delegated to the Anchorage Custodian or a third party for on-chain services, such as staking, voting, vesting, and signaling, unless such losses occur as a result of the Anchorage Custodian’s fraud or intentional misconduct.

The Dogecoin Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of services to the extent they are not directly due to a cause or condition beyond the reasonable control of the Dogecoin Custodians. Under each of the Custodial Services Agreements, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Dogecoin Custodians shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Dogecoin Custodians fail to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

The Coinbase Custodian may terminate the Coinbase Custodial Services Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the Coinbase Custodial Services Agreement), including for, among others, if the Trust materially breaches the Prime Broker Agreement and such breach remains uncured for a specified period of time, or if the Trust undergoes a bankruptcy event. The Anchorage Custodian may terminate the Anchorage Custodial Services Agreement upon a material breach which is not cured within thirty (30) days after receipt by the Trust or Sponsor of written notice from the Anchorage Custodian of such breach. The Anchorage Custodian and the Trust may terminate the Anchorage Custodial Services Agreement in the following cases: (i) either party reasonably determines, following written advice of properly qualified counsel, that any part of the Services is or is likely to become in violation of applicable Laws or raises material regulatory, risk, or reputational issues; (ii) either Party has acted fraudulently or made a willful misrepresentation; (iii) the other Party files bankruptcy or is declared insolvent, or has an administrative or other receiver, manager, trustee, liquidator, administrator, or similar officer appointed over all or any substantial part of its assets; or (iv) the other Party enters into or proposes any composition or arrangement with its creditors generally; or (v) the other Party materially violates the confidentiality provisions of the Anchorage Custodial Services Agreement.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis, including in connection with the settlement of creation and redemption transactions. The Trust’s cash and cash equivalents will be held at its account at the Cash Custodian, pursuant to the Cash Custody Agreement.

The Sponsor may, in its sole discretion, add or terminate Dogecoin custodians at any time. The Sponsor may, in its sole discretion, change the Dogecoin Custodians for the Trust’s Dogecoin holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such Dogecoin custodians. Should the Sponsor choose to terminate a Dogecoin Custodian, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Prime BRoker

Pursuant to the Prime Broker Agreement, a portion of the Trust’s Dogecoin holdings and cash holdings from time to time may be held with the Prime Broker in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee. The amount of Dogecoin that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee.

The Sponsor may, in its sole discretion, add or terminate prime brokers at any time. The Sponsor may, in its sole discretion, change the prime broker for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime brokers.

These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s Dogecoin held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell Dogecoin on behalf of clients (each such venue, a “Connected Trading Venue”). The Prime Broker is not required to hold any of the Dogecoin in the Trust’s Trading Balance in cold storage or to hold any such Dogecoin in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Broker holds the Dogecoin credited to the Trust’s Trading Balance. Within the Trust’s Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular Dogecoin (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the Dogecoin (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Broker’s Dogecoin (and cash) held on behalf of the Prime Broker’s customers.

Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Sponsor, the percentage of Dogecoin that the Prime Broker holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

The Prime Broker is not required by the Prime Broker Agreement to hold any of the Dogecoin in the Trust’s Trading Balance in cold storage or to hold any such Dogecoin in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Broker holds the Dogecoin credited to the Trust’s Trading Balance.

To the extent the Trust sells Dogecoin through the Prime Broker, the Trust’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues include reviews conducted by the legal, compliance, security, privacy and finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include Bitstamp, LMAX, Kraken, the exchange operated by the Prime Broker, as well as four additional non-bank market makers (“NBMMs”). The Prime Broker has represented to the Trust that it is unable to name the NBMMs due to confidentiality restrictions.

Pursuant to the Prime Broker Agreement, the Trust may engage in purchases or sales of Dogecoin by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Sponsor through the Prime Broker’s execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to the Prime Broker’s own execution venue where the Trust’s orders may be executed against other customers of the Prime Broker or with Coinbase acting as principal, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) the Prime Broker may act in a principal capacity with respect to certain orders. As a result of these and other conflicts, when acting as principal, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests, which may adversely impact the value of an investment in the Shares.

Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Broker Agreement provides that the Prime Broker shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue, and that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.

Once the Sponsor, on behalf of the Trust, places an order to purchase or sell Dogecoin on the Trading Platform in connection with the creation or redemption of Shares via a cash transaction, the associated Dogecoin or cash used to fund or fill the order, if any, will be placed on hold and will generally not be eligible for other use or withdrawal from the Trust’s Trading Balance. The Trust’s Vault Balance may be used directly to fund orders. With each Connected Trading Venue, the Prime Broker shall establish an account in the Prime Broker’s name, or in its name for the benefit of clients, to trade on behalf of its clients, including the Trust, and the Trust will not, by virtue of the Trading Balance the Trust maintains with the Prime Broker, have a direct legal relationship, or account with, any Connected Trading Venue.

The Prime Broker may terminate the Prime Broker Agreement in its entirety for any reason and without Cause by providing at least ninety (90) days’ prior written notice to the Trust. The Trust may terminate the Prime Broker Agreement in its entirety for any reason and without Cause by providing at least 30 (thirty) days’ prior written notice to the Prime Broker; provided, however, the Trust’s termination of the Prime Broker Agreement shall not be effective until the Trust has fully satisfied its obligations the Prime Broker Agreement.

The Prime Broker and the Dogecoin Custodians may, in their sole discretion, suspend, restrict or terminate the Trust’s prime broker services, including by suspending, restricting or closing any account of the Trust covered under the Prime Broker Agreement for Cause, at any time and with prior notice to the Trust.

For purposes of the Prime Broker Agreement, “Cause” shall mean: (i) the Trust (a) fails to make a payment when due or (b) materially breaches any provision of this Prime Broker Agreement and such breach is not cured within one (1) Business Day after notice of such breach is given to Trust in the case of a payment-related breach or is not cured within ten (10) Business Days after notice of such breach is given to Trust in the case of a non-payment related breach; (ii) the Trust takes any action to dissolve or liquidate, in whole or part; (iii) the Trust becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) the Trust becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (v) termination is required pursuant to a court order or binding order of a government authority; (vi) the Trust’s account with the Prime Broker is subject to any pending litigation, investigation or government proceeding that is reasonably likely to affect the legality, validity or enforceability against it of the Prime Broker Agreement or its ability to perform its obligations under the Prime Broker Agreement; or (vii) the Prime Broker reasonably suspects Trust of attempting to circumvent the Prime Broker’s controls or uses the Prime Broker’s services in a manner the Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties, and Trust fails to provide the Prime Broker written evidence reasonably acceptable to the Prime Broker of Trust’s non-circumvention of such controls within three (3) Business Days following written notice from the Prime Broker.

The Trust may terminate this Prime Broker Agreement upon prior notice to the Prime Broker upon an event which constitutes “Coinbase Cause.” “Coinbase Cause” means (i) the Prime Broker takes any action to dissolve or liquidate, in whole or part; (ii) the Prime Broker becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iii) the Prime Broker becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; or (iv) termination is required pursuant to a court order or binding order of a government authority.

A decision by the Prime Broker or the Coinbase Custodian to take certain actions, including suspending, restricting or terminating the Trust’s accounts covered under the Prime Broker Agreement, may be based on confidential criteria that are essential to the Prime Broker’s risk management and security practices and the Trust acknowledges that the Prime Broker and the Coinbase Custodian are under no obligation to disclose the details of their risk management and security practices to the Trust. The parent company of the Coinbase Custodian and Prime Broker, Coinbase Global, Inc. (“Coinbase Global”) maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Coinbase Custodian and the Prime Broker (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”). This policy covers the loss of client assets held by the Coinbase Custodian and Prime Broker, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks and fraudulent transfers. The insurance maintained by the Coinbase Insureds is shared among all of their customers, is not specific to the Trust or to customers holding Dogecoin with the Coinbase Custodian or the Prime Broker and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: (i) other than with respect to claims and losses arising from spot trading of Dogecoin, or fraud or willful misconduct, among others, the Prime Broker’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability, and (B) the value of the cash or affected Dogecoin giving rise to the Prime Broker’s liability; (ii) in respect of the Prime Broker’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Prime Broker’s violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Broker’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew of or should have known of the possibility thereof. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. Both the Trust and the Prime Broker and its affiliates (including the Coinbase Custodian) are required to indemnify each other under certain circumstances. The Prime Broker Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

In connection with the Prime Broker Agreement, the Trust has entered into a Post-Trade Financing Agreement (the “Post-Trade Financing Agreement”) with Coinbase Credit, Inc. (the “Lender”), pursuant to which the Trust may borrow Dogecoin or cash as trade credit (“Trade Credit”) the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance. This allows the Trust to buy or sell Dogecoin through the Dogecoin Counterparty in an amount that exceeds the cash or Dogecoin credited to the Trust’s Trading Balance at the Dogecoin Counterparty at the time such order is submitted to the Dogecoin Counterparty, which is expected to facilitate the Trust’s ability to process cash creations and redemptions and pay the Sponsors Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, in a timely manner by seeking to lock in the Dogecoin price on the trade date for creations and redemptions or the payment date for payment of the Sponsor’s Fee or any other Trust Expenses not assumed by the Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Dogecoin Counterparty prior to purchasing the Dogecoin or for the Dogecoin held in the Vault Balance to be transferred to a Trading Balance prior to selling the Dogecoin.

In connection with a purchase order, the Trust may first borrow cash from the Lender using the Trade Financing Agreement, and then purchase Dogecoin. In connection with a redemption order, the Trust may first borrow Dogecoin from the Lender using the Trade Financing Agreement, and then sell this Dogecoin.

The Sponsor does not generally intend to fund the Trading Balance at the Prime Broker with sufficient cash or Dogecoin in connection with creation and redemption transactions or to pay fees and expenses, and instead the Sponsor regularly expects to utilize the Post-Trade Financing Agreement in connection with such creation and redemption transactions or for such fees and expenses. The purpose of borrowing the Dogecoin or cash used in connection with cash creation and redemption or to pay these fees and expenses from the Lender is to lock in the Dogecoin price on the trade date or the payment date, as applicable, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the Dogecoin Counterparty prior to purchasing the Dogecoin or for the Dogecoin held in the Vault Balance to be transferred to a Trading Balance prior to selling the Dogecoin (a process which may take up to twenty four hours, or longer if the Dogecoin Blockchain is experiencing delays in transaction confirmation, or if there are other delays). In the event Trade Credits are unavailable from the Lender or become exhausted, the Sponsor would require an Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner.

Because the Trust’s Trading Balance may not be funded with cash on trade date for the purchase of Dogecoin associated with the purchase order, the Trust may borrow Trade Credits in the form of cash from the Lender pursuant to the Post-Trade Financing Agreement or may require an Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Trust to purchase Dogecoin through the Dogecoin Counterparty on trade date, with such Dogecoin being deposited in the Trust’s Trading Balance. For settlement of a redemption, the Trust delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. To the extent Trade Credits were utilized, the Trust uses the cash to repay the Trade Credits borrowed from the Lender. Any Financing Fee owed to the Lender is deemed part of trade execution costs and embedded in the trade price for each transaction, and therefore is the cash-denominated responsibility of the Authorized Participants. To the extent this position changes and Financing Fees owed to the Lender would be a responsibility of the Trust, such expenses could impact the net assets of the Trust over time by increasing the operational expenses of the Trust.

The Trust is currently not aware of the maximum amount of Trade Credit, but such maximum amount of Trade Credit may exist at some point in the future.

The Lender is only required to extend Trade Credits up to an authorized amount (the “Authorized Amount”) for use on the Prime Broker’s Trading Platform. Once the Lender has approved the Trust to receive Trade Credits up to the Authorized Amount, the Trust may place orders up to amounts up to the then-current amount available to the Trust to place orders (the “Available Balance”). The Authorized Amount will be an amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust. The Lender is only required to extend Trade Credits to the Trust to the extent such Dogecoin or cash is actually available to the Lender. For example, if the Lender is unable to itself borrow Dogecoin to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Lender in good faith and in its sole discretion), the Lender is not obligated to extend Trade Credits to the Trust. The Lender is under no obligation to continue to provide Trade Credits for certain specific fiat currencies and/or digital assets, and Lender may impose black-out periods during which Trade Credits for currencies or digital assets may be unavailable.

To the extent that Trade Credits are not available, (1) there may be delays in the selling of Dogecoin, (2) Trust assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (3) the execution price associated with such trades may deviate significantly from the Pricing Benchmark price used to determine the Trust’s NAV. To the extent that the execution price for sales of Dogecoin deviate significantly from the Pricing Benchmark price used to determine the NAV of the Trust, the remaining Shareholders may be negatively impacted. If Trade Credits are unavailable to the Trust, the Trust must pre-fund its Trading Balance with cash and/or Dogecoin in order to sell Dogecoin through the Prime Broker.

The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the Business Day immediately following the day the Trade Credit was extended by the Lender to the Trust (or, if such day is not a Business Day, on the next Business Day). Pursuant to the Post-Trade Financing Agreement, the Trust has granted a security interest in, lien on and right of set off against all of the Trust’s right, title and interest, the Trust’s Trading Balance and Vault Balance established pursuant to the Prime Broker Agreement and Custodial Services Agreement, in order to secure the repayment by the Trust of the Trade Credits and Financing Fees to the Lender. The Trust and Lender may terminate the Post-Trade Financing Agreement immediately upon giving the other party written notice. Upon such notice of termination, the Dogecoin Custodians and the Prime Broker have agreed to comply with instructions and entitlement orders from the Lender with respect to the disposition of the assets in the Trust’s Trading Balance without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Lender on time and in full, the Lender shall have the right to instruct the Prime Broker (and Prime Broker agrees to comply with such instruction) to transfer the Trust’s assets from the Trust’s Trading Balance to the Lender to repay the Trade Credit debt owed by the Trust to the Lender and/or liquidate or cancel outstanding orders.

Other than in connection with the Post-Trade Financing Agreement, (1) the Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets nor will the Trust’s assets serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement; and (2) the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

Interest rates on Trade Credits (“Financing Fees”) will be an amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing, market prices, and credit due diligence of the Trust.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

AUDIT SEED/INITIAL SEED CREATION INVESTOR

The Sponsor served as the Audit Seed Investor to the Trust. On September 17, 2025, the Sponsor, in its capacity as Audit Seed Investor, subject to conditions, purchased Seed Creation Baskets comprising 2 Shares at a per-Share price of $50.00. Total proceeds to the Trust from the sale of these Seed Creation Baskets were $100. Delivery of the Seed Creation Baskets was made September 17, 2025. These Seed Creation Baskets were redeemed for cash on October 15, 2025.

The Initial Seed Creation Investor is expected to purchase initial seed creation baskets comprising 60,000 Shares (in such capacity, the “Initial Seed Creation Baskets”) at a price of $25.00 per Share. In this capacity the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets are expected to be $1,500,000.00 and are expected to be used by the Trust to purchase Dogecoin at or prior to the listing of the Shares on the Exchange. The Sponsor will transact with a Dogecoin Counterparty to acquire Dogecoin on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor. Any Dogecoin acquired in connection with the Initial Seed Creation Baskets will be held by the Dogecoin Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares are expected to trade on the Exchange under the ticker symbol “TDOG”. Shares are expected to be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best-efforts offering. The Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. The Authorized Participant Agreement may provide for in-kind Basket creations and redemptions. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Baskets.

Initial Seed Creation Investor; Selling Shareholder

The Sponsor or its affiliates, or a fund or unit investment trust for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment advisor, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale or redemption of such Shares.

The Initial Seed Creation Investor is expected to purchase initial seed creation baskets comprising 60,000 Shares (in such capacity, the “Initial Seed Creation Baskets”) at a price of $25.00 per Share. In this capacity, the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets are expected to be $1,500,000.00 and are expected to be used by the Trust to purchase Dogecoin at or prior to the listing of the Shares on the Exchange. The Sponsor will transact with a Dogecoin Counterparty to acquire Dogecoin on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor in its capacity as Initial Seed Creation Investor. Any Dogecoin acquired in connection with the Initial Seed Creation Baskets will be held by the Dogecoin Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange.

The Initial Seed Creation Investor may sell some or all of the Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.

A Selling Shareholder may sell Shares owned by the Selling Shareholder directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. A Selling Shareholder may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of, in the event of an in-kind transaction, the amount of Dogecoin represented by the Baskets being created or redeemed, or in the event of a cash transaction, the amount of cash equivalent to the amount of Dogecoin represented by the Baskets being created or redeemed, the amount of which is based on the quantity of Dogecoin attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed determined as promptly as practicable after 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. For in-kind purchases, Authorized Participants will deliver, or arrange for the delivery by the Authorized Participant’s designated agent of, Dogecoin to the Trust’s account with a Dogecoin Custodian in exchange for Shares. For in-kind redemptions, when Authorized Participants redeem Shares with the Trust, the Trust, through a Dogecoin Custodian, will deliver Dogecoin to such Authorized Participants or a designated agent thereof, in exchange for their Shares.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. On May 15, 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot digital asset exchange-traded products. As part of the same set of Frequently Asked Questions (“FAQs”) clarifying its views on broker-dealers’ digital asset activities, the staff noted, among other things, that (i) SEC Rule 15c3-3 applies only to those digital assets that were securities, and (ii) broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot digital asset exchange-traded products. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the Dogecoin required for such creation and redemptions. The Authorized Participant Agreement may provide for in-kind Basket creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Authorized Participants will deliver cash or Dogecoin to create Shares and will (either directly, or through their designated agents) receive cash or Dogecoin when redeeming Shares.

The Dogecoin Counterparty is a designated third party with whom the Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the Dogecoin related to the Authorized Participant’s creation or redemption order. The Trust will create Shares by receiving Dogecoin from a Dogecoin Counterparty that is not an Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the Dogecoin Counterparty to deliver the Dogecoin. Further, the Dogecoin Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the Dogecoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the Dogecoin to the Trust. The Dogecoin Counterparty is not contractually obligated to participate in cash orders for creations.

The Trust will redeem Shares by delivering Dogecoin to a Dogecoin Counterparty that is not an Authorized Participant and the Trust — not the Authorized Participant — is responsible for selecting the Dogecoin Counterparty to receive the Dogecoin. Further, the Dogecoin Counterparty will not be acting as an agent of the Authorized Participant with respect to the receipt of the Dogecoin from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of Dogecoin from the Trust.

Generally speaking, Dogecoin Counterparties deliver Dogecoin related to the Authorized Participant’s purchase order to the Trust’s Cold Balance Vault Account. Authorized Participants and Dogecoin Counterparties are not required to maintain an accounts with the Dogecoin Custodians.

Creations and redemptions of Shares may result in certain slippage being incurred as a result of, for example, trading fees, spreads, or commissions. Any slippage so incurred will be the responsibility of the Authorized Participant, as a cash liability, and not of the Trust or Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The Sponsor performs extensive due diligence as a part of its Dogecoin Counterparty selection and onboarding process. As part of this process the Sponsor assesses Dogecoin Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Sponsor and (4) regulatory oversight. No affiliates of the Trust or the Sponsor are expected to serve as a Dogecoin Counterparty.

Creations and redemptions will generally be “on-chain” transactions reflected in the Trust’s Vault Account. Under certain circumstances, these transactions may be “off-chain” transactions that are represented in the books and records of the Prime Broker.

The Trust will be responsible for Dogecoin-related on-chain transaction fees associated with creation and redemption transactions and transactions with the Prime Broker, and that the Sponsor will assume such expenses of the Trust in consideration for the Sponsor Fee. The Authorized Participants are responsible for only cash liabilities relating to creation and redemption costs, such as trading fees and slippage.

Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the Dogecoin Custodians in order to facilitate settlement of the Shares and Dogecoin as described in more detail in the Creation Procedures and Redemption Procedures sections below.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the forms of Authorized Participant Agreements for more detail. The Trust Agreement and forms of Authorized Participant Agreements are filed as exhibits to the registration statement of which this Prospectus is a part, one of which provides for in-kind creations and redemptions.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to create one or more Baskets via a cash or in-kind transaction.

Purchase orders must be placed by 12:00 p.m. ET, the close of regular trading on the Exchange, or another time determined by the Sponsor. The day on which an order is received by the Transfer Agent is considered the purchase order date.

Upon the Sponsor’s approval, a creation request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, Dogecoin entitlement and Authorized Participant details. On the settlement date, the Sponsor and Authorized Participant will settle entirely in cash.

Prior to the delivery of Baskets for a purchase order, an Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw a creation request. By placing a cash creation order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. By placing an in-kind creation order, an Authorized Participant agrees to facilitate the deposit directly of Dogecoin, through its designated agents, of Dogecoin with the Dogecoin Custodians.

To effectuate a cash creation order, an Authorized Participant will be required to prefund with cash the Trust’s purchase of Dogecoin in an amount determined by the Sponsor. The Authorized Participant will be required to transfer the cash deposit amount associated with such creation order to the Trust’s account with the Cash Custodian. The Sponsor, on behalf of the Trust, will instruct a Dogecoin Counterparty to purchase the amount of Dogecoin equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used to calculate the Trust’s NAV, taking into account any spread, commissions, or other trading costs on the applicable Creation Order Date. The resulting Dogecoin will be deposited in the Trust’s account with a Dogecoin Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor.

To the extent the execution price of the Dogecoin acquired by the Dogecoin Counterparty at settlement is less than the cash deposit amount, such cash difference will be remitted to the Authorized Participant. To the extent the execution price of the Dogecoin acquired by the Dogecoin Counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor.

No Shares will be issued unless and until the Sponsor and Transfer Agent have confirmed that any outstanding Dogecoin or cash (as applicable) due from the Authorized Participant has been settled with the Trust. Disruption of services at the Prime Broker or Custodian would have the potential to delay settlement of the Dogecoin related to Share creations. To the extent the Dogecoin Counterparty is not able to deliver Dogecoin associated with a cash purchase order as of a specified time on the settlement date, the Sponsor or Transfer Agent will cancel such purchase order. To the extent that Dogecoin transfers from the Trust’s Trading Balance to the Trust’s Vault are delayed due to congestion or other issues with the Dogecoin Blockchain, such Dogecoin will not be held in cold storage in the Vault until such transfers can occur.

For an in-kind creation, following an Authorized Participant’s purchase order, the Trust’s Custodian account must be credited with the required Dogecoin by the end of the Business Day following the purchase order date, or in the case of cash deposits, the Trust’s Cash Custodian account must be credited with the required cash by the end of the Business Day following the purchase order date, as applicable. Under most circumstances, the Dogecoin associated with a Creation Basket Deposit will be deposited with a Dogecoin Custodian in the Trust’s Cold Vault Balance, although in some circumstances, Dogecoin may be deposited outside of cold storage. Upon receipt of the Dogecoin deposit amount in one of the Trust’s accounts with the Dogecoin Custodians, or the cash deposit amount in the Trust’s Cash Custodian account, the Dogecoin Custodians or the Cash Custodian, as applicable, will notify the Transfer Agent, the Authorized Participant, and the Sponsor that the Dogecoin or cash has been deposited. Upon confirmation by the Sponsor and Transfer Agent that any outstanding Dogecoin or cash due from the Authorized Participant has been settled with the Trust, the Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account of the Authorized Participant.

The Authorized Participants understand and agree that in the event the Creation Basket Deposit is not deposited to the Trust by the time specified above and in compliance with the applicable procedures, and any outstanding cash or Dogecoin due from the Authorized Participants have not been settled with the Trust, the applicable Purchase Order will be canceled by the Sponsor. In the event an Authorized Participant, or its designated agent, has not deposited the Dogecoin to the Trust by the applicable time on the settlement date of the in-kind creation order, the Authorized Participant will be given one of the following options by the Trust to (i) delay settlement of the order to enable delivery of Dogecoin at a later date, or (ii) accept that the Trust will execute a Dogecoin transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase. The Authorized Participant is responsible for the dollar cost of the difference between the Dogecoin price utilized in calculating NAV per Share on trade date and the price at which the Trust acquires the Dogecoin to the extent the price realized in buying the Dogecoin is higher than the Dogecoin price utilized in the NAV. To the extent the price realized in buying the Dogecoin is lower than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference. For a cash redemption order, an Authorized Participant will deliver Shares to the Trust and will receive cash for the Shares delivered. For an in-kind redemption order, an Authorized Participant will deliver Shares to the Trust and will receive Dogecoin or will have its designated agent receive Dogecoin for the Shares delivered.

None of the Sponsor, the Trust, the Marketing Agent, or the Transfer Agent shall be liable to the Authorized Participants if a Dogecoin Counterparty fails to deliver Dogecoin or cash, respectively, representing the Creation Basket Deposit for such Authorized Participant’s Purchase Order to the Trust’s accounts with the Dogecoin Custodians or Cash Custodian, as applicable, unless such failure is due to an act or omission of the Sponsor or Trust.

Dogecoin held in the Trust’s accounts with the Dogecoin Custodians are the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets nor will the Trust’s assets serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement.

Determination of Required Deposits

For a creation, the total amount of Dogecoin (for in-kind creations), or cash (for cash creations), required to create each Basket (“Basket Deposit”) is the amount of Dogecoin or its cash equivalent that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, as the number of Shares being created bears to the total number of Shares outstanding on the date the order is properly received, plus a cash buffer determined by the Sponsor.

The Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of Dogecoin represented by the Basket Deposit as appropriate to reflect accrued expenses and any loss of Dogecoin that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. Each night, the Sponsor will publish the amount of Dogecoin that is represented by each Basket Deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. When a creation occurs, after a Dogecoin Custodian receives the required Dogecoin (for in-kind creations) or a Cash Custodian receives the required cash (for cash creations), the Sponsor will notify the Transfer Agent that the Dogecoin or cash, as applicable, has been received, and the Transfer Agent and Sponsor will then determine whether any outstanding cash or Dogecoin due from the Authorized Participant has been settled with the Trust, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the Business Day following the purchase order date.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

●	the purchase order or Basket Deposit is not in proper form;

●	it would not be in the best interest of the Shareholders of the Trust;

●	the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

●	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

●	circumstances outside the control of the Trust, the Sponsor, the Service Provider, the Marketing Agent or the Dogecoin Custodians make it, for all practical purposes, not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Service Provider, the Transfer Agent or the Dogecoin Custodians will be liable for the rejection of any purchase order or Basket Deposit.

The Marketing Agent shall notify the applicable Authorized Participant of a rejection or revocation of any Purchase Order. The Marketing Agent is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the Marketing Agent or the Trust incur any liability for the failure to give any such notification. The Trust and the Marketing Agent may not revoke a previously accepted Purchase Order.

Redemption Procedures

On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to redeem one or more Baskets. For purposes of processing redemption orders, a “Business Day” means any day other than a day when the Exchange is closed for regular trading.

Sell orders must be placed by 12:00 p.m. ET, or the close of regular trading on the Exchange, or another time as determined by the Sponsor. The day on which an order is received by the Transfer Agent is considered the sell order date.

Upon the Sponsor’s approval, a redemption request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Sponsor. Upon publication of the Trust’s NAV, the Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, Dogecoin entitlement and Authorized Participant details. On the settlement date, the Sponsor and Authorized Participant will settle entirely in cash in the case of a cash redemption, and in Dogecoin in the case of an in-kind redemption.

To effectuate a redemption order via a cash transaction, an Authorized Participant will be required to prefund a cash amount determined by the Sponsor to the Trust’s account with the Transfer Agent no later than 2:00 pm ET on the sell order date or at another time as determined by the Sponsor. Because the Shares associated with the redemption order may not be available at the time that the Authorized Participant places the redemption order, the Sponsor may require cash to be pre-funded to cover related trading costs. The Shares associated with the redemption order are due to be delivered to the Trust’s DTC account on the settlement date. Upon receipt of the required cash indicated in the redemption order, the Sponsor, on behalf of the Trust, will instruct the Dogecoin Counterparty to convert Dogecoin into cash by effectuating a Dogecoin sale executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant (taking into account any spread, commission, or other trading costs).

The redemption distribution due from the Trust is delivered to the Dogecoin Counterparty on the Redemption Distribution Date (which is the next Business Day after the redemption order is received) if the Trust’s DTC account has been credited with the Baskets to be redeemed. Once the Sponsor determines that the Shares have been received in the Trust’s DTC account, the Sponsor authorizes a Dogecoin Custodian to transfer the redemption Dogecoin amount from the Trust’s Custodian account to the Dogecoin Counterparty for conversion to cash to be distributed to the Authorized Participant upon settlement. To the extent the Shares associated with the redemption order are not received in the Trust’s DTC account on the settlement date, the redemption order will be canceled.

Upon receipt of the redemption distribution of Dogecoin by the Dogecoin Counterparty, the Dogecoin Counterparty, as a counterparty to the Trust, shall convert the Dogecoin associated with the redemption order to cash for settlement with the Trust. Under most circumstances, this transfer of Dogecoin will be made from the Trust’s Cold Vault Balance with a Dogecoin Custodian, although in some circumstances, Dogecoin may be transferred from outside of cold storage.

To effectuate a redemption order via an in-kind transaction, an Authorized Participant will deliver the necessary Shares to the Trust, and the Sponsor will instruct the Prime Broker to deliver Dogecoin to the account of the Authorized Participant or its designated agent’s account at the Prime Broker.

Dogecoin held in the Trust’s accounts with the Dogecoin Custodians are the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets nor will the Trust’s assets serve as collateral for any loan or similar arrangement, other than in connection with the Post-Trade Financing Agreement.

Determination of Redemption Distribution

The redemption distribution for cash redemptions from the Trust consists of a transfer to a Dogecoin Counterparty of an amount of Dogecoin equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order, with such amount of Dogecoin to be converted by the Trust to cash for settlement with the redeeming Authorized Participant. The redemption distribution for in-kind redemptions from the Trust consists of a transfer to an Authorized Participant or its designated agent of an amount of Dogecoin equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order,

Delivery of Redemption Distribution

In the case of a cash redemption, the Trust, through the Cash Custodian, will deliver cash to the Authorized Participants when they redeem Shares with the Trust. This distribution of cash will be delivered to an Authorized Participant on the Business Day following the Redemption Order Date if, by 2:00 p.m. ET, on such Business Day (or another time as determined by Sponsor), the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed. In the case of an in-kind redemption, the Trust will deliver Dogecoin to the Authorized Participants (or their designated agents) when they redeem Shares with the Trust. This distribution of Dogecoin will be delivered to the Authorized Participant (or its designated agent) on the Business Day following the Redemption Order Date if, by 2:00 p.m. ET, on such Business Day (or another time as determined by Sponsor), the Trust’s DTC account has been credited with the Baskets to be redeemed by such time. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Dogecoin is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Dogecoin Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole Baskets. The Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the Dogecoin Custodians make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 10,000 Shares (i.e., 1 Basket) or less.

The Marketing Agent shall notify the applicable Authorized Participant of a rejection or suspension of any redemption order. The Marketing Agent is under no duty, however, to give notification of any specific defects or irregularities nor shall the Marketing Agent or the Trust incur any liability for the failure to give any such notification. The Trust and the Marketing Agent may not revoke a previously accepted redemption order.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of Dogecoin represented by the number of Shares included in the Baskets being created or redeemed, as determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of Dogecoin or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from the Trust, the Sponsor or the Service Provider, and no such person has any obligation or responsibility to the Sponsor, the Service Provider or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of Dogecoin.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of Dogecoin. Such deposits are held by the Dogecoin Custodians on behalf of the Trust until (i) delivered out in connection with redemptions of Baskets or (ii) transferred or sold by the Dogecoin Custodians to pay fees due to the Sponsor and to pay the Trust’s expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OF BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any. The Trust anticipates that, immediately following listing of the Shares on the Exchange, the Service Provider will purchase approximately $1.5 million worth of Shares in open market transactions.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to authorize the division of the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Sponsor will determine, (c) to authorize the issuance of Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to authorize the division or combination of the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (e) to take such other action with respect to the Shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.

The Sponsor has the authority to manage the investments and operations of the Trust, and this may allow the Sponsor to act in a way that furthers its own interests which may create a conflict with shareholders’ best interests. Shareholders have very limited voting rights, which limits their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.

The Sponsor serves as the sponsor to the Trust. The Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

With respect to the Support Services Agreement between the Sponsor and the Service Provider, the Sponsor may have a conflict to the extent that its management of the Trust may be influenced by the Service Provider’s commercial interests.

The Sponsor has an affiliate, 21Shares AG, that issues various exchange traded products providing exposure to certain digital assets in non-U.S. jurisdictions. In addition, the Sponsor’s affiliate(s) may take management fees in-kind in Dogecoin, and as such, may engage in trading of the underlying asset across affiliates. The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest (collectively, the “Policies”). As of the effectiveness of the registration statement of which this Prospectus forms a part of, the Sponsor’s Policies are in place and require that the Sponsor eliminate, mitigate, or otherwise disclose conflicts of interest. Additionally, the Sponsor has adopted policies and procedures requiring that certain applicable personnel pre-clear personal trading activity in which Dogecoin is the referenced asset. The Sponsor has also implemented an Information Barrier Policy restricting certain applicable personnel from obtaining sensitive information. The Sponsor believes that these controls are reasonably designed to mitigate the risk of conflicts of interest and other impermissible activity.

Furthermore, the Sponsor, the Service Provider or their affiliates may participate in transactions related to Dogecoin, either for their own account or for account of a client. Such transactions may not serve to benefit the shareholders of the Trust and may have a positive or negative effect on the value of the Dogecoin held by the Trust and, consequently, on the market value of Dogecoin. In addition, the Sponsor, the Service Provider or their affiliates may act in other capacities with regard to other investment products offered by either party.

The Sponsor, the Service Provider, or their affiliates may issue derivative instruments relating to Dogecoin. The Sponsor’s affiliate(s) may offer investment products that offer short exposure to Dogecoin and may offer other products that offer long exposure to Dogecoin, either of which may take market share from the Trust or affect the value of Dogecoin or an investment in the Trust. Introduction of such competing products may affect the market value of Dogecoin and an investment in the Trust. The Sponsor and its affiliated companies may also receive non-public information relating to Dogecoin and neither the Sponsor nor any of its affiliates will undertake to make this information available to investors in the Trust.

The Sponsor, the Service Provider, and their employees and affiliates may engage in long or short transactions in Dogecoin in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.

Records of trading by these parties will not be available for inspection by shareholders. Because these parties may trade Dogecoin for their own accounts at the same time as the Trust, prospective shareholders should be aware that such persons may take positions in Dogecoin which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder will have any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.

From time to time, a portion of the Trust’s Dogecoin holdings and cash holdings may be held with the Prime Broker in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Sponsor in consideration for the Sponsor Fee. For a discussion on the potential conflicts of interest associated with such an arrangement, see “Prime Broker.”

Resolution of Conflicts Procedures

The Trust Agreement provides that (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder or any other person, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated by the Trust Agreement provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any shareholder or any other person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

DUTIES OF THE SPONSOR

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

●	To enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments incidental to the Trust’s purposes, including, but not limited to, contracts with third parties to provide various services, it being understood that any document or instrument so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor; provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the Sponsor has made a good faith determination that: (A) the Affiliate that it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed by the Affiliate); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon one hundred twenty (120) days’ prior written notice by the Trust;

●	To establish, maintain, deposit into, and sign checks and/or otherwise draw upon, accounts on behalf of the Trust with appropriate banking and savings institutions;

●	To cause legal title to any Trust property to be held by or in the name of the Sponsor, or to have any contract entered into in the name of the Sponsor, on such terms as the Sponsor may determine, with the same effect as if such property were held in the name of the Trust or such contract were entered into in the name of the Trust;

●	To deposit, withdraw, pay, retain and distribute the Dogecoin on deposit in the Custody Account and proceeds from the sale of Dogecoin, as well as any other rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party (the “Trust Estate”) or any portion thereof in any manner consistent with the provisions of the Trust Agreement;

●	To supervise the preparation of any offering materials for the Trust (including but not limited to offering memoranda and prospectuses) and supplements and amendments thereto;

●	To pay or authorize the payment of distributions to the Shareholders and expenses of the Trust;

●	To prepare, or cause to be prepared, and file, or cause to be filed, an application to enable the Shares to be traded on any listing exchange or over-the-counter quotation or listing platform as determined by the Sponsor in its sole discretion and to take any other action and execute and deliver any certificates or documents that may be necessary to effectuate such listing;

●	To appoint one or more Dogecoin custodians or other security vendors as the Sponsor deems necessary in its sole discretion, including itself or any Affiliate, to provide for custodian, security services or to determine not to appoint any custodian or other security vendors, and to otherwise take any action with respect to a Dogecoin Custodian or any Dogecoin custodians or other security vendors to safeguard the Trust Estate;

●	In the sole and absolute discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors;

●	Delegate those of its duties hereunder as it shall determine from time to time to one or more service providers, and add any additional service providers, including but not limited to any sub-adviser, administrator, transfer agent, custodian(s), index or benchmark provider, Authorized Participants, marketing agent(s), insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s) if needed and as applicable;

●	Perform such other services as the Sponsor believes that the Trust may from time to time require;

●

Under the Trust Agreement, the Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement. However, with respect to any airdrop, fork or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules;

●

Without limiting the generality of the foregoing, in the event of a hard fork of the Dogecoin Network, the Sponsor may, in reasonable good faith, determine which peer-to-peer network, among a group of incompatible forks of the Dogecoin Network, is generally accepted as the Dogecoin Network and should therefore be considered the appropriate network for the Trust’s purposes;

●

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules;

●	In general, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any objective or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of or connected with, the aforesaid purposes, objects or powers; and

●	In addition, and without limiting the foregoing, the Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable.

To the extent that at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

As further discussed in the Trust Agreement, the Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. Maryland law permits a Maryland statutory trust to include a provision in its governing instrument a provision eliminating the liability of its trustees to the trust and its beneficial owners for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Trust Agreement contains such a provision which eliminates the liability of the Trustee to the maximum extent permitted by Maryland law. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a)	the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b)	no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)	under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)	the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e)	the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon; and

(f)

in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in a manner consistent with its duties and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g)	except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h)	the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Dogecoin or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Dogecoin Custodians

The Dogecoin Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its Dogecoin and any recovery may be limited, even in the event of fraud. In addition, the Dogecoin Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to the Dogecoin Custodians may be limited.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of Dogecoin held by the Dogecoin Custodians on behalf of the Trust.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

Owners of Shares do not generally have any voting rights. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of Shares. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights. In certain circumstances, Shareholders may vote to appoint a successor Sponsor following the Voluntary Withdrawal of the Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Maryland or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The following persons, in their capacities as executive officers of the Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them. Non-executive officers and directors of the Sponsor, including individuals associated with the Service Provider, will not perform policy or decision-making functions for the Trust.

Russell Barlow is CEO of the Sponsor, Duncan Moir is President of the Sponsor, Edel Bashir is Chief Operating Officer of the Sponsor and Andres Valencia is the Sponsor’s Executive Vice President of Investment Management.

Mr. Russell Barlow, 51, has been the Chief Executive Officer of the Sponsor since March 1, 2025, contributing more than 25 years of expertise in regulated asset management. Previously, Russell was the Global Head of Multi Asset and Alternative Investment Solutions and Global Head of Alternative Investment Solutions at abrdn plc, a global investment company (“abrdn”). Over the course of his career, he has designed, launched and managed a wide range of investment products. Additionally, Russell has held a position as a Non-Executive Director at Archax, the UK’s first FCA-regulated digital asset exchange.

Mr. Duncan Moir, 40, has been the President of the Sponsor since March 1, 2025, with deep expertise in digital asset and blockchain strategy. Previously, Duncan was a Senior Investment Manager at abrdn. He is an independent board member of Hedera Hashgraph LLC and an advisor to Web3 companies. A University of Strathclyde graduate with a BA (Hons) in Economics, he is also a CFA and CAIA charterholder.

Ms. Edel Bashir, 46, has been the Chief Operating Officer of the Sponsor since March 1, 2025, with over 20 years of experience in asset management. Previously, Edel was the COO of Multi Asset and Alternative Investment Solutions, COO of Alternatives and a Senior Investment Manager at abrdn. Her expertise includes operation strategy, portfolio management, and hedge fund research. A graduate of University of College Cork, Ireland with a BSc in Finance, she has held senior roles across Bermuda, Dublin and Boston.

Mr. Andres Valencia, 37, is the Executive Vice President of Investment Management at the Sponsor and a member of the Executive Committee. Before Andres joined in June 2021, he was a VP of Operations at JPMorgan as part of the Beta Strategies Group and helped launch and build the company’s ETF business. Andres has over ten years of experience managing ETFs. Andres started his career in Asset Servicing at Bank of New York Mellon covering commodity and currency ETFs.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will also keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is September 30, 2025. The Sponsor may select an alternate fiscal year.

GOVERNING LAW; CONSENT TO MARYLAND JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Maryland. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Maryland and any federal courts located in Maryland. Such consent is not required for any person to assert a claim of Maryland jurisdiction over the Sponsor or the Trust.

However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

LEGAL MATTERS

Certain legal matters with respect to Maryland law with respect to the validity of the offered securities have been passed upon for the Trust by Venable LLP. Dechert LLP has passed upon matters of tax law for the Trust with respect to the Shares being offered and Dechert LLP has advised the Sponsor with respect to the Shares to be offered. An opinion of each counsel are filed as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Trust will be included herein in reliance on the report of Cohen & Company, Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OTHER MATERIAL CONTRACTS

Support Services Agreement

Pursuant to the terms of the Support Services Agreement, among other things, (i) the Sponsor has agreed to provide services related to the launch, listing and ongoing operation of the Trust, including the preparation of all registration statements, prospectuses and marketing materials for the Trusts, the coordination, completion and submission of all filings or submissions to the SEC and any national securities exchange on which the ETPs’ securities are to be listed, and all other services related to operational matters in connection with the Trust’s launch, and (ii) the Service Provider has agreed to provide certain research, data, operational support and marketing services to the Trust, and to use reasonable best efforts to feature the Trust on distribution platforms with which the Service Provider maintains relationships, including those platforms on which ETPs sponsored by the Service Provider are distributed as of the date of the Support Services Agreement, and such other distribution platforms as the Service Provider may deem appropriate in its sole discretion. For example, the Service Provider’s marketing duties may include facilitating meetings between the Sponsor and the Service Provider’s existing contacts for the provision of marketing, distribution and sales services to the Trust, consulting the Trust on the development and execution of ongoing sales and marketing strategy and pursuing the Dogecoin Foundation’s public endorsement of the Trust. In addition, the Sponsor and House of Doge have (i) agreed to collaborate with respect to certain marketing services and (ii) granted licenses to the other party to use certain of such other party’s intellectual property marks in connection with the marketing and promotion of the Trust and the other services agreed to be provided pursuant to the Support Services Agreement. In connection with the Support Services Agreement, each of the Service Provider and 21Shares US LLC has agreed to purchase from the Trust $1,500,000 of common shares of beneficial interest.

Under the Support Services Agreement, the Sponsor and the Service Provider have agreed that each party shall not be liable or responsible for, and each party shall indemnify, defend, and hold the other party and its affiliates and their respective officers, members, partners, employees, agents, directors, successors and assigns free and harmless from and against, any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees, and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) that any party or its affiliates may incur arising out of, based upon or related to the Support Services Agreement, as a result of (i) the breach of the Support Services Agreement by a party, including, but not limited to, Section 2(d) thereof, (ii) any violation of applicable laws, rules, or regulations by the Indemnifying Party (or its Affiliates and agents), (iii) a claim that a party’s use of any licensed mark, as permitted under the Support Services Agreement, infringes, misappropriates, or otherwise violates the rights of any third party, or (iv) the willful misconduct, misfeasance, fraud, bad faith or gross negligence of a party or its Affiliates, including, for the avoidance of doubt, of any defamatory, disparaging remarks, comments, or statements in any public forum by a party or its affiliates concerning the non-disparaging party or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other affiliated or associated third parties.

Cash Custody Agreement

The Trust has entered into a cash custody agreement (“Cash Custody Agreement”) with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (in such capacity, the “Cash Custodian”). The Cash Custodian has agreed to provide its services under the Cash Custody Agreement until terminated in accordance with the provisions of the Cash Custody Agreement. Either the Cash Custodian or the Trust may terminate the Cash Custody Agreement with respect to one or more series of the Trust by giving written notice to the counterparty as set forth in the Cash Custody Agreement.

The fees of the Cash Custodian are paid by the Trust. In addition, the Trust shall reimburse the Cash Custodian for any out-of-pocket and incidental expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.

The Cash Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs taking into account the prevailing rules, practices, procedures and circumstances in the relevant market (“Standard of Care”). Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, costs, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care.

The Cash Custody Agreement is governed by the laws of the state of New York.

Fund Administration and Accounting Agreement

Under the Fund Administration and Accounting Agreement, the Administrator has agreed to provide its services for an initial term of three years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Fund Administration and Accounting Agreement. In addition, the Administrator may terminate its services for certain material breaches of the Fund Administration and Accounting Agreement.

Pursuant to the Fund Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and compute expense ratios, maintaining expense files and coordinating the payment of Trust approved invoices; (ii) calculating Trust approved income and per share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit; (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis; and (vi) preparing financial statements for the Trust.

The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creation and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Sponsor, or if such quotes are unavailable, then obtaining such prices from the Sponsor, and in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Sponsor.

The responsibilities of the Administrator also include providing financial reporting services for the Trust, including (i) preparing financial statements for the Trust; (ii) preparing periodic shareholder reports for the Trust; and (iii) preparing, circulating and maintaining the Trust’s financial reporting production calendar.

The responsibilities of the Administrator also include providing tax services for the Trust, including preparing annual grantor trust tax reporting statements for the Trust’s review and approval.

In addition, the Administrator shall provide, at its expense, office space, facilities, equipment and personnel required to provide such services. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.

The fees of the Administrator are paid by the Trust. In addition, the Trust shall reimburse Administrator for reasonably and documented out-of-pocket expenses as are incurred by the Administrator in performing its duties under the Fund Administration and Accounting Agreement.

The Administrator shall exercise the standard of care and diligence that a professional service provider would observe in the provision of the services rendered pursuant to this Agreement. Except as otherwise provided in the Fund Administration and Accounting Agreement, the Administrator and any affiliate of the Administrator shall not be liable for any costs, expenses, losses, charges, damages, liabilities or claims, including reasonable and documented attorney’s and accountants’ fees (collectively, “Losses”) incurred by or asserted against the Trust, except those Losses arising out of the Administrator’s own gross negligence, bad faith or willful misconduct. In addition, the Administrator shall not be liable for any Losses for delays caused by circumstances beyond the reasonable control of the Administrator or any agent of the Administrator and which adversely affect the performance by the Administrator of its obligations and duties under the Fund Administration and Accounting Agreement or by any other agent of the. Upon the occurrence of any such delay or failure, the Administrator shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances.

The Trust will indemnify the Administrator and any affiliate of the Administrator (“Indemnitees”), and the Indemnitees will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Fund Administration and Accounting Agreement; provided however, that the Trust shall not indemnify any Indemnitee for any losses arising out of the Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Fund Administration and Accounting Agreement.

Transfer Agency and Services Agreement

Pursuant to the Transfer Agency and Services Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of purchases and redemption of Creation Baskets; (ii) preparing and transmitting by means of DTC’s book entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintaining a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.

The Transfer Agency and Services Agreement will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.

Custodial Services Agreements

The Coinbase Custodian, the Anchorage Custodian and the BitGo Custodian serve as the Dogecoin Custodians for the Trust and holds all of the Trust’s Dogecoin on the Trust’s behalf.

The Dogecoin Custodians keeps custody of all the Trust’s Dogecoin, other than which is maintained in the Trading Balance with the Prime Broker, in the Cold Vault Balance. The Dogecoin Custodians keep a substantial portion of the private keys associated with the Trust’s Dogecoin in “cold storage” or similarly secure technology. Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s Dogecoin is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. While the Dogecoin Custodians will generally keep a substantial portion of the Trust’s Dogecoin in cold storage on an ongoing basis, it is possible that, from time to time, portions of the Trust’s Dogecoin will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell Dogecoin including to pay Trust expenses, or to pay the Sponsor Fee, as necessary. The Trust’s Dogecoin held in the Cold Vault Balance by the Dogecoin Custodians are held in segregated wallets and therefore are not commingled with the Dogecoin Custodians’ or other customer assets.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The Dogecoin Custodians may receive deposits of Dogecoin but may not send Dogecoin without use of the corresponding private keys. To send Dogecoin when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the Dogecoin Custodians can upload the fully signed transaction to an online network and transfer the Dogecoin. Such private keys are stored in cold storage facilities within the United States and Europe, exact locations of which are not disclosed for security reasons. A limited number of employees at the Dogecoin Custodians are involved in private key management operations, and the Dogecoin Custodians have represented that no single individual has access to their respective full private keys.

The Dogecoin Custodians’ internal audit teams perform periodic internal audits over custody operations, and the Dogecoin Custodians have represented that Systems and Organizational Control (“SOC”) attestations covering private key management controls are also performed on the Dogecoin Custodians by external providers.

The Dogecoin Custodians maintain commercial crime insurance policies, which are intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by each the Dogecoin Custodians are shared among all of such Dogecoin Custodian’s customers, is not specific to the Trust or to customers holding Dogecoin with such Dogecoin Custodian and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

Dogecoin held in the Trust’s accounts with the Dogecoin Custodians are the property of the Trust. The Trust, the Sponsor and the service providers will not loan or pledge the Trust’s assets nor will the Trust’s assets serve as collateral for any loan or similar arrangement. The Trust will not utilize leverage, derivatives, or any similar arrangements in seeking to meet its investment objective.

In the event of a fork, the Custodial Services Agreements provide that the Dogecoin Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the Dogecoin Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements further provides that, other than as set forth therein, and provided that the Dogecoin Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event, the Dogecoin Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Dogecoin Network or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements further provide that, unless specifically communicated by a Dogecoin Custodian or its affiliates through a written public statement on their website, such Dogecoin Custodian shall not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with Dogecoin.

Under the Trust Agreement, the Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement.

With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.

Under each of the Custodial Services Agreements, the Dogecoin Custodians’ liability is limited. With respect to the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is limited as follows: (i) other than with respect to claims and losses arising from spot trading of Dogecoin, or fraud or willful misconduct, and the Mutually Capped Liabilities, the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) the greater of (x) $100 million and (y) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability, and (B) the value of the affected Dogecoin or cash giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of the Coinbase Custodian’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Coinbase Custodian’s violation of any law, rule or regulation with respect to the provision of its services, the Coinbase Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability; and (iv) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s Dogecoin or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodian may be insufficient to cover its liabilities to the Trust.

With respect to the BitGo Custodial Services Agreement, the BitGo Custodian and its affiliates, including their officers, directors, agents, and employees, are not liable for any lost profits, special, incidental, indirect, intangible, or consequential damages resulting from authorized or unauthorized use of the Trust or Sponsor’s site or services. This includes damages arising from any contract, tort, negligence, strict liability, or other legal grounds, even if the BitGo Custodian was previously advised of, knew, or should have known about the possibility of such damages. However, this exclusion of liability does not extend to cases of the BitGo Custodian’s fraud, willful misconduct, or gross negligence. In situations of gross negligence, the BitGo Custodian’s liability is specifically limited to the value of the digital assets or fiat currency that were affected by the negligence. Additionally, the total liability of the BitGo Custodian for direct damages is capped at the fees paid or payable to them under the relevant agreement during the twelve-month period immediately preceding the first incident that caused the liability.

With respect to the Anchorage Custody Agreement, except for the Anchorage Custodian’s bad acts, confidentiality obligations under the Anchorage Custody Agreement, indemnification obligations under Anchorage Custody Agreement, or obligations with respect to rights to or limits on use under the Anchorage Custody Agreement, Anchorage is not liable for any losses, whether in contract, tort or otherwise, for any amount in excess of fees paid by the Trust in the twelve (12) months prior to when the liability arises. Moreover, the Anchorage Custodian is not liable for (i) losses which arise from its compliance with applicable laws, including sanctions laws administered by the OFAC of the U.S. Treasury Department; or (ii) special, indirect or consequential damages, or lost profits or loss of business arising in connection with the Anchorage Custody Agreement. In addition, the Anchorage Custodian is not liable for any losses which arise as a result of the non-return of digital assets that the Trust has delegated to the Anchorage Custodian or a third party for on-chain services, such as staking, voting, vesting, and signaling, unless such losses occur as a result of the Anchorage Custodian’s fraud or intentional misconduct.

The Dogecoin Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of services to the extent they are not directly due to a cause or condition beyond the reasonable control of the Dogecoin Custodians. Under each of the Custodial Services Agreements, except in the case of its negligence, fraud, material violation of applicable law or willful misconduct, the Dogecoin Custodians shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the Dogecoin Custodians fail to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.

The Coinbase Custodian may terminate the Coinbase Custodial Services Agreement for any reason upon providing the applicable notice to the Trust, or immediately for Cause (as defined in the Custodial Services Agreement), including for, among others, if the Trust: materially breaches the Prime Broker Agreement and such breach remains uncured for a specified period of time, or if the Trust undergoes a bankruptcy event. The Anchorage Custodian may terminate the Anchorage Custodial Services Agreement upon a material breach which is not cured within thirty (30) days after receipt by the Trust or Sponsor of written notice from the Anchorage Custodian of such breach. The Anchorage Custodian and the Trust may terminate the Anchorage Custodial Services Agreement in the following cases: (i) either party reasonably determines, following written advice of properly qualified counsel, that any part of the Services is or is likely to become in violation of applicable Laws or raises material regulatory, risk, or reputational issues; (ii) either Party has acted fraudulently or made a willful misrepresentation; (iii) the other Party files bankruptcy or is declared insolvent, or has an administrative or other receiver, manager, trustee, liquidator, administrator, or similar officer appointed over all or any substantial part of its assets; or (iv) the other Party enters into or proposes any composition or arrangement with its creditors generally; or (v) the other Party materially violates the confidentiality provisions of the Anchorage Custodial Services Agreement.

The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis, including in connection with the settlement of creation and redemption transactions. The Trust’s cash and cash equivalents will be held at its account at the Cash Custodian, pursuant to the Cash Custody Agreement.

The Sponsor may, in its sole discretion, add or terminate Dogecoin custodians at any time. The Sponsor may, in its sole discretion, change the Dogecoin Custodians for the Trust’s Dogecoin holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such Dogecoin custodians. Should the Sponsor choose to terminate a Dogecoin Custodian, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Marketing Agent Agreement

Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Creation Baskets of the Trust; (ii) maintaining copies of confirmations of Creation Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Sponsor; (iii) making available copies of the Prospectus to Authorized Participants who have purchased Creation Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for Prospectuses are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent.

The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such Prospectus or any such advertising materials or sales literature.

Benchmark Licensing Agreement

Pursuant to the Benchmark Licensing Agreement, the Benchmark Provider provides each of the Sponsor, the Trust, and their affiliates a non-exclusive, non-transferable, non-sub-licensable, perpetual, worldwide, license to access, view and use the Index Data to develop, create, calculate, settle, maintain or support and market the Trust. Such license will have a one-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder, and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder. The discussion represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP, however, is not binding on the United States Internal Revenue Service (the “IRS”) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

●	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. In the opinion of Dechert LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification).

In the opinion of Dechert LLP, although not free from doubt due to the lack of directly governing authority, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification). The Trust intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a grantor trust. Because the treatment of staking in a grantor trust is still developing, there remains a risk of adverse regulatory or legal determinations that could affect the tax treatment of the Trust as a grantor trust or affect the Trust’s operations. The opinion of Dechert LLP is based on various assumptions and representations relating to the Trust’s organization, operation, assets, activities, and income, including that all such assumptions representations on which the opinion is based and all other factual information set forth in the relevant documents, records, and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s organizational documents and this offering. The opinion of Dechert LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any, and as if it directly incurred its respective pro rata share of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket, the delivery of Dogecoin to the Trust in exchange for a pro rata share of the underlying Dogecoin represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the Dogecoin held in the Trust will be the same as its tax basis and holding period for the Dogecoin delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying Dogecoin related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies Dogecoin as “property” that is not currency for U.S. federal income tax purposes and clarifies that Dogecoin can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of Dogecoin. Because Dogecoin is a new technological innovation, the U.S. federal income tax treatment of Dogecoin or transactions relating to investments in Dogecoin may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving Dogecoin. In addition, the IRS and U.S. Treasury Department have issued final regulations regarding the tax information reporting obligations for certain digital asset transactions. While the U.S. federal government has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in Dogecoin or in transactions relating to investments in Dogecoin is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

The Trust will use Dogecoin to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such Dogecoin. Although the Trust generally does not intend to sell Dogecoin, it may do so in connection with cash redemption transactions, or if necessary to pay certain expenses that must be paid in cash. If the Trust sells Dogecoin (for example to generate cash to pay fees or expenses) or is treated as selling Dogecoin (for example by using Dogecoin to pay fees or expenses) for purposes other than funding a cash redemption, a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the Dogecoin that was sold. A Shareholder’s tax basis for its share of any Dogecoin sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the Dogecoin held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the Dogecoin remaining in the Trust should be equal to its tax basis for its share of the total amount of the Dogecoin held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the Dogecoin that was sold or treated as sold.

Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the pro rata share of the Dogecoin held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the Dogecoin held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling Dogecoin ) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the Dogecoin that was sold and otherwise will be short-term capital gain or loss.

The Trust’s sales of Dogecoin to fund cash redemptions are expected to result in gains or losses with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the Dogecoin and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the Dogecoin held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.

An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying Dogecoin represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the Dogecoin received in the redemption generally will be the same as the Shareholder’s tax basis for the pro rata share of the Dogecoin held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period for the Dogecoin received generally will include the period during which the Shareholder held the Shares being redeemed. A subsequent sale of the Dogecoin received by the Shareholder generally will be a taxable event.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the Dogecoin held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the Dogecoin held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption, that is treated as the basis of the Dogecoin received by the Shareholder in the redemption.

The Trust intends to disclaim any digital assets created by a fork of the Dogecoin Blockchain. Although in certain circumstances the Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Sponsor will do so. Therefore, if a fork of the Dogecoin Blockchain results in holders of Dogecoin receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.

If a hard fork occurs in the Dogecoin Blockchain and the Trust claims the new forked asset, the Trust could hold both the original Dogecoin and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of a digital asset is a taxable event giving rise to ordinary income equal to the value of the new digital asset. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the Dogecoin Custodians to distribute the new forked asset in-kind to the Sponsor, as agent for the Shareholders, and the Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of current IRS guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income. If the Trust were to receive the economic benefit of an airdrop, therefore, it would have similar tax consequences to those described above for a hard fork. The Trust intends to disclaim any digital assets received in an airdrop offered to holders of Dogecoin. Therefore, if an airdrop results in holders of Dogecoin receiving a new digital asset of value, the Trust and the Shareholders will not participate in that value. If the Trust were to claim or receive the economic benefit of an airdrop, it may give rise to additional tax liabilities for Shareholders.

3.8% Medicare Tax on Net Investment Income

Certain U.S. Shareholders who are individuals are required to pay a 3.8% Medicare tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of Dogecoin by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions for tax years beginning before January 1, 2026.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares.

United States Information Reporting and Backup Withholding; Tax Return Reporting for Digital Assets

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in Dogecoin held by the Trust.

Taxation for Shareholders in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including IRAs and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying Dogecoin held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, the Dogecoin Custodians or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying Dogecoin held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust, the Sponsor or the Service Provider has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

The Trust expects to use the following sales material it has prepared:

●	the Sponsor’s website, www.21shares.com; and

●	the Trust Fact Sheet found on the Sponsor’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Sponsor’s website, which is www.21shares.com. The Sponsor’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.

The reports and other information are available online at www.sec.gov.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at https://21shares.com/en-US/privacy-policy. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

21Shares Dogecoin ETF

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor and Shareholder of
21Shares Dogecoin ETF

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of 21Shares Dogecoin ETF (the “Trust”) as of September 17, 2025, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as of September 17, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement and confirmation of cash owned as of September 17, 2025, by correspondence with the custodian. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Trust’s auditor since 2025.

COHEN & COMPANY, LTD.
Towson, Maryland
October 17, 2025

21Shares Dogecoin ETF

Statement of Assets and Liabilities
At September 17, 2025
(Amounts in USD)

Assets
Cash	$100
Total assets	$100

Liabilities
Total liabilities	$—
Commitments and contingent liabilities (Note 6)
Net Assets	$100
Shares issued and outstanding, no-par value, unlimited amount authorized	2
Net asset value per share	$50

The accompanying notes are an integral part of the Financial Statement.

21Shares Dogecoin ETF
Notes to Financial Statement

1	Organization

The 21Shares Dogecoin ETF (the “Trust”) is a Maryland statutory trust, formed on April 1, 2025, pursuant to the Maryland Statutory Trust Act (“MSTA”). The Trust was initially registered with the name of Jura Pentium Trust 10. The Trust changed its name from Jura Pentium Trust 10 to 21Shares Dogecoin ETF on April 7, 2025. The Trust operates pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). Wilmington Trust, N.A., a Maryland trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by 21Shares US LLC (the “Sponsor”). The Sponsor is a limited liability company formed in the state of Delaware on June 16, 2021, and is a wholly owned subsidiary of Jura Pentium Inc., whose ultimate parent company is 21co Holdings Limited (formerly known as Amun Holdings Limited). Coinbase Custody Trust Company, LLC (“Coinbase”), and BitGo New York Trust Company, LLC (“BitGo”), (together Coinbase and BitGo, as the context may require, the “Custodian”, “Custodians” and each a “Custodian”) are the custodians for the Trust and hold all of the Trust’s dogecoin on the Trust’s behalf. The transfer agent (the “Transfer Agent”), the administrator for the Trust (the “Administrator”), and the cash custodian (the “Cash Custodian”), is Bank of New York Mellon.

The Trust is an exchange-traded fund (“ETF”) that issues units of beneficial interest (the “Shares”) representing fractional undivided beneficial interests in its net assets that trade on the Nasdaq, Inc. (the “Exchange”). The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under a ticker symbol “TDOG”.

The Trust’s investment objective is to seek to track the performance of dogecoin as measured by the performance of the CF Dogecoin-Dollar US Settlement Price Index (the “Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities. CF Benchmarks Ltd. is the administrator for the Pricing Benchmark (the “Benchmark Provider”). The Pricing Benchmark is designed to reflect the performance of dogecoin in U.S. dollars. In seeking to achieve its investment objective, the Trust will hold dogecoin at its Custodian and will value its Shares daily based on the Pricing Benchmark.

The Trust is an “emerging growth company” as that term is used in the Securities Act of 1933, as amended (the “Securities Act”), and, as such, the Trust may elect to comply with certain reduced public company reporting requirements.

On September 17, 2025, the Sponsor, in its capacity as Seed Capital Investor, subject to conditions, purchased the initial Seed Creation Baskets comprising 2 Shares at a per-Share price of $50.00, as described in “Seed Capital Investor.” Total proceeds to the Trust from the sale of these Initial Seed Shares were $100. Delivery of the Seed Shares was made on September 17, 2025.

The Trust had no operations other than the initial seed capital transaction.

2	Significant Accounting Policies

Basis of Accounting

The Financial Statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP” or “GAAP”).

The Trust qualifies as an investment company solely for accounting purposes and not for any other purpose and follows the accounting and reporting guidance under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services - Investment Companies, but is not registered, and is not required to be registered, as an investment company under the Investment Company Act of 1940, as amended. The Trust uses fair value as its method of accounting for dogecoin in accordance with its classification as an investment company for accounting purposes.

2	Significant Accounting Policies (cont.)

The preparation of the financial statements in conformity with US GAAP requires the Trust to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ materially from such estimates as additional information becomes available or actual amounts may become determinable. Should actual results differ from those previously recognized, the recorded estimates will be revised accordingly with the impact reflected in the operating results of the Trust in the reporting period in which they become known.

Cash

Cash includes non-interest bearing, non-restricted cash maintained with one financial institution that does not exceed U.S. federally insured limits.

Investment Valuation

US GAAP defines fair value as the price the Trust would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Trust’s policy is to value investments held at fair value.

The Trust identifies and determines the dogecoin principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of the fair value measurement framework in FASB ASC 820 – Fair Value Measurement. A principal market is the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed. The Trust obtains relevant volume and level of activity information and based on initial analysis will select an exchange market as the Trust’s principal market. The net asset value (“NAV”) and NAV per Share will be calculated using the fair value of dogecoin based on the price provided by this exchange market, as of 4:00 p.m. ET on the measurement date for GAAP purposes. The Trust will update its principal market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Trust’s determination of the principal market.

Various inputs are used in determining the fair value of assets and liabilities. Inputs may be based on independent market data (“observable inputs”), or they may be internally developed (“unobservable inputs”). These inputs are categorized into a disclosure hierarchy consisting of three broad levels for financial reporting purposes. The level of a value determined for an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not considered to be active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3: Unobservable inputs, including the Trust’s assumptions used in determining the fair value of investments, where there is little or no market activity for the asset or liability at the measurement date.

2	Significant Accounting Policies (cont.)

Investment Transactions

The Trust considers investment transactions to be the receipt of dogecoin for Share creations and the delivery of dogecoin for Share redemptions or for payment of expenses in dogecoin. The Trust records its investments transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using the specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in dogecoin.

Calculation of NAV and NAV per Share

On each day other than when the Exchange is closed for regular trading (a “Business Day”), as soon as practicable after 4:00 p.m. (Eastern Time), the NAV of the Trust is obtained by subtracting all accrued fees, expenses and other liabilities of the Trust from the fair value of the dogecoin and other assets held by the Trust using the pricing benchmark price. The Trustee computes the NAV per Share by dividing the NAV of the Trust by the number of Shares outstanding on the date the computation is made.

Federal Income Taxes

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes. Although not free from doubt due to the lack of directly governing authority, if the Trust operates as expected, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes and the Trust itself should not be subject to U.S. federal income tax. Each beneficial owner of Shares will be treated as directly owning its pro rata Share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “pass through” to each beneficial owner of Shares. If the Trust sells dogecoin (for example, to pay fees or expenses), such a sale is a taxable event to Shareholders. Upon a Shareholder’s sale of its Shares, the Shareholder will be treated as having sold the pro rata share of the dogecoin held in the Trust at the time of the sale and may recognize gain or loss on such sale.

The Sponsor has reviewed the tax positions as of September 17, 2025, and has determined that no provision for income tax is required in the Trust’s financial statements.

Segment Reporting

The Trust operates in one segment. The segment derives its revenues from Trust investments made in accordance with the defined investment strategy of the Trust, as prescribed in the Trust’s prospectus. The Chief Operating Decision Maker (“CODM”) is the Sponsor. The Sponsor monitors the operating results of the Trust. The financial information that the Sponsor leverages to assess the segment’s performance and to make decisions for the Trust’s single segment is consistent with the financial information that is presented within the Trust’s financial statement. Segment assets are reflected on the accompanying Statement of Assets and Liabilities as Total assets.

3	Share Capital

On September 17, 2025, the Trust made a sale to the Sponsor, the Seed Capital Investor, of 2 shares of common stock for $100 ($50.00 net asset value per share). The $100 is held at Bank of New York Mellon, the Cash Custodian and the shares have been recorded by the Transfer Agent. The Seed Capital Investor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the initial seed investment.

The Trust creates and redeems Shares at the NAV of date of the creation and redemption on a continuous basis but only in Creation Baskets consisting of Shares or multiples thereof. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Administrator, can place orders. The Trust engages in dogecoin transactions for converting cash into dogecoin (in association with purchase orders) and dogecoin into cash (in association with redemption orders). The Trust conducts its dogecoin purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, a “dogecoin Trading Counterparty”), who are not registered broker-dealers pursuant to written agreements between such dogecoin Trading

Counterparties and the Trust, or choosing to trade through the Prime Broker acting in an agency capacity with third parties through its Coinbase Prime service pursuant to the Prime Broker Agreement. A dogecoin Trading Counterparty may be an affiliate of an Authorized Participant.

The Authorized Participants deliver cash or on an in-kind basis to create Shares and receive cash or in-kind assets when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver, or receive dogecoin as part of the creation or redemption process or otherwise direct the Trust or a third-party with respect to purchasing, holding, delivering, or receiving dogecoin as part of the creation or redemption process.

The Trust creates Shares by receiving dogecoin from a third-party that is not an Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third-party to deliver the dogecoin. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the dogecoin to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the dogecoin to the Trust. The Trust redeems Shares by delivering dogecoin to a third-party that is not the Authorized Participant and the Trust—not the Authorized Participant—is responsible for selecting the third-party to receive the dogecoin. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the dogecoin from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the dogecoin from the Trust. The third-party is unaffiliated with the Trust and the Sponsor.

4	Trust Expenses

The Trust pays the unitary Sponsor fee of the Trust’s dogecoin holdings. The Sponsor fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Sponsor fee accrues daily and is payable in dogecoin bi-weekly in arrears. The Administrator calculates the Sponsor fee on a daily basis by applying an annualized rate to the Trust’s total dogecoin holdings, and the amount of dogecoin payable in respect of each daily accrual is determined by reference to the Pricing Benchmark. The Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Sponsor fee.

Operating expenses assumed by the Sponsor include (i) fees and other payments to the Service Provider (the “Service Provider Fees”), (ii) the fee payable to the marketing agent for services it provides to the Trust (the “Marketing Fee”), (iii) fees to the Administrator, if any, (iv) fees to the dogecoin Custodians, (v) fees to the Transfer Agent, (vi) fees to the Trustee, (vii) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange Act, (xi) printing and mailing costs, (xii) costs of maintaining the Sponsor’s website and (xiii) applicable license fees (each, a “Sponsor-paid Expense,” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Sponsor’s website.

4	Trust Expenses (cont.)

The Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the dogecoin Custodian, Administrator or other agents, service providers or counter-parties of the Trust, the fees and expenses related to the listing, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be re-designated as an Additional Trust Expense if, among other reasons, the Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust. The Trust shall not be responsible for paying any fees or expenses associated with the transfer of dogecoin as needed to pay the Sponsor Fee or Additional Trust Expenses.

To the extent that the Sponsor does not voluntarily assume expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and offering. The Trust is not obligated to repay any such costs related to the Trust’s organization and offering paid by the Sponsor.

5	Related Parties

The Sponsor is a related party to the Trust. The Trust’s operations are supported by its Sponsor, who is in turn supported by its parent company and affiliated companies and external service providers.

As of September 17, 2025, the Sponsor owned 2 Shares of the Trust.

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange.

6	Commitments and Contingent Liabilities

In the normal course of business, the Trust may enter into contracts that contain a variety of general indemnification clauses. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust which have not yet occurred and cannot be predicted with any certainty. However, the Sponsor believes the risk of loss under these arrangements to be remote.

7	Subsequent Events

On October 15, 2025, the Sponsor redeemed the 2 shares of common stock for $100.

Other than the above, the Trust has evaluated all subsequent events through the issuance of the financial statement and has noted no such events requiring adjustment or additional disclosure in the financial statement.

APPENDIX A

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following terms have the meanings set forth after such term:

“1933 Act”: The Securities Act of 1933, as amended.

“1940 Act”: Investment Company Act of 1940, as amended.

“2022 Events”: Collectively, a reference to the following events: In the first half of 2022, Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declaring bankruptcy; In November 2022, FTX halted customer withdrawals after corroborated rumors involving liquidity issues and likely insolvency; the resignation of FTX’s CEO and many of its affiliates filing for bankruptcy in the United States and abroad following which the U.S. Department of Justice brought criminal fraud and other charges; the SEC and CFTC bringing civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges; and, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Gensis Global Capital, LLC.

“21Shares Group”: The broader structure of 21Shares AG and its affiliates.

“abrdn”: abrdn plc, a global investment company.

“Accepted Asset” A digital asset that is a fully reserve backed digital token, commonly referred to as a “stablecoin”, that seeks to peg its value to that of the quote asset, where the issuer operates a 1:1 redemption facility and solely holds reserve assets that are in line with the prevailing regulations enforced for government security money market funds in major jurisdictions such as the United States, United Kingdom and the European Union.

“Additional Trust Expenses”: Certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, which the Sponsor does not assume, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the Dogecoin Custodians, Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the listing, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

“Administrator”: The Bank of New York Mellon.

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Anchorage Custodial Services Agreement”: The custodial services agreement with the Anchorage Custodian.

“Anchorage Custodian”: Anchorage Digital Bank N.A.

“API”: Application Programming Interface.

“Article 8”: Article 8 of the New York Uniform Commercial Code.

“ASC”: Accounting Standards Codification.

“ASC 820-10”: Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures.

“Authorized Amount”: An amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust.

“Authorized Participant”: One that purchases or redeems Baskets from or to the Trust.

“Available Balance”: The then-current amount available to the Trust to place orders.

“Basket”: A block of 10,000 Shares used by the Trust to issue or redeem Shares.

“Basket Deposit”: The total deposit required to create each Basket.

“Benchmark Licensing Agreement”: The licensing agreement by and between the Sponsor and the Benchmark Provider to use the Pricing Benchmark.

“Benchmark Provider”: CF Benchmarks Ltd.

“BMR”: The UK Benchmarks Regulation.

“BSA”: The U.S. Bank Secrecy Act.

“Binance”: Binance Holdings Ltd.

“Binance Complaint”: A suit brought by the SEC in Securities and Exchange Commission v. Binance Holdings Ltd, et al alleging that Binance had solicited U.S. Investors to buy, sell and trade “crypto asset securities” through their unregistered trading platform and operated unregistered securities exchanges, brokerages and clearing agencies.

“BitGo Custodial Services Agreement”: The custodial services agreement with the BitGo Custodian.

“BitGo Custodian”: BitGo Bank & Trust, N.A.

“Business Day”: Any day other than a day when the Exchange or the New York Stock Exchange is closed for regular trading.

“Cash Custodian”: The Bank of New York Mellon.

“Cash Custody Agreement”: An agreement entered into with the Trust and the Cash Custodian stating that the Cash Custodian will establish and maintain cash account(s) for the trust, and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

“CBDC”: Central Bank Digital Currencies.

“CDS”: Cross-Domain Security.

“CEA”: Commodity Exchange Act of 1936, as amended.

“CF Member”: A member of the CME CF Oversight Committee who is a representative of CF Benchmarks Ltd.

“CFPB”: The Consumer Financial Protection Bureau.

“CFTC”: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

“CME”: Chicago Mercantile Exchange.

“CME Member”: A member of the CME CF Oversight Committee who is a representative of CME.

“CME CF Oversight Committee”: The governing oversight body of the Pricing Benchmark.

“Code”: Internal Revenue Code of 1986, as amended.

“Coinbase Custodian”: Coinbase Custody Trust Company, LLC.

“Coinbase Dogecoin Futures Market”: The CFTC regulated Dogecoin futures market on the Coinbase Derivatives, LLC platform.

“Coinbase Insureds”: Coinbase Global and its subsidiaries.

“Coinbase Global”: Coinbase Global, Inc.

“Cold Vault Balance”: The substantial portion of the private keys associated with the Trust’s Dogecoin kept by the Dogecoin Custodians in “cold storage” or similarly secure technology.

“Connected Trading Venue”: Third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker).

“Constituent Exchanges”: An aggregation of executed trade flow of major Dogecoin trading platforms.

“Creation Basket Deposit”: The total deposit required to create each Basket.

“Custody Rule”: Rule 206(4)-2 under the Advisers Act.

“DeFi”: Decentralized financial services.

“DFPI”: California Department of Financial Protection and Innovation.

“Dogecoin Account”: An account that holds the Trust’s Dogecoin.

“Dogecoin Counterparty”: A designated third party who is not an Authorized Participant but who may be an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, with whom the Sponsor has entered into an agreement on behalf of the Trust, that will, acting as a counterparty, deliver, receive or convert to U.S. dollars the Dogecoin related to the Authorized Participant’s creation or redemption order.

“Dogecoin Custodians”: The Coinbase Custodian, the BitGo Custodian, the Anchorage Custodian and any other person from time to time engaged to provide custodian, security or related services to the Trust’s Dogecoin and cash assets pursuant to authority delegated by the Sponsor.

“Dogecoin Network”: A decentralized network of computers that operates on cryptographic protocols. The Dogecoin Network allows people to exchange tokens of value, called Dogecoin or “DOGE.”

“DOL”: U.S. Department of Labor.

“DTC”: The Depository Trust Company. DTC will act as the securities depository for the Shares.

“DTC Participant”: An entity that has an account with DTC.

“ECASH Act”: The Electronic Currency and Secure Hardware Act.

“ERISA”: Employee Retirement Income Security Act of 1974.

“Exchange”: The Nasdaq Stock Market LLC.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expenses”: Any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever.

“FASB”: Financial Accounting Standards Board.

“FDIC”: Federal Deposit Insurance Corporation.

“Financing Fee”: Interest rates on Trade Credits.

“FinCEN”: The Financial Crimes Enforcement Network.

“FINRA”: Financial Industry Regulatory Authority.

“FIT21”: Financial Innovation and Technology for the 21st Century Act.

“FTX”: FTX Trading Ltd.

“GAAP”: U.S. generally accepted accounting principles.

“Genesis”: Genesis Global Capital, LLC.

“HSMs”: Hardware Security Modules.

“IIV”: The intraday indicative value.

“Incidental Rights”: Rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of Dogecoin and arise without any action of the Trust, or of the Sponsor or Service Provider on behalf of the Trust.

“Indemnified Person”: The Trustee or any officer, affiliate, director, employee, or agent of the Trustee.

“Initial Seed Creation Baskets”: The initial seed creation baskets comprising of 60,000 Shares.

“Initial Seed Creation Investor”: 21Shares US LLC

“Indirect Participants”: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

“ISG”: Intermarket Surveillance Group.

“IRAs”: Individual retirement accounts.

“IRS”: U.S. Internal Revenue Service.

“IR Virtual Currency”: Virtual currency tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

“JOBS Act”: The Jumpstart Our Business Startups Act of 2012.

“KYT”: Know-Your-Transaction.

“Lender”: Coinbase Credit, Inc.

“Liquidating Trustee”: Such person as the majority in interest of the beneficial owners of the Trust may propose and approve that shall take full charge of the property of the Trust.

“Marketing Agent”: Foreside Global Services, LLC.

“Marketing Fee”: The fee payable to the Marketing Agent for services it provides to the Trust.

“McHenry Bill”: The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry which would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin.

“MPC”: Multi-Party Computation.

“MSTA”: Maryland Statutory Trust Act.

“Mutually Capped Liabilities”: In respect of the Coinbase Custodian’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of our relating to, among others, the Coinbase Custodian’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, or violation of any law, rule or regulation with respect to the provision of its services, the Coinbase Custodian’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Coinbase Custodian in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability.

“NAV”: Net asset value of the Trust.

“NAV per Share”: NAV per Share outstanding.

“NBMMs”: Non-bank market makers.

“NYDFS”: The New York State Department of Financial Services.

“OFAC”: The Office of Foreign Assets Control of the U.S. Treasury Department.

“OTC”: Over the counter.

“PB Mutually Capped Liabilities”: In respect of the Prime Broker’s obligations to indemnify the Trust and its affiliates against third-party claims and losses to the extent arising out of or relating to, among others, the Prime Broker’s gross negligence, violation of its confidentiality, data protection and/or information security obligations, violation of any law, rule or regulation with respect to the provision of its services, or the full amount of the Trust’s assets lost due to the insolvency of or security event at a Connected Trading Venue, the Prime Broker’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability.

“PCAOB”:  The Public Company Accounting Oversight Board.

“Plan Assets Regulation”: Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plans”: The Employee Retirement Income Security Act of 1974 and/or Section 4975 of the Code.

“Policies”: The Sponsor’s policies and procedures that have been implemented and are reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest.

“Post-Trade Financing Agreement”: An agreement with Coinbase Credit, Inc. pursuant to which the Trust may borrow Dogecoin or cash as trade credit the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance.

“Pricing Benchmark”: The performance of the CF Dogecoin-Dollar US Settlement Price Index, adjusted for the Trust’s expenses and other liabilities.

“Prime Broker”: Coinbase, Inc.

“Principal Market NAV”: Net asset value of the Trust determined on a GAAP basis.

“Principal Market NAV per Share”: Net asset value of the Trust per Share determined on a GAAP basis.

“Redemption Order Date”: The date a redemption order is received in satisfactory form by the Marketing Agent.

“Register”: The record of all Shareholders and holders of the Shares in certificated form kept by the Administrator.

“Relevant Coinbase Entities”: The Prime Broker and its parent, Coinbase Global, Inc. together with Coinbase Inc.

“Relevant Pair”: A market that facilitates the spot trading of the relevant digital asset against the corresponding digital asset or legal tender pair, including markets where the digital asset or legal tender pair is made fungible with Accepted Assets.

“Relevant Transaction”: Any digital asset base asset versus the quote digital asset spot trade that occurs during the TWAP Period on a Constituent Exchange in the Relevant Pair that is reported through its API to the Benchmark Provider.

“SEC”: The U.S. Securities and Exchange Commission.

“Selling Shareholder”: The Initial Seed Creation Investor in its capacity as a seller of some or all of the Shares pursuant to the registration statement of which this Prospectus forms a part.

“Service Provider”: House of Doge Inc., the corporate arm of the Dogecoin Foundation.

“Service Provider Fees”: The fees and other payments that the Sponsor has agreed to pay to the Service Provider.

“Settlement Deadline”: The Trust must generally repay Trade Credits by 6:00 PM E.T. on the Business Day immediately following the day the Trade Credit was extended by the Lender to the Trust (or, if such day is not a Business Day, on the next Business Day).

“Shares”: Common shares representing fractional undivided beneficial interests in the Trust.

“Shareholders”: Holders of Shares.

“SIPC”: Securities Investor Protection Corporation.

“SOC”: Systems and Organizational Control.

“Sponsor”: 21Shares US LLC, a Delaware limited liability company.

“Sponsor Fee”: The fees paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement.

“Sponsor Indemnified Party”: The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries.

“Sponsor-paid Expense(s)”: The Fees and other expenses incurred by the Trust in the ordinary course of its affairs, which the Sponsor assumes and pays, excluding taxes, but including (i) the Service Provider Fees, (ii) the Marketing Fee, (iii) fees to the Administrator, (iv) fees to the Dogecoin Custodians, (v) fees to the Transfer Agent, (vi) fees to the Trustee, (vii) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the 1933 Act or the Exchange Act  (xi) printing and mailing costs, (xii) costs of maintaining the Sponsor’s website and (xiii) applicable license fees, provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense.

“Standard of Care”: The standard of care and diligence applicable to the Cash Custodian under the Cash Custodian Agreement.

“Support Services Agreement”: The support services agreement entered into between the Sponsor and the Service Provider on April 4, 2025 pursuant to which the Service Provider has agreed to serve as the Trust’s service provider and provide assistance in the to the Trust and the Sponsor with certain functions and duties related to marketing, licensing, strategy, and related services.

“SVB”: Silicon Valley Bank.

“TPS”: Transactions per second.

“Trade Credit”: Dogecoin or cash the Trust may borrow from the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance.

“Trading Balance”: A trading balance maintained by the Prime Broker or a Dogecoin Counterparty where portions of the Trust’s Dogecoin temporarily may be held outside of cold storage, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets or to sell Dogecoin to pay Trust expenses.

“Trading Platform”: The Prime Broker’s execution platform.

“Transaction Parties”: The Sponsor, the Trustee, the Dogecoin Custodians or any of their respective affiliates.

“Transfer Agent”: The Bank of New York Mellon.

“Trust”: 21Shares Dogecoin ETF.

“Trust Agreement”: Amended and Restated Trust Agreement of 21Shares Dogecoin ETF.

“Trustee”: Wilmington Trust, N.A., a Maryland trust company.

“TWAP Period”: The 60 minutes leading up to 4:00 p.m. London time.

“U.S. Treasury Department”: U.S. Department of the Treasury.

“You”: The owner or holder of Shares.

21SHARES DOGECOIN ETF

SHARES

PROSPECTUS

January 9, 2025

Until 25 calendar days after the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.